SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Empire Energy Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement (if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          Class B Redeemable Voting Common Stock

     (2)  Aggregate number of securities to which transaction applies:
          6,000,000

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          $1.20

          (Amount represents estimated proceeds based on the purchase and sale agreement provisions applied to the September 30, 2000 book value of assets and liabilities in the proposed transaction.)

     (4)  Proposed maximum aggregate value of transaction:
          $7,200,000

     (5)  Total fee paid:
          $1,440

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form of schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              [EMPIRE ENERGY LOGO]
                               7500 COLLEGE BLVD.
                                   SUITE 1215
                           OVERLAND PARK, KANSAS 66210

_______________, 2001

Dear Stockholder:

     You are cordially invited to attend a special meeting of stockholders of Empire Energy Corporation to be held on _____________, 2001, at 1:30 p.m., local time, at our corporate headquarters, 7500 College Blvd., Suite 1215, Overland Park, Kansas 66210.

     At this important meeting, you will be asked to consider and to vote upon
1) a proposal to approve the the economic acquisition (herein "Acquisition" or "Merger") of Commonwealth Energy Corp. (herein "Commonwealth") by Empire Energy Corporation (herein "Empire") through a merger transaction that provides for Empire to acquire all of Commonwealth in exchange for its issuance of approximately 6,000,000 shares of Empire Class B Redeemable Voting Common Stock; and 2) the amendment and restatement of Empire's Articles of Incorporation providing forthe increase of its number of board of directors from five (5) to seven (7); and 3) the amendment and restatement of Empire's Articles of Incorporation providing for the authorization and issuance of 6,000,000 shares of a second class of stock, Class B Redeemable Common Voting Stock having a par value of $.0001 per share necessary to effect the Acquisition. In addition to these amendments to Empire's articles, Messrs. Lorne Torhjelm and Sieg Deckert will be appointed to Empire's Board of Directors. Empire will also form Empire Exchangeco, a wholly-owned Canadian subsidiary in order to effectuate the merger.

     We urge you to read the accompanying proxy statement which includes details about the proposed merger transaction and the amendment and restatement of our articles of incorporation and other important information about us, including pro forma financial information.

     Our board of directors has carefully reviewed and considered the terms and conditions of the proposed merger transaction as to the fairness of the consideration to be paid by Empire to Commonwealth shareholders from a financial point of view and, along with management, fully support this acquisition.

     The proposed merger transaction described in the accompanying proxy statement will be completed only if it is approved by a majority of the votes that are entitled to be cast by holders of shares of Common Stock, voting together as a class. Whether or not you plan to attend the meeting, we urge you to complete, sign, date and return the enclosed proxy card promptly in the accompanying postage-paid envelope. You may, of course, attend the meeting and vote in person, even if you have previously returned your proxy.

     OUR BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND THE AMENDMENT AND RESTATEMENT OF ITS ARTICLES OF INCORPORATIONS TO PROVIDE FOR THE TERMS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF the merger agreement and the amendment and restatement of articles of incorporation. The merger transaction represents an important step in our efforts to deliver value to our stockholders.


                                   Sincerely,

                                   /s/ Norman L. Peterson
                                   ----------------------
                                   Norman L. Peterson
                                   Chairman of the Board and
                                   Chief Executive Officer

[EMPIRE ENERGY LOGO]

7500 COLLEGE BLVD., SUITE 1215
OVERLAND PARK, KANSAS 66210

-----------------------------

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held ____________, 2001

     We will hold a special meeting of stockholders of Empire Energy Corporation (herein "Empire") on ______________, 2001 at 1:30 p.m., C.S.T., at our
headquarters, 7500 College Blvd., Suite 1215, Overland Park, Kansas 66210 for the following purpose:

     To consider and vote upon the following, 1) a proposal to approve the the economic acquisition (herein "Acquisition" or "Merger") of Commonwealth Energy Corp. (herein "Commonwealth") by Empire Energy Corporation (herein "Empire") through a merger transaction that provides for Empire to acquire all of Commonwealth in exchange for its issuance of approximately 6,000,000 shares of Empire Class B Redeemable Voting Common Stock; and 2) the amendment and restatement of Empire's Articles of Incorporation providing forthe increase of its number of board of directors from five (5) to seven (7); and 3) the amendment and restatement of Empire's Articles of Incorporation providing for the authorization and issuance of 6,000,000 shares of a second class of stock, Class B Redeemable Common Voting Stock having a par value of $.0001 per share necessary to effect the Acquisition. In addition to these amendments to Empire's articles, Messrs. Lorne Torhjelm and Sieg Deckert will be appointed to Empire's Board of Directors. Empire will also form Empire Exchangeco, a wholly-owned Canadian subsidiary in order to effectuate the merger.

     The Merger Agreement provides for Empire's acquisition of Commonwealth in exchange for approximately 6,000,000 shares of Empire Class B Redeemable Voting Common Stock. Following the merger, Empire's existing shareholders will own approximately 73% of the resulting merged company. A copy of the Merger Agreement is appended as Schedule A to the proxy statement that accompanies this notice.

     Only holders of record of our Common Stock at the close of business on January 9, 2001 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement of the meeting.

     We describe the proposal in more detail in the accompanying proxy statement, which you should read carefully before you vote. THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS. We urge you to date, sign and return the enclosed proxy promptly. We are enclosing a postage-paid reply envelope for your convenience. You are cordially invited to attend the meeting in person. The return of the enclosed proxy will not affect your right to vote if you attend the meeting in person.

     Under the Utah Revised Business Corporation Act ("URBCA"), the Empire shareholders have the right to dissent from approving the merger transaction (and the other matters that are subject to shareholder vote) by demanding payment in cash for their shares equal to the fair value (excluding any appreciation or depreciation in anticipation of the transaction unless exclusion would be inequitable) of such shares. In the event of disagreement between the parties (Empire and the dissenting shareholder) on fair value, fair value may be determined by the court in an action timely brought by the corporation.


                                        By Order of the Board of Directors,

                                        /s/ Norman L. Peterson
                                        ----------------------
                                        Norman L. Peterson
                                        Chief Executive Officer

                                        Dated:  ____________, 2001

                                 PROXY STATEMENT


     We are furnishing this proxy statement to the holders of shares of our Common Stock in connection with the solicitation of proxies by our board of directors for use at a special meeting of stockholders to be held on __________ 2001, at 1:30 p.m. C.S.T., at our corporate headquarters, 7500 College Blvd., Suite 1215, Overland Park, Kansas 66210 and at any adjournment or postponement of the meeting.

     All references in this proxy statement to "we," "us," "our" or "Empire" mean Empire Energy Corporation.

     The date of this proxy statement is _________ 2001. We are first mailing this proxy statement, the attached notice and the enclosed proxy card to stockholders on or about ________ 2001.


     The Securities and Exchange Commission (herein "SEC") has not in any way passed upon the merits of the transaction described herein and any representation to the contrary is an offense.

                                TABLE OF CONTENTS


PROXY SUMMARY .............................................................    1

   GLOSSARY OF CERTAIN TERMS ..............................................    7

GENERAL PROXY INFORMATION .................................................   10

   DATE, TIME AND  PLACE OF SPECIAL MEETING ...............................   10
   PROXY, REVOCABILITY OF PROXY ...........................................   10
   DISSENTERS' RIGHTS .....................................................   11
   SOLICITATION OF PROXIES AND EXPENSES ...................................   11
   INTEREST OF CERTAIN PERSONS IN MATTERES TO BE ACTED UPON ...............   13
   VOTING SHARES AND PRINCIPAL HOLDERS THEREOF ............................   13
   DIRECTORS AND EXECUTIVE OFFICERS .......................................   13
   COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS .......................   13
   INDEPENDENT PUBLIC ACCOUNTANTS .........................................   14
   COMPENSATION PLANS .....................................................   14
   AUTHORIZATION OR ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE ....   14
   MODIFICATION OR EXCHANGE OF SECURITIES .................................   15
   FINANCIAL AND OTHER INFORMATION ........................................   15

MATTERS TO BE ACTED UPON ..................................................   16

   1) MERGER WITH COMMONWEALTH ENERGY CORP. BY PLAN OF ARRANGEMENT ........   16
         A)  BUSINESS OF COMMONWEALTH .....................................   22
         B)  BUSINESS OF EMPIRE ...........................................   27
         C)  INCOME TAX CONSIDERATIONS ....................................   31
             U.S. Taxpayer Information ....................................   31
         D)  SECURITIES LAWS MATTERS ......................................   31
             U.S. Securities Law Information ..............................   31
         E)  PROCEDURE FOR THE ARRANGEMENT BECOMING EFFECTIVE .............   33
             Procedural Steps .............................................   33
             Court Approval ...............................................   33
             Timing .......................................................   34
             Merger and Related Agreements ................................   34
             Exchange of Share Certificates ...............................   35
         F)  RISK FACTORS AND ADDITIONAL INFORMATION ......................   35
         G)  POST-MERGER INFORMATION ABOUT EMPIRE .........................   38
             Directors and Officers of Empire .............................   38
             Other Information About Empire Management ....................   40
             Compensation of Empire Executives ............................   40
             Principal Holders of Empire Voting Securities after Merger ...   40
             Options and Warrants to Purchase Empire Common Shares ........   40
             Public and Insider Ownership .................................   42
             Legal Matters ................................................   42
             Share and Loan Capital Structure of Empire ...................   42
             Principal Holders of Empire Securities .......................   43
             Auditors, Transfer Agent, Dividends ..........................   43
             Other Material Facts .........................................   43
         H)  FAIRNESS OPINION .............................................   43

   2) INCREASE NUMBER OF EMPIRE'S BOARD OF DIRECTORS ......................   45

   3) AUTHORIZATION AND ISSUANCE OF CLASS B REDEEMABLE COMMON VOTING SHARES   45


OTHER MEETING MATTERS .....................................................   48


CERTIFICATES ..............................................................   49



Appended Schedules to this Proxy Statement are as follows:

         A.  Text of the Merger Agreement
         B. Unaudited Proforma Consolidated Condensed Financial Statements as of and for the periods ended September 30, 2000 and December 31, 1999
         C. Audited Financial Statements of Commonwealth as of and for the years ended December 31, 1999 and 1998 and Quarterly Financial Statements of Commonwealth as of and for the 9 months ended September 30, 2000
         D.  Amended and Restated Articles of Incorporation of Empire
         E.  Text of URBCA Dissent Rights
         F. Form of Proxy (for your records - a separate form is enclosed for voting and return)

                               EMPIRE ENERGY CORP.
                                   ("Empire")
                         7500 College Blvd., Suite 1215
                          Overland Park, Kansas, 66210
                   Telephone (913)-469-5615 Fax (913) 469-1544


                                 PROXY STATEMENT



                                  PROXY SUMMARY

This Summary is qualified in its entirety by the more detailed information appearing elsewhere in the Proxy Statement including the Appendices which, together with this Summary and the Glossary of Terms immediately following this Summary, are incorporated into and form part of the Proxy Statement. Terms with initial capital letters in this Proxy Statement are defined in the Glossary of Terms immediately following this Summary.

The Special Meeting of Empire Shareholders (the "Meeting")

Shareholders:       Means holders of Empire Common Shares
Date:               ____________ 2001
Time:               1:30 p.m. (C.S.T.)
Place:              7500 College Blvd., Suite 1215
                    Overland Park, KS 66210
Purpose:            The Meeting has been convened to consider the acquisition of
                    Commonwealth by Empire and amendments to Empire's Articles of Incorporation required to effect the Acquisition.

     The special meeting will be convened to consider and if thought fit, pass resolutions to authorize the Empire Board of Directors to effect a merger agreement (the "Merger" or "Acquisition") which will provide for the economic acquisition by Empire of Commonwealth Energy Corp. ("Commonwealth") of White Rock, British Columbia through a Merger Agreement under which existing Empire Shareholders will effectively own approximately 73% of the merged consolidated company subsequent to the transaction. The Merger Agreement if approved, involves the automatic conversion by holders of the common shares of Commonwealth ("Commonwealth Shareholders") of all their outstanding Commonwealth Common Shares on a six-for-one basis for "exchangeable shares" of a newly-incorporated Empire subsidiary, Empire Exchangeco Ltd., which shares are exchangeable at the option of the holder on a one-for-one basis into common shares of Empire ("Empire Common Shares"). Commonwealth Shareholders will concurrently be issued redeemable Class B Redeemable Voting common shares (the "Empire Voting Shares") in Empire (also on a six-for-one basis) so that they will also have voting rights in Empire until they decide to exchange their exchangeable shares for Empire Common Shares at which time Empire Class B Voting Shares will be redeemed. Existing Holders of Commonwealth options and warrants ("Commonwealth Option Holders" and "Commonwealth Warrant Holders", respectively) will receive equivalent securities in Empire, appropriately adjusted. As a consequence of the merger Empire will become the parent company of Commonwealth. The intent of Plan of Arrangement is to economically merge Empire and Commonwealth with Empire as the surviving entity.

                               THE SPECIAL MEETING


DATE, TIME AND PLACE OF SPECIAL MEETING OF STOCKHOLDERS

     We will hold a special meeting of stockholders on ______________, 2001, at 1:30 p.m., C.S.T. time, at our corporate headquarters, which are located at 7500 College Blvd., Suite 1215, Overland Park, Kansas 66210.

PROXY, REVOCABILITY OF PROXY

     You may vote your shares by attending the meeting and voting in person or by marking the enclosed proxy card with your vote and dating, signing and returning it in the enclosed postage-prepaid return envelope. The individual named as proxy holder on the enclosed proxy card will vote all shares of Common Stock represented at the meeting by properly executed proxies that are timely received and not revoked according to the instructions marked on the proxies. If you do not mark your instructions on your proxy, the proxy holder(s) will vote your proxy for approval of the purchase and sale agreement and the transactions contemplated by the purchase and sale agreement, except as otherwise provided in this proxy statement.

     You may revoke your proxy at any time before it is voted. To revoke your proxy you must:

- deliver to the Secretary of Empire before the meeting, or at the meeting and before your shares have been voted, a written notice of revocation bearing a later date than the proxy;

- properly execute a new proxy relating to the same shares which bears a later date than the original proxy and deliver it to the Secretary of Empire before the meeting, or at the meeting and before your shares have been voted; or

- attend the meeting and vote in person, although attending the meeting will not in and of itself constitute revocation of your proxy.

DISSENTERS' RIGHTS

     Under the Utah Revised Business Corporation Act ("URBCA"), the Empire shareholders have the right to dissent from approving the merger transaction (and the other matters that are subject to shareholder vote). In order to possess dissenters' rights under Utah state law, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters' rights. In order to be able to assert his dissenters' rights, a shareholder, (i) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and (ii) may not vote any of his shares in favor of the proposed action.

     If proposed corporate action creating the dissenters' rights is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares. A shareholder who is given a dissenters' notice and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice: (i) cause the corporation to receive a payment demand, (ii) deposit certificates for his certificated shares in accordance with the terms of the dissenters' notice; and (iii) if required by the corporation in the dissenters' notice certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights.

     A shareholder who properly demands payment retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of the corporate action. A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters' notice, is not entitled to payment for shares.

     In the event of disagreement between the parties (Empire and the dissenting shareholder) on fair value, fair value may be determined by the court in an action timely brought by the corporation. Please see appended schedule D for the complete text of the URBCA dissenters' rights.

SOLICITATION OF PROXIES AND EXPENSES

     Empire will bear the entire cost of soliciting proxies from our stockholders. THE PROXIES ARE SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS. We will furnish to brokerage houses, fiduciaries and custodians holding in their names shares beneficially owned by others copies of solicitation material to forward to the beneficial owners. Upon request, we will reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation material to the beneficial owners. We may supplement original solicitation of proxies by mail with telephone or personal solicitations by directors, officers or other regular employees of Empire. We will not pay any additional compensation to our directors or officers or our other regular employees for these services.

RECORD DATE AND OUTSTANDING SHARES

     Holders of record of the outstanding shares of our Common Stock at the close of business on January 9, 2001, the record date fixed for the meeting, are entitled to notice of and to vote at the meeting. At the close of business on the record date, there were 14,746,062 issued and outstanding shares of Common Stock held by 699 holders of record.

VOTING RIGHTS; QUORUM AND VOTE REQUIRED

     On all matters to be voted upon at the meeting and any adjournment or postponement of the meeting, the holders of the Common Stock will vote as a single class. Each record holder of Common Stock is entitled to one vote per share. The presence, either in person or by properly executed proxy, of holders of a majority of the outstanding shares entitled to vote will constitute a quorum for the conduct of business at the meeting. For purposes of determining the presence or absence of a quorum only, we intend to count as present at the meeting and entitled to vote, stockholders of record who are present at the meeting in person or by proxy and who abstain.

     Stockholder approval of the transaction is required by Utah law because the number of voting shares outstanding immediately after the merger will exceed by more than twenty (20) percent the total number of voting shares of Empire outstanding immediately before the merger. Under Empire's bylaws, the merger must be approved by the affirmative vote of a majority of its shareholders present, whether in person or by proxy, at the shareholder meeting.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

     None of the directors or officers of, or any associate or affiliate of any such person, has any material interest, direct or indirect, in the Merger other than as an Empire Shareholder except as disclosed in this Proxy Statement.

PURPOSE AND BENEFITS OF THE ACQUISITION OF COMMONWEALTH

     The Board of Empire is proposing approval of the Merger Agreement by Empire Shareholders to effectively acquire Commonwealth because management believes that the combination of Empire and Commonwealth will be beneficial to Empire Shareholders as the combined company will have a larger asset base, better access to capital financing and better cash flow than Empire alone.

     The board believes that the merger will provide the Company with valuable oil and gas properties in a cost effective manner particularly in light of recent trends in wholesale oil and gas prices. In addition, the board believes that the merged company will have better access to capital financing in order to explore for and develop oil and gas reserves held by both companies.

     Empire has been actively seeking potential acquisition or merger candidates and has held preliminary discussions with several companies. In the Board of Directors and management's opinion, the Acquisition of Commonwealth proposed herein represents the most cost efficient transaction providing Empire with significant new oil and gas properties with development potential. Empire is not currently engaged in any discussions with other potential acquisition or merger candidates however the Company will continue to seek potential acquisition or merger candidates meeting its criteria.

Principal Terms and Conditions of the Merger

     The principal terms of the merger provide that at the effective time of the merger (anticipated to be about February 28, 2001) all Commonwealth Shareholders will be deemed to have exchanged their Commonwealth Common Shares on a six-for-one basis for exchangeable shares (the "Exchangeable Shares") of a newly incorporated Empire subsidiary ("Empire Exchangeco") and such Exchangeable Shares will be exchangeable at any time chosen by the holder into publicly traded common shares of Empire ("Empire Common Shares") on a one-for-one basis. Commonwealth Shareholders will also be concurrently issued directly by Empire, $0.0001 par value redeemable Class B Voting shares (the "Empire Voting Shares") so that Commonwealth Shareholders will have voting rights equivalent to Empire Common Shares until they elect to exchange Exchangeable Shares for Empire Common Shares. Commonwealth Option Holders and Commonwealth Warrant Holders will receive options and warrants in Empire, appropriately adjusted as to number and exercise price (herein "Replacement Option" and "Replacement Warrants").

     At the conclusion of the merger, subject to fulfilment of a number of legal conditions (including shareholders' and judicial approvals) and business conditions (U.S.$1.20 Empire Common Share price, minimum working capital and hydrocarbon production for Empire), Commonwealth will become a controlled subsidiary of Empire, to be renamed Empire Energy Canada Ltd. Commonwealth Shareholders would hold, upon exchange of their Exchangeable Shares, approximately 27% of the 20.2 million Empire Common Shares then outstanding and 17% if all 12.6 million convertible Empire securities were converted into Common Shares at the same time as the 650,519 Replacement Options and, Replacement Warrants of Empire issued to Commonwealth Option Holders and Commonwealth Warrant Holders are exercised (and excluding the effect of an up to 2 million Commonwealth share and warrant financing currently underway which may not be completed in its entirety).

Commonwealth Securityholders' Approvals

     In order for the merger to become effective, the merger must be approved by an affirmative vote of holders of not less than two-thirds (66-2/3%) of the Commonwealth Common Shares represented in person or by proxy at a special meeting to be held by Commonwealth on February 12, 2001. In addition, the Arrangement must be approved by two-thirds of all Commonwealth Securityholders (Commonwealth Common Shares plus holders of Commonwealth options and warrants). If approved by the requisite majority of the Commonwealth Securityholders, there are a number of other conditions to be met as noted above, including final court approval, and approval by Empire's shareholders, before the acquisition of Commonwealth by Empire will become effective.

Empire Shareholders' Approvals

     In order to hold a shareholder vote on the Merger Agreement, a quorum of the Empire shares must be represented in person or by proxy at the special meeting. A quorum will exist so long as more than fifty percent of all of the Empire shares entitled to vote on the Merger Agreement are present at the Shareholder Meeting either in person or by proxy. In order for the Merger Agreement to become effective, the Merger must be approved by an affirmative vote of holders of a majority of the Empire Common Shares represented in person or by proxy at the Meeting. If approved by the requisite majority of the Empire Shareholders, there are a number of other conditions to be met as noted above, before the acquisition of Commonwealth by Empire will become effective.

Canadian Court Approval

     Provided that the merger is approved by the Commonwealth Securityholders and certain other conditions are met, Commonwealth will make application for the Final Order to the Court at 10:00 a.m. Calgary time, (or so soon thereafter as Commonwealth's legal counsel can be heard) on February 14, 2001, in the Court of Queen's Bench, Alberta, at the Courthouse, 611 4th Street, S.W., Calgary, AB. The Final Order is not effective until filed with the Director appointed under the CBCA and the Final Order will only be filed when all other conditions to closing have been met. Any security holder or creditor of Commonwealth has the right to appear at such hearing, be heard and present evidence if such person is of the view that his or her interests are prejudiced by the merger.

Exchange of Share Certificates

     If the merger is completed, Commonwealth Shareholders will be notified by a letter of transmittal from the transfer agent of Commonwealth, the CIBC Mellon Trust Company that they may tender their Commonwealth Share certificates and obtain Exchangeable Shares and Empire Voting Shares in accordance with the six-for-one exchange ratio. After completion of the merger, Commonwealth Common Shares will be delisted from the Canadian Venture Exchange. Empire will directly issue the Replacement Options and Replacement Warrants to the former holder of Commonwealth options and warrants.

Timing

     It is anticipated that the closing of the merger will occur on or about February 28, 2001; however, it is possible that closing may be delayed later than this date if conditions to closing cannot be timely met in which event Empire will, in consultation with Commonwealth, make a joint announcement updating the status of the transaction.

Fairness Opinion

     Commonwealth has retained Ross Glanville & Associates, of Vancouver, B.C. to provide an opinion respecting the fairness, from a financial point of view, of the merger to the Commonwealth Securityholders. Empire has not engaged any firm to provide an opinion respecting the fairness, from a financial point of view, of the merger to the Empire Shareholders.

United States Accounting Treatment of Merger

     The transaction will be treated for financial accounting and reporting purposes as a purchase of Commonwealth by Empire.

United States Income Tax Consequences

     The transaction should not result in taxable gain to neither Empire nor its shareholders.

United States Securities Laws Matters

     The Merger should not impact the transferability of the shares held by Empire's existing shareholders. The Empire Common Shares issued on conversion of the Exchangeable Shares to former Commonwealth Shareholders should be free of resale restrictions in the U.S. except for insiders (or "affiliates") of Empire (including holders of 5% or more of Empire Shares as a consequence of the merger) who will have some resale restrictions related to trading volumes.

Canadian Securities Laws Matters

     Exchangeable Shares and Empire Voting Shares will be transferable but will not be listed and hence will have little liquidity themselves. Empire Common Shares received on exchange of the Exchangeable Shares will not be subject to resale restrictions in British Columbia or Alberta except for restrictions of general application. Empire and Commonwealth will seek discretionary securities regulatory orders in other Provinces to have Empire declared a reporting issuer so that the Empire Shares will be transferable in those Provinces although there can be no assurances such orders will be issued. Commonwealth Shares are not technically transferable in such other Provinces at this time and accordingly Empire Common Shares are no less transferable.

Directors Recommendation

     The directors of Empire unanimously recommend approval of the acquisition of Commonwealth through the Merger on the basis that it is fair from a financial point of view to shareholders of Empire and is in the best interests of Empire. The directors considered that Commonwealth has a book value which is greater than that of Empire and believes that when all factors are considered including the value of the Commonwealth properties and its currently greater cash flow that the Merger is fair to shareholders of Empire.

Glossary of Certain Terms

[The following is a glossary of terms and abbreviations used frequently throughout this Proxy Statement and the Summary. Terms and abbreviations used in the Schedules to this Proxy Statement are defined separately and the terms and abbreviations defined below are not used therein, except where otherwise indicated.]

1933 Act means the United States Securities Act of 1933, as amended.

ABCA                          means the Business Corporations Act (Alberta).

Arrangement                   means a "plan of arrangement" under section 192 of
                              the Canada Business Corporations Act on the terms and subject to the conditions set out in this Plan of Arrangement subject to any amendments or variations thereto made in accordance with the terms of the Merger Agreement or made at the direction of the Court in the Final Order.

Arrangement Resolutions       means the special resolutions of Empire, to be
                              substantially in the form and content set forth on Schedule D to this Proxy Statement.

CBCA                          means the Canada Business Corporations Act, R.S.C.
                              1985, C-44, as amended.

CDNX means the Canadian Venture Exchange, the stock exchange where Empire shares are currently listed.

Certificate of Continuance    means the certificate issued by the Director to
                              evidence the Continuance of Empire under the CBCA.

Commonwealth                  means Commonwealth Energy Corp., a corporation
                              existing under the ABCA as of the date of the Merger Agreement but which is to continue as a CBCA corporation prior to the Effective Time.

Commonwealth Common Shares    means the outstanding common shares in the capital
                              of Commonwealth immediately prior to the Effective
                              Time.

Commonwealth Option Holder    means a holder of options to purchase Commonwealth
                              Common Shares.

Commonwealth Shareholder      means a holder of Commonwealth Common Shares.

Commonwealth Warrant Holder   means a holder of Commonwealth Common Share
                              purchase warrants.

Commonwealth Transfer Agent   means CIBC Mellon Trust Company, the registrar and
                              transfer agent for Empire Common Shares having an address at 600 - 333 7th Avenue S.W., Calgary,
                              Alberta, T2P 2Z1 (phone (403) 232-2426, fax: (403)
                              264-2100, Attention: Robert Inkster).

Court                         means the Court of Queen's Bench of Alberta.

Director means Commonwealth's Directorate appointed under the CBCA.

Dissent Rights                means the right of an Empire Shareholder to be
                              paid the fair value of his Empire Common Shares if such shareholder objects to the Merger Agreement and "dissents" as described herein.

Dissenting Shareholder        means an Empire Common Shareholder who dissents in
                              respect of the Merger Agreement in strict compliance with Schedule G.

Effective Date                means the date the Final Order is filed with and
                              accepted by the Director providing such date occurs on or prior to the Termination Date.

Effective Time                means 12:01 a.m. Vancouver time on the Effective
                              Date.

Empire means Empire Energy Corporation, a corporation existing under the laws of the State of Utah and includes its affiliates.

Empire Common Shares          means the voting common shares in the capital
                              stock of Empire.

Empire Voting Shares          means redeemable Class B Redeemable Voting Shares
                              with US$0.0001 par value in the capital of Empire.

Empire Exchangeco             means 3828395 Canada Ltd., a company formed under
                              the federal laws of Canada, and which is a subsidiary of Empire.

Empire Holdings               means 3828409 Canada Ltd., a company formed under
                              the laws of Canada which, at the time of the consummation of the Arrangement, will be directly or indirectly, a wholly-owned subsidiary of Empire.

Empire Transfer Agent         means Interwest Transfer Company, 1981 E. Murray
                              Holiday Road, Suite 100, Salt Lake City, Utah
                              84117 (telephone: (801) 272-9294.

Exchange Ratio                means, subject to adjustment, if any, as provided
                              herein, six Commonwealth Common Shares for one
                              Exchangeable Share together with one Empire Voting
                              Share (options and warrants are adjusted in the same ratio without Empire Voting Shares).

Exchangeable Share            means the rights, privileges, restrictions and
Provisions                    conditions attaching to the Exchangeable Shares,
                              which rights, privileges, restrictions and conditions shall be substantially as set out in Appendix 1 to Schedule A hereto.

Exchangeable Shares           means the Series A non-voting, exchangeable shares
                              in the capital of Empire Exchangeco having substantially the rights, privileges, restrictions and conditions attaching to the Exchangeable Share
                              Provisions forming part of Schedule "A" hereto.

Final Order                   means the final order of the Court approving the
                              Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed.

Interim Order                 means the interim order of the Court attached as
                              Schedule E, as the same may be amended, in respect of the Arrangement, as contemplated by section 2 of the Merger Agreement.

ITA                           means the Income Tax Act (Canada), as amended.

Management                    means the Board of Directors of Empire.

Merger means the business combination of Empire and Commonwealth that is effected by the Arrangement.

Merger Agreement              means the agreement pursuant to which the
                              Arrangement is being effected and which is dated the 12th day of December, 2000 between Empire, Empire Exchangeco and Commonwealth, as it may be amended, supplemented and/or restated in accordance therewith prior to the Effective Date.

Paired Shares                 means the Exchangeable Shares and Empire Voting
                              Shares together.

Plan of Arrangement           means the Plan attached to the Arrangement
                              Agreement to effect the Arrangement and forms part of Schedule "A" hereto.

Record Date                   means for purposes of voting at the Meeting,
                              January 9, 2001.

Replacement Option            means options in Empire being granted to holders
                              of Commonwealth options to replace them as adjusted as for number and price in the Exchange
                              Ratio.

Replacement Warrant           means warrants in Empire being granted to holders
                              of Commonwealth warrants to replace them as adjusted as for number and price in the Exchange
                              Ratio.

SEC                           means the U.S. Securities Exchange Commission.

                            GENERAL PROXY INFORMATION

DATE, TIME AND PLACE OF SPECIAL MEETING OF STOCKHOLDERS

     We will hold a special meeting of stockholders on ______________, 2001, at 1:30 p.m., C.S.T. time, at our corporate headquarters, which are located at 7500 College Blvd., Suite 1215, Overland Park, Kansas 66210.

PROXY, REVOCABILITY OF PROXY

     You may vote your shares by attending the meeting and voting in person or by marking the enclosed proxy card with your vote and dating, signing and returning it in the enclosed postage-prepaid return envelope. The individual named as proxy holder on the enclosed proxy card will vote all shares of Common Stock represented at the meeting by properly executed proxies that are timely received and not revoked according to the instructions marked on the proxies. If you do not mark your instructions on your proxy, the proxy holder(s) will vote your proxy for approval of the purchase and sale agreement and the transactions contemplated by the purchase and sale agreement, except as otherwise provided in this proxy statement. THE PROXIES ARE SOLITICED ON BEHALF OF OUR BOARD OF DIRECTORS.

     You may revoke your proxy at any time before it is voted. To revoke your proxy you must:

- deliver to the Secretary of Empire before the meeting, or at the meeting and before your shares have been voted, a written notice of revocation bearing a later date than the proxy;

- properly execute a new proxy relating to the same shares which bears a later date than the original proxy and deliver it to the Secretary of Empire before the meeting, or at the meeting and before your shares have been voted; or

- attend the meeting and vote in person, although attending the meeting will not in and of itself constitute revocation of your proxy.

     You should deliver any written notice or subsequently dated proxy which is intended to revoke an earlier proxy to the principal executive offices of Empire Energy Corporation, 7500 College Blvd., Suite 1215, Overland Park, Kansas 66210,
Attention: Secretary.

     The board of directors does not know of any matters other than those described in the notice of the meeting that are to come before the meeting. If any other business is properly brought before the meeting, including among other things, a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies in favor of the proposal to approve the purchase and sale agreement and the transactions provided for in the purchase and sale agreement or to permit dissemination of information about important developments relating to the purchase and sale agreement and the transactions provided for in the purchase and sale agreement or otherwise related to the meeting, one or more proxy holders named in the proxy card will vote the shares represented by the proxy on those matters as determined in their discretion.

DISSENTERS' RIGHTS

     Under the Utah Revised Business Corporation Act ("URBCA"), the Empire shareholders have the right to dissent from approving the merger transaction (and the other matters that are subject to shareholder vote). In order to possess dissenters' rights under Utah state law, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters' rights. In order to be able to assert his dissenters' rights, a shareholder, (i) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and (ii) may not vote any of his shares in favor of the proposed action.

     If proposed corporate action creating the dissenters' rights is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares. A shareholder who is given a dissenters' notice and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice: (i) cause the corporation to receive a payment demand, (ii) deposit certificates for his certificated shares in accordance with the terms of the dissenters' notice; and (iii) if required by the corporation in the dissenters' notice certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights.

     A shareholder who properly demands payment retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of the corporate action. A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters' notice, is not entitled to payment for shares.

     In the event of disagreement between the parties (Empire and the dissenting shareholder) on fair value, fair value may be determined by the court in an action timely brought by the corporation. Please see attached schedule D for the complete text of the URBCA dissenters' rights.

SOLICITATION OF PROXIES AND EXPENSES

     Empire will bear the entire cost of soliciting proxies from our stockholders. THE PROXIES ARE SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS. This Proxy Statement is provided in connection with the solicitation by the Directors of Empire of proxies for the Special Meeting of the Shareholders of Empire (the "Meeting") to be held at its offices located at 7500 College Blvd., Suite 1215, Overland Park, KS, 66210, at 1:30 in the afternoon on _________________, 2001. We will furnish to brokerage houses, fiduciaries and custodians holding in their names shares beneficially owned by others copies of solicitation material to forward to the beneficial owners. Upon request, we will reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation material to the beneficial owners. Empire Shareholders who do not hold their shares in their own name, as registered shareholders, should read "Advice to Beneficial Shareholders" within for an explanation of their rights.

     The Board of Directors does not contemplate a solicitation of proxies otherwise than by mail. The costs of the proxy solicitation will be born by Empire. We may supplement original solicitation of proxies by mail with telephone or personal solicitations by directors, officers or other regular employees of Empire. We will not pay any additional compensation to our directors or officers or our other regular employees for these services.

Appointment of Proxies

     A shareholder has the right to appoint a nominee (who need not be a shareholder) to represent him at the Meeting other than Norman Peterson, who is the Chief Executive Officer of Empire (the "Board Designee") and is designated in the enclosed proxy form. To appoint a proxy other than the Board Designee, insert the name of the proposed proxy holder in the blank space provided in the proxy, and delete therefrom the name of the Board Designee or complete another proper form of proxy. Such shareholder should notify the nominee of his appointment, obtain his or her consent to act as proxy and should instruct him or her on how the shareholder's shares are to be voted. The nominee should bring personal identification with him to the Meeting. In any case, the form of proxy should be dated and executed by the shareholder or by his attorney. Where a proxy is signed on behalf of a shareholder by his proxy, the attorney must have written authorization to act and the written authorization must be attached to the proxy form.

     A form of proxy will not be valid for the Meeting or any adjournment thereof unless it is completed and delivered to Empire, at least forty-eight
(48) hours, excluding Saturdays and holidays, before the Meeting or any adjournment thereof. Late proxies may be accepted or rejected by the Chairman of the Meeting in his discretion. The Chairman is under no obligation to accept or reject any particular late proxy.

Advice to Beneficial Shareholders

     Shareholders who do not hold their shares in their own name (referred to herein as "Beneficial Shareholders") are advised that only proxies from registered shareholders (i.e. shareholders of record) can be recognized, and only registered shareholders may vote at the Meeting. Beneficial Shareholders who complete and return a proxy must indicate thereon the name and address of the person or company (usually a brokerage or brokerage clearing house) which holds their shares as a registered shareholder. Every reasonable attempt will be made to pass such proxies along to the appropriate registered shareholder in order that the registered shareholder may vote in accordance with the wishes of the Beneficial Shareholder. The form of proxy supplied to Beneficial Shareholders is identical to that provided to registered shareholders.

     All references to shareholders in this Proxy Statement and the accompanying form of Proxy and Notice of Meeting are to shareholders of record (registered shareholders) unless specifically stated otherwise. Where documents are stated to be available for review or inspection, such items will be shown upon request to registered shareholders who produce proof of their identity and shareholdings.

Voting of Proxies

     The person named in the enclosed form of proxy is a director and officer of Empire and has indicated his willingness to represent as proxy the shareholders who appoint him. Each shareholder may instruct his proxy how to vote his shares by completing the blank on the proxy form.

     Shares represented by properly executed proxy forms in favor of the person designated on the enclosed form will be voted or withheld from voting in accordance with the instructions made on the proxy forms. In the absence of contrary instructions, such shares will be voted in favor of all matters identified in the Notice of Meeting.

     The enclosed form of proxy confers discretionary authority upon the person named therein with respect to amendments and variations to matters identified in the Notice of Meeting and with respect to any other matters which may properly come before the Meeting. At the time of printing this Proxy Statement, the Board of Empire knows of no such amendments, variations or other matters to come before the Meeting.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

     None of the directors or officers of, or any associate or affiliate of any such person, has any material interest, direct or indirect, in the Merger other than as an Empire Shareholder except as disclosed in this Proxy Statement.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

     Empire is authorized to issue fifty million (50,000,000) shares of par value stock at $.001 per share. As at the date of this Proxy Statement, being January 25, 2001 Empire has 14,746,062 common shares issued and outstanding. There are no other shares outstanding, of any class. The Common Shares are the only shares entitled to be voted at the Meeting, and holders of Empire Common Shares are entitled to one vote for each Empire Common Share held.

     Empire's Transfer Agent has prepared a list of shareholders of record at the close of business on January 9, 2001 (the "Record Date"). A holder of Empire Common Shares named on that list will be entitled to vote the shares then registered in such holder's name, except to the extent that (a) the holder has transferred the ownership of any of his shares after the Record Date, and (b) the transferee of those shares produces properly endorsed share certificates, or otherwise establishes that he owns the shares, and demands not later than ten
(10) days before the day of the Meeting that his name be included in the list of persons entitled to vote at the Meeting, in which case the transferee will be entitled to vote his shares at the Meeting.

     To the knowledge of the directors and senior officers of Empire, no person, firm or corporation beneficially owns, directly or indirectly, or exercised control or direction over voting securities carrying more than 10% of the voting rights attached to any class of voting securities of Empire except as set out in the table below:

--------------------------------------------------------------------------------
Name and Municipality              Number of                      Percentage of
of Residence                       Common Shares                  Common Shares
--------------------------------------------------------------------------------
Norman  Peterson                   4,727,000                      32%
(Peterson & Sons Holding Company)

Overland Park, KS
--------------------------------------------------------------------------------


DIRECTORS AND EXECUTIVE OFFICERS AND COMPENSATION OF EMPIRE DIRECTORS AND EXECUTIVE OFFICERS

     The second item subject to shareholder vote is the amendment and restatement of Empire's Articles of Incorporation in order to expand the number of directors sitting on its board from five (5) to seven (7). No shareholder action is being taken with respect to electing directors in connection with the expansion of Empire's board. However, Mssrs. Lorne Torheljm and Sieg Deckert will be appointed to Empire's Board of Directors in connection with the merger transaction for the interim period until Empire's next annual shareholder meeting.

     No shareholder action is being taken with respect to Empire's executive officers. However, three (3) executive officers of Commonwealth will be retained by Empire for an aggregate salary not to exceed US$10,000 per month.

     There are no arrangements under which directors were compensated by Empire and its subsidiaries during the most recent completed fiscal year for their services in their capacity as directors or consultants. No change in this policy is anticipated due to the proposed Merger.


INDEPENDENT PUBLIC ACCOUNTANTS

     No action is being taken with respect to the ratification of Empire's accountant.


COMPENSATION PLANS

     No action is being taken with respect to a compensation plan.


AUTHORIZATION OR ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE

     The third item subject to shareholder vote is the amendment and restatement of Empire's Articles of Incorporation to provide for the authorization and issuance of 6,000,000 shares of Class B Redeemable Voting Common Shares with a par value of $.0001.

     The Class B Redeemable Voting Common Stock shall not be entitled to dividend rights. The shares are exchangeable on a one-for-one basis for Empire Class A Common Stock. However, because each share of Class B Redeemable Voting Common Stock is paired to a share of Exchangeable Stock the holder must also tender one Exchangeable Share in order to be able to exchange a share of Class B Redeemable Voting Common Stock for a share Class A Common Stock. A sinking fund has not been established in connection with the Class B Redeemable Voting Common Stock. The Class B shares are entitled to one vote per share for each share held at all meetings of stockholders. The Class B shares shall vote together with the Class A shares as a single class. There is no cumulative voting. The Class B shares are not entitled to receive any assets of the corporation upon the dissolution or liquidation except for their par value. The Class B shares do not possess pre-emption rights. The Class B shares are subject to transfer restrictions. The shares may not be transferred to a third party. A Class B share can only be "put" to Empire in exchange for one share in Empire. However, as noted above, the holder must also "put" an equal number of Exchangeable Shares to Empire. The Class B shares do not contain any limiting provisions with respect to significant shareholders.

     The rights of the holders can only be modified by a vote of a majority of the shares outstanding. No preferred shares are being issued. The rights of holders of the Class B shares are "paired" to a class of Exchangeable Shares in Empire Exchangeco. It is anticipated that Empire Exchangeco will be a wholly-owned Canadian subsidiary that will serve as a holding company for the Commonwealth operations. The Exchangeable Shares are entitled to dividends. A dividend must be declared on the Exchangeable Shares to the extent that a dividend is declared on the Class A Common Shares. A sinking fund has not been established in connection with the Exchangeable Shares. The Exchangeable Shares are not entitled to vote. The Exchangeable Shares provide rights for the holder to participate equally with the Class A Common Shareholders in the event of dissolution or liquidation. In order to protect this right, the Exchangeable Shares contain provisions requiring the creation of a Trust in the event of Empire's dissolution or liquidation. The Exchangeable Shares do not possess pre-emption rights. The Exchangeable Shares are "paired" to the Class B Redeemable Voting Common Shares and are subject to identical transfer restrictions. A holder may only "put" an Exchangeable Share (along with a Class B Redeemable Voting Common Share) to Empire in exchange for one share of Class A Common Stock. The Exchangeable Shares do not contain any limiting provisions with respect to significant shareholders.


Replacement Options and Warrants (from Empire) US$ to Cdn$ (US1.00:1.50 Cdn.)

                  Status (with
Name              Commonwealth)     Number    Exercise Price   Expiration Date
----              -------------     ------    --------------   ---------------
Lorne Torhjelm      Director        83,333         $0.80        Nov. 30, 2004
                                    93,906         $1.20        Jan. 18, 2005
Robert Stewart      Director         8,444         $1.20        Dec. 21, 2003
                                   100,000         $1.00        Oct. 23, 2005
Sieg Deckert        Director        85,734         $1.20        Jan. 18, 2005
Doug Wolters        Employee        16,666         $1.20        Dec. 21, 2003
                                    16,666         $0.80        Nov. 30, 2004
                                     8,333         $1.80        Apr. 17, 2005
Gordon Bradford     Director        41,667         $1.20        Jan. 18, 2005
Fred Chelstad       Director        33,333         $1.20        Jan. 18, 2005
                                   -------
                                   488,082
                                   =======


MODIFICATION OR EXCHANGE OF SECURITIES

     No shareholder or Company action is being taken with respect to the modification of any class of securities or the issuance or authorization for issuance of securities of Empire in exchange for outstanding securities of Empire.

FINANCIAL AND OTHER INFORMATION

     The Company incorporates by reference herein the financial and other information contained in its Annual Report to Shareholders on Form 10KSB and Quarterly Reports on Form 10QSB for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000 as filed with the Securities and Exchange Commission. Copies of such information is available by contacting the Company directly or electronically through the SEC's website at www.sec.gov.

     The Company does not anticipate that its principal accountant, Sartain Fischbein & Company ("Sartain") will attend the Special Meeting. However, the Company has invited its principal accountant to attend the Special Meeting and Sartain will have the opportunity to make a statement if it desires to do so. The Company does not anticipate that Sartain will be available to respond to questions raised at the meeting.

SHAREHOLDER VOTE ITEM NUMBER 1 - MERGER WITH COMMONWEALTH

MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SIMILAR MATTERS

Transaction Information

Contact Information

     Commonwealth has its principal executive offices located at 2383 King George Hwy., Suite 211, White Rock, British Columbia, Canada V4A 5A4 and can be reached at (800) 950-2587.

Business of Commonwealth

     Commonwealth is primarily engaged in the acquisition and exploration of petroleum and natural gas properties in the United States. Commonwealth was incorporated on December 14, 1987 and listed for trading on the Canadian Venture Exchange (formerly the Alberta Stock Exchange) in 1997. Commonwealth has two wholly owned subsidiaries, Blue Mountain Resources Inc. and Commonwealth Energy
(USA) Inc.

Summary Terms

     Empire entered into a formal Merger Agreement dated December 12, 2000 (the "Merger Agreement") with Commonwealth to effect an economic acquisition of Commonwealth by Empire.

     The Merger Agreement may be referred to as a "paired" exchangeable share transaction which is schematically illustrated below. Commonwealth Common Shareholders will receive under the Merger Agreement, Exchangeable Shares of a newly incorporated special purpose company owned by Empire, Empire Exchangeco Ltd. ("Empire Exchangeco"), which shares are exchangeable for Empire Common Shares. Concurrently, Commonwealth Common Shareholders will be issued low par value "redeemable" voting Class B common shares in Empire ("Empire Voting Shares"), which together with Exchangeable Shares will be "paired", that is treated together as a unit; (i.e. transferable and exchangeable only as a paired unit). The Empire Voting Shares will be voting shares with respect to matters upon which Empire Common Shareholders generally vote (election of directors, fundamental changes and the like) but are not intended to have any economic value (i.e. interest in Empire assets except the U.S.$.0001 nominal paid up value). The Exchangeable Shares will be non-voting except with regard to matters where a separate class vote is required by law but will, until exchanged into Empire Common Shares, participate in the liquidation value of Empire Exchangeco in the event of a wind up but only to the extent of being entitled to receive one Empire Common Share per Exchangeable Share in satisfaction of any liquidation right.

     The paired shares are at any time at the option of the holder, exchangeable for Empire Common Shares. The Exchangeable Shares will each be exchangeable (by retraction by the holder) for one Empire Common Share and concurrently Empire will redeem for par value of US$.0001 cash per share, an equal number of Empire Voting Shares. The Exchangeable Shares will automatically be exchanged into Empire Common Shares in the event only 100,000 Exchangeable Shares remain outstanding or in case of an insolvency event, wind-up of Empire Exchangeco or in the event of a merger, acquisition or sale of all or substantially all of the assets of Empire where the holders of Exchangeable Shares should participate or in any event by December 31, 2007. Under the terms of certain agreements related to the Arrangement ("Related Agreements") more particularly described below, Empire and Commonwealth have certain rights to pre-empt a proposed retraction or redemption and to purchase for an Empire Common Share all Exchangeable Shares directly from the holders. This alternative results in substantially the same economic effect on a holder of Exchangeable Shares (i.e. the holder receives a Empire Common Share) but has different Canadian income tax consequences (see "Canadian Federal Income Tax Considerations" below).

     The Merger Agreement was negotiated by Empire and Commonwealth upon the premise that Shareholders' interests of both companies would be enhanced by a combination of the companies' activities primarily related to oil and gas exploration. Management anticipates that after completion of the arrangement it will merge Empire Exchangeco and Empire Energy Canada Ltd. (formerly Commonwealth) into a single corporation (sometimes herein "Amalco"). No director or officer of Empire holds any shares of Commonwealth.

                 (1)                                         (2)
                Before                                      After
              Arrangement                                Arrangement
              -----------                                -----------

                                 Former Commonwealth
                                       Common                       Empire
    Empire         Commonwealth     Shareholders                 Shareholders
  Shareholders        Common       (paired shares)                      |
       |                |               |   |                           |
       |                |               |   |                           |
       |      100%      |      100%     |   |                           |
       |     Common     |     Common    |  Empire Voting Shares      Common
       |     Shares     |     Shares    |   (Votes; No Equity           |
       |                |               |     Participation)            |
       |                |               |                |    ------    |
    ------         ------------  Exchangeable Shares     |_ _ Empire _ _|
    Empire         Commonwealth   (No Votes; Value)           ------
    ------         ------------  (Exchangeable into              |
                                Empire Common Shares)            |  100% Common
                                        |                        |
                                        |                   ----------
                                        |                     Empire
                                        |_ _ _ _ _ _ _ _ _  Exchangeco
                                                            ----------
                                                                 |
                                                                 |  100% Common
                                                                 |
                                                            ------------
                                                                Old
                                                            Commonwealth
                                                            ------------


                                       (3)
                               Upon Conversion of
                                  Exchangeables
                                  -------------

         Former Commonwealth
         Common Shareholders
      5.4 million common shares
     26.9% of such common shares                  Other Empire Shareholders
(excluding warrants and options and a             14.7 million common shares
current private placement of 2 million            73.1% of such common shares
         shares and warrants                    (excluding warrants and options)
                  |                  ------                  |
                  |_ _ _ _ _ _ _ _ _ Empire _ _ _ _ _ _ _ _ _|
                                     ------
                                        |
                                        |
                                        |
                           --------------------------
                                     Amalco
                           (Empire Exchangeco and Old
                            Commonwealth Amalgamated)
                           --------------------------

PURPOSE AND BENEFITS OF THE ACQUISITION OF COMMONWEALTH

         The Board of Empire is proposing approval of the Merger Agreement by Empire Shareholders to effectively acquire Commonwealth because management believes that the combination of Empire and Commonwealth will be beneficial to
     Empire Shareholders as the combined company will have a larger asset base, better access to capital financing and better cash flow than Empire alone.

         The board believes that the merger will provide the Company with valuable oil and gas properties in a cost effective manner particularly in light of recent trends in wholesale oil and gas prices. In addition, the board believes that the merged company will have better access to capital financing in order to explore for and develop oil and gas reserves held by both companies.

     Empire has been actively seeking potential acquisition or merger candidates and has held preliminary discussions with several companies. In the Board of Directors and management's opinion, the Acquisition of Commonwealth proposed herein represents the most cost efficient transaction providing Empire with significant new oil and gas properties with development potential. Empire is not currently engaged in any discussions with other potential acquisition or merger candidates however the Company will continue to seek potential acquisition or merger candidates meeting its criteria.

     During the summer of 2000, Empire began actively seeking acquisition/merger candidates. Empire believes that the most cost effective method of growing its business would be through the acquisition or merger with other oil and gas companies who had proven oil and gas properties as well as development properties and began actively seeking such candidates in early 2000. Because of the relatively high number of small publicly traded companies with modest market capitalization who are engaged in oil and gas producing activities, Empire believed that it could merge with or acquire such a company possessing valuable oil and gas properties for a purchase price less than the cost the Company would incur acquiring and developing the properties singularly. During this time, Empire's management identified approximately seven or eight targets through its public reports that it believed to be potential merger/acquisition candidates. Also during this time, Empire expanded its search to include Canadian public reporting companies because of the large number of such companies meeting Empire's search criteria and favorable currency conversion issues. Thus, Empire began searching for a Canadian public company with significant oil and gas properties in the United States. Empire's search generated five or six companies that might be viable acquisition candidates. After analyzing many factors, Empire's management determined that Commonwealth was the best merger/acquisition candidate. After making this determination, Empire's President, Bryan Ferguson, contacted Lorne Torjhelm, President of Commonwealth in August of 2000 at which time they began entering preliminary merger discussions.

     The six-to-one merger/conversion ratio was determined by Empire management estimating underlying fair market value of Commonwealth's oil and gas properties less existing liabilities. In performing this analysis, Empire estimated that Commonwealth's properties have a net fair market value of approximately $10,000,000. Based upon Commonwealth's 32,000,000 outstanding shares, Empire management determined that Commonwealth had a fair market value per share of approximately $.32. Further, Empire valued its shares for the transaction at $2.00 per share because of their stock's trading price at the time that negotiations began and factoring in the stocks volatility and liquidity. Based upon these values per share, Empire determined that the conversion ratio upon the exchange should be six Commonwealth shares for each share of Empire stock issued in connection with the merger. Empire's Board of Directors and management believe that the merger ratio by which each Commonwealth shareholder will receive 1 Empire share for every 6 shares of Commonwealth is fair from a financial point of view to the Empire shareholders.

Dividends

Neither Empire nor Commonwealth have issued dividends in the past 5 years and do not anticipate cash dividends being declared in the foreseeable future.

United States Accounting Treatment of Merger

The transaction will be treated for financial accounting and reporting purposes as a purchase of Commonwealth by Empire.

United States Income Tax Consequences

The transaction should not result in taxable gain to neither Empire nor its shareholders.

Selected Financial Data

Summary Financial Information of Empire (US$) (using United States generally accepted accounting principles)


                                                                         -------------------------------------------
Balance Sheet                                                             As of and for the      As of and for the
-------------                                                            9 mos. ended Sept.        12 mos. ended
                                                                              30, 2000             Dec. 31, 1999
                                                                         --------------------    -------------------

Working Capital (deficit).....................................           $     222,641             $    (354,979)

Long-term Assets..............................................           $     234,329             $      80,548

Total Assets..................................................           $     500,355             $     144,604

Capital Stock.................................................           $   3,374,988             $   1,989,417

Accumulated Deficit...........................................           $  (2,918,018)            $  (2,263,848)

Shareholders' Equity (deficit)................................           $     456,970             $    (274,431)

Operating
---------
Revenue.......................................................           $     414,826             $      69,401

Operating Expenses............................................           $     723,844             $     657,283

Net Income (Loss)from continuing operations...................           $    (309,018)            $    (587,882)

                                                             20

The above summary financial information of Empire should be read in conjunction with the Annual Report to Shareholders on Form 10KSB for the year ended December
31, 1999 and the Quarterly Report to Shareholders on Form 10QSB for the 9 months ended September 30, 1999 which is incorporated herein by reference. Copies of such reports are also available by contacting the Company.

Summary Financial Information of Commonwealth (Cdn.$)
(unaudited using Canadian generally accepted accounting principles)


                                                                           As of and for          As of and for the
                                                                         the 9 mos. ended           12 mos. ended
Balance Sheet                                                             Sept. 30, 2000            Dec. 31, 1999
-------------                                                               unaudited
                                                                        ------------------      -------------------

Working Capital (deficit).....................................                (379,266)                 (360,636)

Long-term Assets..............................................               5,343,310                 4,670,911

Total Assets...................................................              5,582,039                 4,801,703

Capital Stock.................................................               6,719,764                 5,723,950

Accumulated Deficit...........................................              (1,750,220)               (1,408,174)

Shareholders' Equity..........................................               4,964,043                 4,310,275

Operating
---------
Income........................................................                 228,933                   146,148

Operating Expenses............................................                 570,979                   733,161

Net Income (loss).............................................                (342,046)                 (587,013)



The above summary financial information of Commonwealth should be read in conjunction with the Audited Financial Statements of Commonwealth for the year ended December 31, 1999 appended to this proxy statement as Exhibit C and the Quarterly Financial Statements of Commonwealth for the 9 months ended September 30, 1999 appended to this proxy statement as Exhibit D.

Summary of Empire Pro Forma Financial Information

Following is pro forma selected financial data which assumes the merger transaction was completed as of September 30, 2000 for the balance sheet and January 1, 1999 with respect to the statement of operations:



 --------------------------------------------------------------------------------------------------------
 Balance Sheet Data                   (Actual) 12/31/99       (Actual) 9/30/00      (Pro Forma) 9/30/00
 ------------------
 --------------------------------------------------------------------------------------------------------
  Total assets                             144,604                500,355                   5,960,194
 --------------------------------------------------------------------------------------------------------
  Long-term obligations                          0                      0                           0
  -------------------------------------------------------------------------------------------------------
  Total stockholders equity               (233,174)               456,970                   5,259,410
 --------------------------------------------------------------------------------------------------------



                                       21








------------------ -------------- ----------------------- ---------------------- ---------------------

Total revenues        69,401             169,992                 426,092               647,059
------------------ -------------- ----------------------- ---------------------- ---------------------

Net   loss   from    (587,882)        (1,007,194)               (309,018)             (528,555)
continuing
operations

------------------ -------------- ----------------------- ---------------------- ---------------------

Loss per share        (0.05)              (0.05)                 (0.03)                 (0.03)
from continuing
operations
------------------ -------------- ----------------------- ---------------------- ---------------------


------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Other Data                 (Actual) year ended      (Pro Forma) year       (Actual) 9 months    (Pro Forma) 9 months
----------                   December 31, 1999        ended 12/31/99          ended 9/30/00          ended 9/30/00
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Cash dividends per                   0                      0                       0                      0
common share
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Book value per share             (0.02)                   N/A                    0.03                   0.26
------------------------- ---------------------- ----------------------- ---------------------- ----------------------



The above summary pro forma financial information regarding Empire should be read in conjunction with the Unaudited Proforma Financial Statements appended to this Proxy Statement as Exhibit B.

Incorporation by Reference of Information

     Certain information regarding Empire is incorporated herein by reference and is available by contacting Empire directly or through the website www.sec.com. Such information includes without limitation the following:

     -    Annual Report on Form 10KSB for the year ended December 31, 1999

     -    Quarterly Report on Form 10QSB/A for the 9 months ended September 30,
          2000.

     -    Quarterly Report on Form 10QSB/A for the 6 months ended June 30, 2000.

     -    Quarterly Report on Form 10QSB for the 3 months ended March 31, 2000.

Recent Share Trading History of Commonwealth and Empire


                                   Commonwealth                                    Empire
                                   (CDNX)                                          (OTC Bulletin)
                                   ---------------------------------               --------------------------------

                                   High       Low         Volume                   High      Low         Volume

2000 (by month)         CDN$                                          US$
----
December                           0.21       0.16         671,400                 1.25      0.84        144,100

November                           0.25       0.18         530,200                 1.50      0.875       206,500

October                            0.33       0.21       1,003,300                 1.75      1.00        119,200

September                          0.43       0.24       1,659,200                 1.8125    1.1875       85,000

August                             0.44       0.33       1,111,200                 2.75      1.875        64,500

July                               0.65       0.47       3,750,800                 4.00      2.6875      212,400

June                               0.50       0.39       2,306,900                 3.375     1.6875      332,400

May                                0.41       0.31       1,481,000                 3.125     1.875        56,600

April                              0.52       0.20         766,200                 4.00      2.652        64,900

March                              0.62       0.44       3,338,400                 5.6875    4.25        254,400

February                           0.52       0.31       3,582,900                 5.125     2.875       163,300

January                            0.39       0.22       1,456,700                 2.75      1.375        80,100

1999 (by quarter)
----



A) Business of Commonwealth

Overview

     Commonwealth is primarily engaged in the acquisition and exploration of petroleum and natural gas properties in the United States.

Corporate History

     Commonwealth was incorporated on December 14, 1987 and listed for trading on the Canadian Venture Exchange (formerly the Alberta Stock Exchange) in 1997. Commonwealth has two wholly owned subsidiaries, Blue Mountain Resources Inc. and Commonwealth Energy (USA) Inc.

Properties

1. Wyoming Properties

     The following are descriptions of Commonwealth's principal producing, exploration and development properties located in the State of Wyoming, USA. They are held by its wholly owned subsidiary Commonwealth Energy (USA) Inc.

(a) 7 Channel Sand Prospects, Powder River Basin, Weston County, Wyoming

     Commonwealth owns a group of 7 Prospects located in the Powder River Basin in Weston County, Wyoming. All of these Prospects are targeting the Fall River (Dakota) Formation and are referred to as the Channel Sand Prospects.

     Commonwealth purchased these 7 Prospects from a group of geologists in Wyoming who completed geological studies from which they derived there to be potential for economic hydrocarbons.

     Commonwealth has signed an exclusive 5-year agreement with Electro Seise Inc. of Fort Worth, Texas to employ their proprietary 3-D gravity/E geological survey technology in the Powder River Basin of Wyoming. In the last two years Electro Seise Inc.'s system, known as Differential GPS Hydrocarbon Surveys, has had an 87% success rate. They have completed their Airborne Survey on each of the above-mentioned Prospects and two test wells were drilled unsuccessfully to test targets suggested by this survey.

(b) Beacon Prospect, Wyoming

     Commonwealth has acquired a 100% interest in a 2,215.28 acre lease known as the Beacon Prospect in Converse County, Wyoming. The Prospect is located a few miles south of Douglas, Wyoming in T. 32 N., Rgs. 70-71 W. Commonwealth will retain a 25% working interest in this well and intends to farm out the balance.

     Detailed correlation of the Canyon Springs interval shows two separate sandstone units, with the upper sand completely pinching-out along the updip (south) edge of the Prospect area. The lower, more massive sand persists southward to the outcrop flanking LaBonte Anticline. A strong east-southeast plunging nose can be documented with subsurface control, and parallels other structural noses to the south associated with LaBonte Anticline. The upper Canyon Springs sand pinchout crosses this plunging nose, forming the trap area. The oil column could exceed 700 feet.

     Reservoir studies of other areas producing from the Canyon Springs sand confirm the presence of a very high quality reservoir, with porosities commonly exceeding 20% and permeabilities up to several hundred millidarcies. Secondary objectives with shows in the immediate area include Jurassic marine sands above the Canyon Springs, and the shallower Cretaceous Muddy, Dakota, and Lakota sandstones. A 2,600 foot test well will evaluate the section through the Canyon Springs sand objective. High gravity (40 degrees API) green oil is anticipated.

(c) The Seedy Draw Extension Prospect, Wyoming

     Commonwealth holds a 45% working interest in 3,304 (1,486 net) acres in the form of leases near the Giggs Thompson and Seedy Draw oil fields in the Weston and Niobrara Counties. The lands lie in Townships 40 and 41N, Ranges 63 and 64W in the Powder River Basin. In this area, regional stratigraphic dip is to the southwest. Three oil-bearing target zones have been encountered in this area. The Upper Cretaceous Turner Sandstone, and the Lower Cretaceous Muddy and Dakota reservoirs, have formed the principal prospects to date. These lands appear to lie over Dakota channel sands.

(d) Double Dare Prospect (Powder River Basin, Wyoming)

     The prospect is located in the heart of the Powder River Basin near the Sand Dune field (discovered by Kerr McGee). This field has produced 30 Million Barrels of Oil. The initial test well depth will be 12,000 feet with a potential to produce 3 - 5,000 BOPD and 1-5 Million Cubic feet of gas per day.

     This new exploration prospect is in the evaluation stage.

2. Texas Properties

     The following are descriptions of Commonwealth's principal producing, exploration and development properties located in the State of Texas, USA. They are held by its wholly owned subsidiary Commonwealth Energy (USA) Inc.

(a) Bedsole Unit, Leon County, Texas

     Commonwealth is the operator of and holds a 50% Working Interest in the
703.96 acre Bedsole Unit located in Leon County, Texas.

     Commonwealth hired the engineering firm of William M. Cobb & Associates Inc., Worldwide Petroleum Consultants to do an Engineering and Economic study of the existing well bore on the property. The study completed on April 1, 2000 analyzed the Bossier Zone at a depth of 14,140 feet, the Cotton Valley Sand Zone at a depth of 12,738 feet, and the Travis Peak Zone at a depth of 9,370 feet. The results of the Engineering Study indicate Natural Gas Reserves in this may be in excess of 30 Billion Cubic feet of Gas with a net probable recovery in excess of 12 Billion Cubic feet of Gas. This is the combined total of gas reserves in the three zones behind casing in the well based on a 160-acre spacing unit.

     In addition 3D Seismic as well as Electro-Seise Inc.'s airborne Gravity Seismic technology both indicate that there are two Pinnacle Reef potential drilling targets contained within the 700-acre Bedsole Unit. The Bedsole Unit lies on trend within 1.5 miles of two Reef discoveries. The Marshall A-1 discovery has to date produced 90 Billion Cubic feet of Gas in 15 years and continues to produce 10 Million Cubic feet of Gas per Day. The Poth Discovery has produced more than 60 Billion Cubic feet of Gas from 2 wells and current production is more than 20 Million Cubic feet of Gas per Day. Pinnacle Gas, a subsidiary of Western Gas Pipeline has a 20-inch pipeline within 3,000 feet of the Amerada Hess T-BAR-X Bedsole #1 well (Bedsole #1 well).

(b) Camp Colorado Prospect; Coleman County, Texas

     Commonwealth is the operator of and holds a 39% working interest in the Camp Colorado Prospect located in Coleman County, Texas.

     Coleman County is situated in north central Texas and lies on the Bend Arch. The Bend Arch is a region well known for its concentration of oil and gas fields. This prospect is in the northeast quarter of the county. Production in the immediate area is primarily gas.

     There are multiple target formations on the Prospect. The Duffer formation, Caddo Limestone formation, and Marble Falls formation are 3 primary target zones. Wells in the area drilled to each of the Duffer and Marble Falls formations have produced in excess of 1 BCF of gas per well.

     Commonwealth has drilled 2 wells that are currently producing on the Prospect. The Warren / Thurmond #1 well was successfully drilled and completed in July 1999. The Warren / Thurmond #2 well was successfully drilled and completed in January / February 2000. Commonwealth is now putting together a further development program for this Prospect.

(c) Old World Prospect, Parker County, Texas

     Commonwealth owns a 50% working interest in the 3,000 acre Old World Prospect located in Parker County, Texas.

     An independent engineering report dated April 9, 1999 by Thos D. Humphery Oil Properties, Inc. states that the 3,000 acre Old World field contains proven and unproven gas reserves. The proved developed producing gross reserves of the 6 (six) wells currently producing are 844,980,000 cubic feet of gas. Furthermore, the report states that there are an additional 716,361,000 cubic feet of gas in gross reserves behind pipe in these 6 (six) wells. In addition to these proven reserves, engineering opinions suggest the 3,000 acre prospect potentially contains additional undeveloped gas reserves.

3. Oklahoma Properties

     The following are descriptions of Commonwealth's principal producing, exploration and development properties located in the State of Oklahoma, USA. They are held by its wholly owned subsidiary Commonwealth Energy (USA) Inc.

(a) Oklahoma Johnston & Tyler Leases

     Blue Mountain Resources Inc.; a wholly owned subsidiary of Commonwealth, holds a 50% working interest in Johnston and Tyler Lease (Contiguous), a 480 acre project located in Washington County, Oklahoma, USA, near Bartlesville, Oklahoma. The Johnston Lease produces oil from the Wayside sand formation from four producing wells. A reserve analysis indicates Proved Producing Reserves:
178.1 MSTB and Proved Developed (non-producing) 90.0 thousand stock tank barrels ("MSTB"). The Tyler Lease produces oil from the Wayside and Bartlesville Sand formations. There are a total of 29 existing wells on the property. Currently (as of December, 1999), Commonwealth is implementing the BORS Lift System technology to the wells on this Property. A Reserve Analysis indicates Proved
Producing: 222.9 MSTB and Proved Developed (Non-producing) 720 MSTB. Waterflood has proven to be very successful in the area and as a result, additional reserves have been allocated to the Tyler & Johnston Leases of 808 MSTB.

(b) Spring Creek, Oklahoma

     Commonwealth holds a working interest in the Spring Creek field. At the moment, no drilling is being conducted on this site. However, in the future there may be further exploration conducted on this property.

Management Discussion & Analysis of Commonwealth

Financing Activities:

     Commonwealth raised $650,000.00 Cdn in two private placements in 1999 and 2000. The first was completed in July, 1999 raising $500,000.00 Cdn. The second was completed between December 1999 - March 2000 and raised $150,000.00 Cdn. The Company also raised $845,814.30 Cdn through the exercise of Warrants and Stock Options. In addition, $1,023,048.70 US was raised through the selling of working interests in 4 drilling projects completed between July 1999 and April 2000 in Wyoming and Texas.

     An approximate total of $1,730,000.00 US was utilized to finance the various purchasing, leasing, drilling, and completion activities of the Wyoming and Texas projects listed below. The following is a summary of the drilling and completion projects completed from January, 1999 to the present: (a) Camp Colorado Prospect (Coleman County, Texas): Warren/Thurmond #1 Well Drilled (July/August, 1999), Warren/Thurmond #2 Well Drilled (January/February, 2000);
(b) Old World Prospect (Parker County, Texas): Acquired (March, 1999), Byrd #1 Well Reentered and Completed (October, 1999); (c) Alkali Draw Prospect (Wyoming): F24-5 Beltch Well Drilled (September, 1999); (d) Madren Draw Prospect (Wyoming): Driscoll 22-19 Well Drilled (April, 2000); (e) Bedsole Unit (Leon County, Texas): Bedsole #1 Well Completion Operations (July, 2000 - Present).

Field Operations:

     Commonwealth made a natural gas discovery in Coleman County, Texas on the Prospect known as Camp Colorado. Management anticipates a development program for this 2,600 acre Prospect will be implemented in the next 12 months. Two successful wells have been drilled on this prospect, the Warren/Thurmond #1 and the Warren/Thurmond #2. They are each producing from two different formations. The two formations where discoveries were made are known as the Caddo Limestone and the Duffer formations. Both formations exist in each well. The wells have been through an evaluation period and management has decided to open up the alternate zones in each of the wells and then proceed with an initial 3-well development drilling plan for the prospect. The estimated cost of this drilling plan is $400,000.00 US.

     The Bedsole #1 well on the Company's Bedsole Unit in Leon County, Texas is currently undergoing completion operations in the Cotton Valley formation. The estimated cost to complete the entire Cotton Valley zone is approximately $1 million US. A 3D Seismic study also suggests the potential of 2 Pinnacle Reef targets on the Prospect. The Company will be completing an additional 3D Seismic study and then will approach several larger oil and gas companies, offering them the opportunity to participate in drilling for the Pinnacle Reef gas targets. The cost to drill one Pinnacle Reef well is approximately $3 million US. Therefore, the Company may finance this project by inviting a larger oil and gas company fully finance the drilling and completion of the well for a portion of the working interest.

     A study will be completed on the 3,000 acre Old World Gas field in Parker County, Texas to determine the most efficient development program to ensure maximum recovery of the potential natural gas reserves. Currently there is production from 6 wells. The results of the study will determine the necessary capital investment needed to maximize daily production from this field.

     Commonwealth's wholly owned subsidiary 638260 Alberta Inc. owns small Working Interests and Royalty Interests in a group of 740 proven producing oil and natural gas wells as well as several plant facilities and gas gathering facilities throughout Alberta, Canada. The majority of the wells are located in the Vermilion area of East Central Alberta. 90% of the 740 wells are designated as natural gas wells. The portfolio of oil and gas assets are fully managed by an intermediate operator, Signalta Resources Limited. Commonwealth purchased 638260 Alberta Inc. in December, 1999. The cash flow realized in 2000 from 638260 Alberta Inc. was $101,716.28 compared with monthly costs of approximately $1,000.00.

     In the Powder River Basin of Wyoming, Commonwealth owns ten Oil & Gas Prospects. They are as follows:

              1.  Seedy Draw                6.  West Hay Creek
              2.  Double Dare               7.  Hay Creek
              3.  Beacon                    8.  Jim Creek
              4.  Alkali Draw               9.  West Fork
              5.  Madren Draw               10. Lodgepole Creek

     Management of Commonwealth believes that a 10 well drilling program is necessary to evaluate the potential of further development programs on the 10 Wyoming Prospects listed above. The costs to drill on each of these Prospects vary according to the target formations depth. Drilling and Completion costs can range from $150,000.00 to $500,000.00 US per well.

     The estimated amount of capital that is needed to proceed with the development plans on the Camp Colorado and Bedsole Prospects in Texas is approximately $1,400,000.00 US. The estimated capital needed to properly assess the development potential of the 10 Wyoming Prospects is approximately $3 million US. Further studies are to be completed to evaluate the necessary capital investment necessary to extract the hydrocarbon reserves of the Company's Johnston & Tyler Lease in Oklahoma and the Old World Prospect in Texas.

B) Business of Empire

Introduction

     Empire Energy Corporation ("Empire") is a reporting company under the US 1934 Securities Act whose common shares trade on the OTC bulletin board under ticker symbol EECI.OB. The company is headquartered in Overland Park, Kansas (Kansas City area). Empire was incorporated in November of 1983 in the state of Utah under the name Medivest, Inc. Medivest engaged in various business enterprises and eventually filed for protection under the bankruptcy laws. The company emerged from bankruptcy and had its corporate charter reinstated in 1995 but remained inactive until 1999. At that time Norm Peterson and his associates acquired control by purchasing a majority of the then outstanding shares of Empire. Empire has previously financed through the issuance of convertible debentures (now converted) at $1.00 US per Empire share, raising $500,000 in 1999. On May 17, 1999, the shareholders of Medivest approved a change of name from Medivest Inc. to Empire Energy Corporation (reverse merger) and Empire commenced commercial activity in the oil and gas industry.

     The company was subsequently reorganized with new management with the objective of accumulating oil and gas production and properties at a time when oil and gas prices were at 25-year lows. The primary prospect, at inception, was the opportunity presented in the country of Nicaragua. In the interim, the company began participating in an exploration program in Tennessee and realized its first revenues from that program in late 1999. In November 2000, the company acquired a working interest in a natural gas field in Texas. An overview of these projects as well as the company's plan for growth is provided below.

     Empire is engaged in oil and natural gas exploration, development and production operations. Empire's operations primarily involve oil and gas exploration, development and production in the Cumberland Plateau Region of north-central Tennessee (Overton County). Empire is also expanding its operations into an international setting and has recently focussed in the areas of Central America and Africa. Empire owns 51% of Industria Oklahoma-Nicaragua, S.A., a Nicaraguan company that has been legally, technically and financially qualified under Nicaragua's 1998 Hydrocarbon law. The company is currently awaiting the opening of a licensing round by the country in which it anticipates that a hydrocarbon exploration concession will be granted. Empire has a 100% wholly-owned subsidiary named Omega International, Inc., which operates in the country of Ghana, West Africa. Operations in this subsidiary have been suspended pending economic and political difficulties in the West African sub-region.

     Empire's corporate strategy is to expand its domestic reserve base through acquisitions and additional exploration and developmental drilling under its existing oil and gas exploration program and to reinvest a substantial portion of the cash flow generated from its domestic operations to acquire or participate in international prospects that have the potential for larger petroleum reserves and greater revenues.

     Empire's executive offices are located at 7500 College Boulevard, Suite 1215, Overland Park, Kansas 66210 and its telephone number is (913) 469-5615. Empire has three full time employees and utilizes a series of consultants to fulfill other duties for the corporation. Those duties include: Investor Relations, Public Relations, finance and accounting, legal services (SEC and tax law), Central American politics & energy and, oil & gas engineering.

Exploration and Development Activities

Tennessee Exploration Program

     In the third quarter of 1999, Empire signed an agreement to participate in a Joint Venture Exploration Agreement with Pryor Oil Company of Parkville, Missouri where Empire has a 60% working interest. Pryor Oil, an unrelated entity whose Tennessee operations are based in Livingston, Tennessee, had been engaged in the evaluation of large areas of central Tennessee, where Overton County is located, to eastern Tennessee, where significant reserves of natural gas had been reported to have been discovered by others. Pryor planned to establish operations and explore for oil and gas in the north-central portion of the state and engaged Empire in a Participation Agreement to conduct the exploration program. In this program, Empire bears its share of the acquisition, drilling, extraction and production costs incurred and Pryor Oil is responsible for conducting and managing all drilling, production and marketing activities to exploit the prospects. To date, this arrangement has worked well for Empire, producing cash flows of $20,000 to $80,000 per month and providing a gross profit on the investment. This prospect is characterized by very shallow reserves (less than 2,000 feet), light sweet crude (41 gravity and low sulfur), and favourable, available leasing conditions. Since initiating this project in mid 1999, Empire has returned a profit on its investment and expects to continue as such over this long-term development project.

     The exploration program was developed under the concept of using technology-based criteria to search for and locate oil and gas producing reservoirs. Target reservoirs are all present in geologic formations that are no deeper than 2,000 feet below ground surface. Of the current producing oil wells in the program, oil production is from depths of 835 feet and 790 feet below ground surface.

     During the fiscal year ended December 31, 1999, domestic oil sales for Empire from Tennessee included production during the fourth quarter only. A new field discovery well was spud on September 9, 1999 and was brought onto production on October 5, 1999. Total production from the field during this period (fourth quarter, fiscal year 1999) was 6,577 barrels of oil. Total field production through October 2000 was approximately 35,065 barrels. Sales from the program are to Somerset Refinery, Inc., Somerset, Kentucky and represented 100% of Empire's consolidated oil revenues at this time.

     The program currently consists of the oil production and an estimated seven
(7) gas wells. In November 1999, an offset well was drilled which encountered commercial quantities of gas but the well has been shut-in awaiting a market in which to sell the gas. The second producing oil well in the program was spud in fiscal year 2000 (January 25, 2000) and brought onto production on March 5, 2000. During the year 2000, the program drilled an estimated nine (9) wells with approximately 70% encountering commercial quantities of hydrocarbons. The production is characterized as a gas-driven, fractured porosity and, as such, quantitative volumetrics of hydrocarbons cannot be reliably estimated. Initial production data can be measured but due to the uncertainty of the nature and extent of the fractures in which the hydrocarbons reside, including the aerial extent, the total volume is unknown. To date, the three oil wells that have been placed onto production have produced 15,000, 14,000 and 12,000 barrels of oil respectively. In addition, the region has proven to be prolific in natural gas. Approximately 70% of the wells drilled encounter significant natural gas. Although there are currently no gas pipelines in which the gas can be delivered to market, dialogue with pipeline companies was initiated in late 2000 with the anticipation that a market may be available in 2001 in which the gas reserves may be sold. The closest pipeline at the present time is located approximately four miles from the company's gas reserves.

     In so far as additional drilling targets are present on existing leases that are held in the program, it is the desire to lease an extensive land block (32,000 acres) in a region located to the east of the current program drill sites. This acreage is believed to be host to deeper, more extensive formations. Operating costs to drill and produce on the acreage is expected to increase however, production of oil and gas is expected to increase as well. Additionally, gas pipelines are present in the vicinity providing an immediate market in which to sell any production that is encountered. In 2000, Empire expended an estimated $186,000 in the program and realized revenues of approximately $413,000. The average cost to Empire to drill a producing well in this program was $42,000 including completion costs. Moreover, the dry hole costs averaged approximately $12,000 per well.

     The initial exploration activity has resulted in an improved exploration database and the program is actively engaged in a leasing and exploration program to expand activities and prospects in the region. Moreover, the operator is currently conducting an expanded seismic shoot in an effort to further understand the geology of the region using existing wells and existing production horizons as control points. Planned activities include the drilling of additional wells during the year 2001.

Nicaraguan Exploration Activities

     Empire has a 51% ownership in Industria Oklahoma-Nicaragua S.A., a company that has been technically, legally and financially qualified by the government of Nicaragua to conduct oil exploration under a new law (circa 1998) in that country. Industria Oklahoma-Nicaragua, S.A. along with Empire and other members of the consortium are actively pursuing the execution of a contract with the government of Nicaragua for a contract (oil and gas concession) allowing the firms the rights to explore on a substantial acreage block, never before explored in the Central American nation. In management's view, Nicaragua has not been adequately explored and data suggests that this land mass may be host to hydro-carbons. Empire management has travelled to the country, representatives have met with officials and an ongoing dialogue between energy ministry officials and company representatives are continuing. It is anticipated that once the licensing round is officially opened by the government, the consortium will be granted a concession. Plans are being evaluated to joint venture with a moderate to large independent oil company to fully exploit this prospect. There are four other oil companies and three individuals that own the balance of the 49% of Industria Oklahoma-Nicaragua S.A. not owned by Empire.

     Due to the sensitive nature of the process, Empire has been directed by its consultants in the U.S. and in Nicaragua to limit public dissemination of projections and potential success related to this project. As such, Empire has chosen not to exploit or fully recognize all of the characteristics or fundamentals related to its potential. Empire has been involved in and working towards this concession for a period of nearly two years. Total funds expended to date are approximately $250,000 and if the concession is granted, Empire's portion of the cost to drill a first well would be approximately $1 million US.

Texas Natural Gas Prospect

     Empire acquired a 44.6% working interest in a 704-acre lease located in Leon County, Texas of which Empire currently owns 50%. The Bedsole lease has one well, drilled by Amerada Hess to 16,300 feet deep, completed and logged. Seismic information suggests that there are two pinnacle reef structures present on the lease that could be host to hydrocarbons. Similar structures in the area have produced in excess of 30 BCF. A 20" gas pipeline is present within 3000 feet of the well. Empire will acquire an additional 50% working interest in the lease at the close of the Empire transaction and will become the operator of the lease. It is anticipated that once Empire owns 93% or greater that the opportunity to do a farm-out for drilling the reefs will be increased significantly.

Empire does not have formal reserve reports on its properties and does not claim to have any "proven reserves".

Other Activities

     In February 2000, the company acquired all of the outstanding common stock of Omega International, Inc. (Omega) for 560,000 shares of the company's common stock. The transaction was accounted for as a pooling of interests. Omega is focussed on business opportunities in Africa, primarily the purchase and resale of minerals in Ghana. Activities in this subsidiary have been suspended due to the depressed price of gold on the international marker as well as the economic and political unrest in the West African sub-region. Messrs. Ferguson and Garrison received 20,000 Empire shares each as part of the transaction in that they sold their interests in Omega to Empire.

     In April 2000, the company acquired substantially all of the assets of Talisman Marketing, Inc. for 562,150 shares of the company's common stock. The objective of this acquisition was to build a "non-energy" business unit as well as to build the asset base of the company.

     In June 2000, the company acquired a majority ownership interest in One E Group, Inc. in exchange for a total of 846,667 shares of the company's common stock. The objective of this acquisition was an attempt to continue construction of the "non-energy" business unit. In August 2000, One E Group lost the services of critical personnel and key proposed contracts and, as a result, the company discontinued operations and liquidated equipment and assets in settlement of corporate liabilities. Subsequently, the company sold its investment in One E Group and any claims the company may have against the sellers and received back 750,000 shares of Empire common stock in payment.

Material Agreements:

Pryor Oil Co.: Participation Agreement - The agreement dated August 6, 1999 between Pryor Oil Co. and Empire provides for Empire to participate in the Tennessee drilling program on a 60% working interest basis. Empire has the option to participate on a well by well basis with no obligation to proceed, allowing it the opportunity to review technical data for each proposed well and/or completion.

Industria Oklahoma-Nicaragua, S.A.: Participation Agreement - The agreement dated April 24, 1999 between Industria Oklahoma-Nicaragua, S.A. and Empire provides for Empire to fund approximately 67% of the costs through the first well estimated at US$1.5 million. As such, Empire has and will continue to fund all activities related to obtaining the concession and their proportionate share of drilling the first well.

Mike Cunniff: Consulting Agreement - The agreement provides for Mr. Cunniff to provide consulting services related to market conditions, investor relations and public relations. The terms of the agreement are as follows: six-month term (September 2000 through February 2001), $1,500 per month fee, 2,000 options per month at an exercise price of $2.00 per share.

C) Income Tax Considerations

U.S. Taxpayer Information

     The acquisition of the Commonwealth Common Shares by Empire in exchange for Exchangeable Shares should not result in a taxable transaction to Empire or its shareholders.

D) Securities Laws Matters

U.S. Securities Law Information

     The issuance of Exchangeable Shares and Empire Voting Shares to Commonwealth Shareholders will not be registered under the 1933 Act. Such shares will instead be issued either (i) in reliance upon the exemption provided by
Section 3(a)(10) of the 1933 Act or (ii) in reliance upon exemptions from registration provided by Regulation S or Rule 506 of Regulation D of the 1933 Act.

Section 3(a)(10):

     Section 3(a)(10) exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by a recognized court, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all Persons to whom such securities will be issued have the right to appear. The Court is authorized to conduct a hearing to determine the fairness of the terms and conditions of the Arrangement, including the proposed issuance of securities in exchange for other outstanding securities. The Court entered the Interim Order on January 8, 2001 and, subject to the approval of the Arrangement by Commonwealth Securityholders, a hearing on the fairness of the Arrangement will be held on February 14, 2001 by the Court. See "The Arrangement - Court Approval and Completion of the Arrangement".

     The Exchangeable Shares and Empire Voting Shares received in exchange for Commonwealth Common Shares in the Arrangement in reliance upon the exemption provided by Section 3(a)(10) will be freely transferable under United States federal securities laws, except for such shares held by persons who are deemed to be "affiliates" (as such term is defined under the 1933 Act see below) of Commonwealth prior to the Arrangement which may be resold by them only in transactions permitted by the resale provisions of Rule 145(d)(1), (2), or (3) promulgated under the 1933 Act or as otherwise permitted under the 1933 Act. In the event Empire Common Shares are publicly listed, Rule 145(d)(1) generally provides that "affiliates" of Commonwealth may sell securities of Empire received in the Arrangement if such sale is effected pursuant to the volume, current public information and manner of sale limitations of Rule 144 promulgated under the 1933 Act, including Regulation S thereunder.

     Rule 144 limitations generally require that any sales in any 3 month period made by a securityholder who is subject to such limitations shall not exceed the greater of 1% of the outstanding shares of the securities being sold or the average weekly trading volume over the 4 calendar weeks preceding the placement of the sell order and that such sales be made in unsolicited, open market "brokers transactions". Rules 145(d)(2) and (3) generally provide that the foregoing limitations lapse for non-affiliates of Empire after a period of 1 or 2 years, respectively, depending upon whether certain currently available information continues to be available with respect to Empire. Persons who may be deemed to be affiliates of an issuer generally include individuals or entities that control, are controlled by, or are under common control with, such issuer and may include certain officers and directors of such issuer as well as principal shareholders of such issuer. Under Rule 904 of Regulations S, persons who are not "affiliates" of Empire (or who are affiliates of Empire solely by virtue of holding a position as an officer or director of Empire) may sell Exchangeable Shares if no "directed selling efforts" (as defined in Rule 902 of Regulation S) are made by the seller or any of its affiliates or any person on their behalf, no offer is made to a person in the United States, and either (i) at the time the buy order is originated, the buyer is outside the United States, or the seller and any person acting on behalf of the seller reasonably believes the buyer is outside the United States, or (ii) the transaction is executed in, on or through the facility of a recognized Stock Exchange and neither the seller nor any person acting on behalf of the seller knows that the Transaction has been pre-arranged with a buyer in the United States. In the case of sales by a person who is an officer or director of Empire and is an affiliate of Empire solely by virtue of holding that position, no selling concession, fee or other remuneration may be paid in connection with the offer or sale other than the usual and customary broker's commission that would be received by a person executing the transaction as agent. Additional conditions apply to resales by persons who are affiliates of Empire other than by virtue of holding a position as an officer or director of Empire. There will be no listing of Exchangeable Shares or Empire Voting Shares upon completion of the Arrangement or in the foreseeable future.

     The Empire Common Shares issued by Empire upon the exchange of the Exchangeable Shares, in accordance with the terms of the pairing agreement, will be issued in reliance upon the exchange exemption provided for in Section 3(a)(9) of the 1933 Act. Section 3(a)(9) exempts securities issued in exchange by the issuer with its existing securities holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. The Empire Common Shares issued in exchange for the Exchangeable Shares should be freely transferable under United States federal securities laws, in the same manner and subject to the same limitations as the Exchangeable Shares and Empire Voting Shares.

Regulation S and Rule 506 of Regulation D:

     In the event that the issuance of Exchangeable Shares and Empire Voting Shares to Commonwealth Shareholders cannot be issued in reliance upon the exemption provided by Section 3(a)(10) of the 1933 Act, the Exchangeable Shares and the Empire Voting Shares will be issued (i) to non-U.S. persons outside the United States pursuant to an exemption from registration provided by Regulation S and (ii) to U.S. persons or persons in the United States in reliance upon an exemption from registration under Rule 506 of Regulation D under the 1933 Act, in such an event Commonwealth Shareholders shall be required to make certain representations and warranties in connection with the issuance of the Exchangeable Shares and the Empire Voting Shares . Exchangeable Shares and the Empire Voting Shares issued in reliance upon exemptions from registration under Regulation S and Rule 506 of Regulation D will not be freely tradable and may not be offered for sale, sold or otherwise transferred or assigned for value, directly or indirectly, unless registered under all applicable United States federal and state securities laws or in a transaction that complies with an applicable exemption from registration under the 1933 Act, such as that provided by Rule 144 or Rule 904, and other applicable securities laws. In general, under Rule 144 as currently in effect, a Commonwealth Common Shareholder who has beneficially owned the securities for at least one year and who is not an affiliate would be entitled to sell such securities, subject to the Rule 144 limitations described above.

     Empire Common Shares are anticipated to be issued by Empire in exchange for the Exchangeable Shares in reliance upon the exchange exemption provided for in
Section 3(a)(9) of the 1933 Act. Commonwealth Common Shares issued in exchange for the Exchangeable Shares in reliance upon Section 3(a)(9) should have the same restrictions on resale as were applicable to the Exchangeable Shares, described above, and have the same applicable holding period for the purposes of Rule 144.

     This summary is of a general nature only and is not intended to be, and is not to be construed as, securities resale advice to any particular Holder. Accordingly, each Holder is urged to consult the Holder's own professional advisors with respect to the particular tax and legal implications of the Arrangement to such Holder. Except as otherwise expressly stated, this summary does not take into account any provincial, state, "bluesky" territorial or foreign tax law or treaty.

E) Procedure for the Arrangement Becoming Effective

Procedural Steps

     The Arrangement is proposed to be carried out pursuant to s.192 of the CBCA. The following procedural steps must be taken for the Arrangement to become effective:

     (a) the Arrangement, whether without amendment, must be approved by a majority in number of Commonwealth Common Shareholders representing not less than two-thirds of the votes of Commonwealth Common Shareholders and two-thirds of votes of Commonwealth Securityholders who are present and vote either in person or by proxy at the Meetings, all in compliance with the Interim Order of the Court;

     (b) upon the other conditions contained in the Merger Agreement being satisfied or waived, Commonwealth will apply for the Final Order of the Court approving the Arrangement. The other principal conditions to which the completion of the Arrangement is subject are that there are no significant numbers of Commonwealth dissent rights exercised. Also, Empire Common Shares must trade at US$1.20 per share, Empire must have US$100,000 in working capital and have daily production of 150 barrels of oil in the previous 30 days and CDNX or Amex must have conditionally listed Empire Common Shares, although all or any of these conditions may be waived by Commonwealth in its discretion in whole or in part;

     (c) all other consents, orders, regulations and approvals, required or necessary or desirable for the completion of the Arrangement shall have been obtained or received from the authorities or bodies having jurisdiction in the circumstances;

     (d) there shall not be in force any order or decree restraining or enjoining the consummation of the Arrangement;

     (e) the Merger Agreement must be approved by a majority of Empire shareholders present, either in person or represented by proxy, constituting a quorum at its Special Shareholders Meeting ,called for the purpose of voting on the Merger Agreement; and

     (f) the Arrangement shall have been made effective in law by filing the Final Order with the Director under the CBCA and the issuance of certificates giving effect to the Arrangement.

Canadian Court Approval

     Canadian law provides that the merger requires approval of the Canadian Court.

     The Court has broad discretion under the Act when making orders in respect of the merger and that the Court may approve the merger either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit. Depending on the nature of such possible amendments, Commonwealth or Empire may not be obligated to complete the merger.

     The Final Order will constitute the basis for an exemption from certain requirements under the 1933 Act, with respect to the Empire Common Shares and Voting Shares of Empire to be issued to former Commonwealth Shareholders and options and warrants to purchase Empire Shares to be issued to holders of Commonwealth options and warrants under the merger. The Court will be advised, prior to the hearing, that if the terms and conditions of the merger are approved by the Court, the Commonwealth Shares issued or exchanged for Exchangeable Shares pursuant to the merger will not be registered under the 1933 Act in reliance on an exemption provided by Section 3(a)(10) thereof.

Timing

     It is not possible, however, to specify for certain when the Effective Date will occur. If the merger does not become effective on or before February 28, 2001, the Merger Agreement may be terminated at the election of either Empire or Commonwealth.

Merger and Related Agreements

     The following agreements related to the Merger will be available for inspection by shareholders at the Meeting (and will be supplied before the Meeting to any Empire Shareholder requesting a copy of same by contacting Empire).

(a) Merger Agreement

     The Merger Agreement made December 12, 2000 is between Commonwealth, Empire and Empire Exchangeco Ltd. ("Empire Exchangeco") as it may be amended from time to time, is the agreement pursuant to which the Plan of Arrangement is an appendix. The Merger Agreement provides certain mutual representations of the parties as to valid incorporation, good standing and authority to enter into the Arrangement. The Merger Agreement provides that each of the parties will carry out its obligations under the Merger Agreement and also provides for certain conditions (see "Procedural Steps" above) to completion of the Arrangement as well as provisions dealing with the amendment and termination of the Arrangement.

(b) Support Agreement

     Under the terms of the Support Agreement to be entered into concurrently with the Arrangement completion Empire, Empire Exchangeco and an affiliate of Empire Exchangeco will provide for certain protections for the holders of Exchangeable Shares as well as provisions ensuring the appropriate pairing of Exchangeable Shares with Empire Voting Shares. Under the Support Agreement, Empire agrees that it will not declare any dividend on its common shares unless Empire Exchangeco is able to simultaneously declare an equivalent dividend on the Exchangeable Shares and provides generally for economic equivalence between the Exchangeable Shares and the Empire Common Shares. Accordingly, Empire will not without the prior approval of the Exchangeable Shares issue or distribute any of its common shares or convertible shares to the holders of Empire Common Shares by way of a stock dividend or like distribution nor will it subdivide, reclassify or otherwise change the Empire Common Shares or effect an amalgamation, merger or like transaction affecting Empire Common Shares unless the same or economically equivalent change shall simultaneously be made to the Exchangeable Shares. In the event of a tender offer for shares of Empire, Empire will ensure that the Exchangeable Shares can participate in such transaction and Empire will not vote any Exchangeable Shares which it acquires. Empire and Empire Exchangeco will ensure that all Exchangeable Shares and Redeemable Shares are dealt with as paired shares and accordingly will only be transferred in pairs and in the event of an exchange for Empire Common Shares, Empire will redeem on a one-for-one basis the Empire Voting Shares.

(c) Exchange Trust Agreement

     The Exchange Trust Agreement will be made concurrently with completion of the Merger and will be made between Empire, Empire Exchangeco and Commonwealth's solicitors as trustees (with full right of assignment). Under the Exchange Trust Agreement Empire has granted and declared a trust for the benefit of holders of Exchangeable Shares that in the event of any Insolvency Event (as defined) which affects Empire Exchangeco's ability to redeem Exchangeable Shares for Empire Common Shares that Empire will purchase from each holder of an Exchangeable Share in consideration of the issuance of a Empire Common Share, all such holder's Exchangeable Shares on a one-for-one basis. The purpose of the Exchange Trust Agreement is to improve the continued right of holders of Exchangeable Shares to exchange such shares for Empire Common Shares and participate in any liquidation of Empire in the event of an insolvency of Empire Exchangeco which would otherwise impede their exchangeability under general insolvency laws.

(d) Rights and Restrictions of Exchangeable Shares

     The rights and restrictions of the Exchangeable Shares are an appendix to Schedule "A" hereto and provide in detail the redemption and retraction rights applicable to the Exchangeable Shares as well as the mechanics pursuant to which they are to be exchanged for Empire Common Shares. The Exchangeable Shares are generally exchangeable into Empire Common Shares at any time at the option of the holder but may be required to be exchanged in the event of a decision by the majority of the holders thereof to effect the exchange and certain other events. All Exchangeable Shares must be exchanged not later than December 31, 2007.

(e) Bylaws of Empire Exchangeco and Empire

     Empire Exchangeco and Empire will have bylaws which will govern such matters as shareholders' meetings, election and removal of directors and officers, corporate records, share certificates and seals. Copies of the bylaws will be available at the Meeting.

Exchange of Share Certificates

     If the Arrangement becomes effective, as soon as practicable after the Effective Date, Empire or its share registrar and transfer agent will send a transmittal letter to each former holder of Commonwealth Common Shares pursuant to which such former shareholders will be entitled to exchange their certificates formerly representing Commonwealth Common Shares for certificates representing Empire Exchangeco Shares and Empire Voting Shares.

F) Risk Factors and Additional Information

(i) Forward-Looking Information

     Certain statements in this Proxy Statement are "forward-looking statements" within the meaning of the United States Private Securities Reform Act of 1995. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, using words and phrases such as "intend", "intends", "believe", "believes", "will be expected", "estimates", "is estimated", "plans", "anticipates", "is anticipated" or stating that certain actions, events or results "will", "may" or "could" be taken, occur or be achieved) are not statements of historical fact and may be "forward-looking statements". Such statements are included, among other places, in the section entitled "Merger with Commonwealth Energy Corp. By Plan of Arrangement", "Business of Empire", "Business of Commonwealth", subsections of the section entitled "Particulars of Extraordinary Matters To Be Acted Upon" and the section entitled "Risk Factors." Forward-looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those anticipated by Empire or Commonwealth.

(ii) Additional Information for Shareholders of Empire

     The pro forma financial statement of Empire and other financial information contained in this Proxy Statement have been prepared in accordance with United States generally accepted accounting principles may differ in certain material respects from Canadian generally accepted accounting principles. Accordingly, such financial information may not be comparable to financial information of Canadian companies, prepared under Canadian generally accepted accounting principles.

     No person has been authorized to give any information or make any representation not contained in this Proxy Statement and, if given or made, such information or representation shall not be relied upon as having been authorized. This Proxy Statement does not constitute an offer to sell or a solicitation of an offer to purchase any securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Proxy Statement nor any distribution of the securities described herein shall, under any circumstances, be deemed to create an implication that there has been no change in the facts herein set out since the date hereof or that the facts are correct as of any time subsequent to that date.

(iii) Risk Factors

Business Risks

     Commonwealth must continually acquire or explore for and develop new oil and gas reserves. Without successful drilling or acquisition ventures, Commonwealth's oil and gas assets, properties and the revenues derived therefrom will decline over time. To the extent Commonwealth engages in drilling activities, such activities carry the risk that no commercially viable oil or gas production will be obtained. The cost of drilling, completing and operating wells is often uncertain. Commonwealth will require significant additional funding which may not be available to it and which if received will result in dilution to its shareholders. Drilling may be curtailed, delayed or cancelled as a result of many factors, including shortage of available working capital, title problems, weather conditions, environmental concerns, shortages of or delays in delivery of equipment, as well as the financial instability of well operators, other working interest owners and drilling and well servicing companies. The availability of a ready market for Commonwealth's oil and gas depends on numerous factors beyond its control, including the demand for and supply of oil and gas, the proximity of Commonwealth's crude oil and natural gas reserves to pipelines, the capacity of such pipelines, fluctuations in seasonal demand, the effects of inclement weather, and government regulation. New oil and gas wells may be shut-in for lack of a market until a gas pipeline or gathering system with available capacity is extended into the area.

Operating Hazards and Uninsured Risks

     The operations of Commonwealth are subject to the inherent risks normally associated with exploration for and production of oil and gas, including blowouts, cratering, pollution, environmental liabilities and fires, each of which could result in damage to or destruction of oil and gas wells or production facilities or damage to persons and property. As is common in the oil and gas industry, Commonwealth is not fully insured against all of these risks, either because insurance is not available, because Commonwealth has elected to self-insure due to high premium costs or for other such reasons relating to a lack of appropriate insurance coverage. The occurrence of a significant event that is not fully insured against could have a material adverse effect on Commonwealth's financial condition.

Environmental Regulation

     Commonwealth's operating activities are subject to various federal, state, and local laws and regulations covering the discharge of material into the environment or otherwise relating to protection of the environment. In particular, Commonwealth's oil and gas exploration, development, production, its activities in connection with storage and transportation of liquid hydrocarbons and its use of facilities for treating, processing, recovering, or otherwise handling hydrocarbons and wastes therefrom are subject to stringent environmental regulation by governmental authorities. Such environmental laws and regulations may increase the costs of planning, designing, drilling, installing, operating and abandoning Commonwealth's oil and gas wells and other facilities.

Competition

     The oil and gas industry is highly competitive in all its phases. Competition is particularly intense with respect to the acquisition of desirable producing properties and the sale of crude oil and natural gas production. Commonwealth's competitors in oil and gas exploration, development and production include major oil companies and numerous independent oil and gas companies, and individual producers and operators. Many of its competitors possess and employ financial and personnel resources substantially greater than those that are available to Commonwealth and may, therefore, be able to pay greater amounts for desirable leases and to define, evaluate, bid for and purchase a greater number of producing prospects than the financial or personnel resources of Commonwealth will permit. Commonwealth will also complete for additional financing as its operations will need additional capital to be successful.

Regulation

     The production of oil and gas is subject to extensive federal and state laws, rules, orders and regulations governing a wide variety of matters, including the drilling and spacing of wells, allowable rates of production, prevention of waste and pollution and protection of the environment. In addition to the direct costs borne in complying with such regulations, operations and revenues may be impacted to the extent that certain regulations increase the costs of oil and gas production to below economic levels. Although the particular regulations applicable in each state in which operations are conducted vary, such regulations are generally designed to ensure that oil and gas operations are carried out in a safe and efficient manner and to ensure that similarly-situated operators are provided with reasonable opportunities to produce their respective fair shares of available crude oil and natural gas reserves. However, since these regulations generally apply to all oil and gas producers, management of Commonwealth believes that these regulations should not put it at a material disadvantage to other oil and gas producers.

No Advance Tax Rulings/Formal Professional Opinions

     Empire and Commonwealth have determined it is not warranted to seek advance rulings from Canadian tax officials as to the tax deferred nature of the merger nor have they sought formal legal opinions respecting the merger. Accordingly, while disclosure herein is based on discussions with the companies' professionals there can be no certainty that the tax and legal effects of the merger described herein are accurate or complete.

No Regulatory Review

     The securities of Empire to be issued pursuant to the Arrangement have not been approved or disapproved by the Securities and Exchange Commission or securities regulatory authorities in any Province of Canada or State of the United States of America, nor has the Securities and Exchange Commission or the securities regulatory authorities of any Province or State passed on the adequacy or accuracy of this Proxy Statement. Any representation to the contrary is an offence.

G) Post-Acquisition Information About Empire

Directors and Officers of Empire

     The following is brief description of the current and intended management and directors of Empire:

--------------------------------------------------------------------------------
Name and Municipality                                           Number of Empire
of Residence                    Age         Position            Securities Owned
--------------------------------------------------------------------------------
Norman L. Peterson               69       CEO, Treasurer,          4,727,000
(Peterson & Sons Holding Co.)          Chairman of the Board
Overland Park, Kansas
--------------------------------------------------------------------------------
Bryan S. Ferguson                38          President                32,800
Lenexa, Kansas
--------------------------------------------------------------------------------
John Garrison                    48          Director                 52,500
Overland Park, Kansas
--------------------------------------------------------------------------------
John R. Dixon                    67          Director                 72,500
Overland Park, Kansas
--------------------------------------------------------------------------------
Elliott M. Kaplan                49          Director                 27,500
Overland Park, Kansas
--------------------------------------------------------------------------------
John L. Hersma                   53          Director                190,000
Overland Park, Kansas
--------------------------------------------------------------------------------
Lorne Torhjelm                   56   Director (to be appointed    1,018,888*
White Rock, BC                        pending Merger approval)
--------------------------------------------------------------------------------
Sieg Deckert                     65   Director (to be appointed      889,871*
Grand Cayman, B.W.I.                  pending Merger approval)
--------------------------------------------------------------------------------

* Estimated number assuming approval and completion of Merger.

     Norman L. Peterson has been Chief Executive Officer, Treasurer and Chairman of the Board of Directors of Empire since it began active operations in April of 1999. From 1974 to 1979, he was a senior officer, director and stockholder of the holding company that owned Platte Valley Bank and Trust Company as well as a director and shareholder of the bank. From 1988 to 1996, he was chairman and chief executive officer of Advanced Financial, Inc. a publicly held mortgage lending financial institution located in Shawnee, Kansas. Since 1984, he has also been president of Peterson and Sons Holding Company, a privately held investment and financial consulting company.

     Bryan Ferguson is President of Empire. He is a Registered Professional Geologist who received a Bachelor of Science Degree in Geology from Emporia State University in 1984. He has over 15 years of experience in prospect evaluation, prospect generation, assessment and management in the oil field and engineering consulting industry. He began his professional career as a well-site geologist based in western Colorado in the middle 80's and for a period of approximately 10 years served as a project manager in environmental engineering for IT Corporation, an engineering and consulting company. He left IT Corporation in 1999 to join the management of Empire. His work experience includes electric log interpretation, cuttings interpretation, geological and geophysical data interpretation, ranking and high-grading of prospects for formulation of exploration strategy, basin analysis, risk assessment, ultimate potential and economic analyses, seismic interpretation, basin modelling, stratigraphic trap modelling, evaluation of structural relief prospects, near-surface static and velocity problems, surface topographic interpretation, market analyses, research, economic evaluation, AFE preparation and, industry forecast modelling.

     John C. Garrison has been a director of Empire since April 1999. Mr. Garrison is a certified public accountant with over twenty-five years of experience in accounting, auditing and financial management. He served as corporate secretary, director and chief accounting officer of Infinity, Inc., a publicly traded oilfield service and oil and gas exploration and development company from April 1995 to August 1999. He is also a director of two other public traded energy companies. He is licensed to practice public accountancy in Kansas and Missouri and has been involved in an active practice since 1976. Mr. Garrison received a degree in business administration and accounting from Kansas State University.

     John R. Dixon has been a director of Empire since April 1999. He received a degree from the University of Kentucky in 1958 in electrical engineering and did graduate work there in physics. He has worked in the public utility industry and as a consultant to private industry regarding rate analysis, service-contract negotiations and related functions. A registered professional engineer, licensed by boards of twenty-eight states, Mr. Dixon has over thirty years experience in engineering design and management. He founded two successful consulting firms and served as director on several publicly traded companies. His experience includes public utilities energy distribution system design, microwave radio relay communications system operations, aerospace systems, missile and facility simulation, airborne/fixed-base communications and navigation systems, and aviation related process and infrastructure design and support consulting. He has extensive international experience including the countries of Libya, Saudi Arabia, Philippines, Belize, Japan, Lebanon and Mexico. Mr. Dixon served as President of Synergy, Inc. from 1978 to 1982 and from 1982 to 1988 he served as CEO of HSD, Inc. Since 1988, Mr. Dixon has acted as a private consultant to three private clients of HSD, Inc. and as a consultant to the public corporation to whom HSD was sold.

     Elliot M. Kaplan has been a director of Empire since 1999. He is a practising attorney and an officer and director of Daniels & Kaplan, P.C., Attorneys at Law. With offices in Kansas City, Missouri and Detroit, Michigan, Daniels & Kaplan concentrates in commercial, insolvency, fair trade practices and employment litigation. Mr. Kaplan received his Bachelor of Arts Degree from Antioch University in 1978 and received both Juris Doctor and Master of Business Administration degrees from Whittier College in 1982. Mr. Kaplan is a member of the American Bar Association, the Missouri Bar, and the District of Columbia Bar.

     John L. Hersma has been a director of Empire since 1999. A former Chief Operating Officer with a $500 million healthcare equipment manufacturer, Mr. Hersma has served in various sales, marketing and management capacities in the health care industry, retiring in July of 1996 to pursue personal business interests and investment strategies. Mr. Hersma graduated in 1968 with a degree in Business Administration and Marketing from Northern Illinois University.

     Messrs. Deckert and Torhjelm - Messrs. Deckert and Torhjelm have been directors of Commonwealth since 1997.

Other Information About Empire Management

     None of the above Empire management currently own any shares of Commonwealth. None of the foregoing persons have been directors, officers or promoters of public or reporting companies in the past five years except where noted, nor have any been subject to any bankruptcy, securities sanction (cease and desist, cease trade or similar orders) or penalty. None of the foregoing persons have been indebted to Empire nor have any sold any material assets to Empire.

Compensation of Empire Executives

     The only compensated member of Empire's management is Bryan Ferguson whose compensation is under $100,000 US per annum.

No changes in compensation are anticipated as a consequence of the merger.

Principal Holders of Empire Voting Securities after Merger
(assuming conversion of Exchangeable Shares but excluding options and warrants)

Name and Municipality             Number of        % of Class        % of Class
of Residence                      Securities     Prior to Merger    After Merger
-----------------------------     ----------     ---------------    ------------
Norman L. Peterson                 4,727,000           32%              23.4%
(Peterson & Sons Holding Co.)
Overland Park, Kansas

Lorne Torhjelm                     1,018,888           N/A               5.1%
White Rock, BC

Sieg Deckert                         889,871           N/A               4.4%
Vancouver, BC

Options and Warrants to Purchase Empire Common Shares

(a) Existing Empire Options

                                                                          Expiration
        Name                 Status         Number     Exercise Price        Date
        ----                 ------         ------     --------------        ----
   Norm Peterson            Director         62,500        $0.60        March 23, 2004
     John Dixon             Director         75,000        $0.60        March 23, 2004
    John Hersma             Director         62,500        $0.60        March 23, 2004
   Elliot Kaplan            Director         62,500        $0.60        March 23, 2004
   John Garrison            Director         62,500        $0.60        March 23, 2004
Owen Enterprises LLC   Former Consultant    450,000        $1.00        March 23, 2004
    Allen Reeves            Attorney        125,000        $1.00        August 9, 2002
    Karen Taylor           Consultant        50,000        $1.00        August 9, 2002
    Phil Snowden           Consultant       149,500        $1.00        August 9, 2002
    Clark Burns            Consultant       151,000        $1.00        August 9, 2002
     Ted Abele             Consultant        19,000        $1.00        August 9, 2002
    Robert Kane            Consultant         4,000        $1.00        August 9, 2002
   Bryan Ferguson          President        240,000     $1.00/$2.50      June 30, 2005
       Other                                 75,000
                                          ---------
                                          1,588,500
                                          =========

(b) Existing Empire Warrants

Name                   Status     Number       Exercise Price    Expiration Date
----                   ------     ------       --------------    ---------------
Torreon Holdings Inc.  Investor   11,000,000   $3.00             June, 2001

(c) Replacement Options and Warrants (from Empire) US$ to Cdn$ (US1.00:1.50
Cdn.)

                   Status (with              Exercise Price
Name               Commonwealth)    Number       (US$)         Expiration Date
----               -------------    ------       -----         ---------------
Lorne Torhjelm       Director       83,333       $0.80          Nov. 30, 2004
                                    93,906       $1.20          Jan. 18, 2005
Robert Stewart       Director        8,444       $1.20          Dec. 21, 2003
Sieg Deckert         Director       85,734       $1.20          Jan. 18, 2005
Doug Wolters         Employee       16,666       $1.20          Dec. 21, 2003
Gordon Bradford      Director       41,667       $1.20          Jan. 18, 2005
Fred Chelstad        Director       33,333       $1.20          Jan. 18, 2005
                                   -------
                                   488,082
                                   =======

Note:

The above figures do not include an anticipated additional 540,000 Empire options to be granted to members of Commonwealthmanagement who will become members of Empire management after the Merger.

(d) Replacement Warrants

                Status (with                Exercise Price
Name            Commonwealth)       Number       (US$)         Expiration Date
----            -------------       ------       -----         ---------------

Sieg Deckert    Director            50,000       $1.20            Jan., 2002
                                    61,602       $1.20            July, 2001
Doug Wolters    Employee             7,083       $1.20            Jan., 2002
Abe Reimer                          41,666       $1.20            July, 2001
Others                               2,083       $1.20            July, 2001
                                   -------
                                   162,434
                                   =======

Public and Insider Ownership

     Upon completion of the Merger the following is the estimated distribution of Empire Shares (excluding options/warrants).

                                                  Number of Shares        %
                                                  ----------------     --------

 Current Empire Management                            7,202,500          35.7%

 Commonwealth Management joining Empire (Sieg         1,908,767           9.5%
 Dechert, Lorne Torhjelm)

 Public Sharesholders                                11,064,557          54.8%
                                                    ------------       --------

                                                     20,175,824         100.0%
                                                    ============       ========

Legal Matters

     Neither Empire nor Commonwealth are subject to any legal proceedings. Commonwealth does not have any financial dealings with its counsel but Empire has granted its counsel, Mr. Reeves, options as described above.

Share and Loan Capital Structure of Empire

     All Empire Common Shares are of the same class and rank equally as to dividends, voting powers and participation in any distribution of the assets of Empire on winding up or dissolution. No common shares are, or can be issued, subject to call or assessment. There are no pre-emptive or conversion rights, and no provisions for redemption, purchase for cancellation, surrender of, sinking fund or purchase fund respecting the common shares. Provisions as to the creation or modification, amendment or variation of the rights of the holders of common shares are contained in the Utah Revised Business Corporation Act. Each common share is entitled to one vote with respect to the election of directors and other matters on which the holders are ordinarily entitled to vote. No Empire Shares are subject to pooling, escrow or hold period restrictions in the U.S. Figures herein do not include approximately 150,000 Empire Shares expected to be issued as a finder's fee in connection with the Merger.

------------------------------------------------------------------------------------------------------------------
                                                                                              Amount Outstanding
                                                                                              on Completion of
                                                  Amount Outstanding                          Merger (on
                                                  at most recent        Amount Outstanding    conversion of
Designation of security      Amount Authorized    Balance Sheet         December 31, 2000     Exchangeable Shares)
------------------------------------------------------------------------------------------------------------------
Common                       50,000,000           12,962,067*           14,746,067            20,175,824
($.001 US par value)
------------------------------------------------------------------------------------------------------------------
Options                      Unlimited            1,588,500             1,588,500             2,076,582
------------------------------------------------------------------------------------------------------------------
Warrants                     11,000,000           11,000,000            11,000,000            11,162,434
(exercisable at $3.00 US)
------------------------------------------------------------------------------------------------------------------

* Excludes 750,000 shares reacquired by Empire and held in treasury.

Principal Holders of Empire Securities

     To the knowledge of management of Empire, there are no directors or management of Commonwealth who, immediately after the Merger becomes effective, will own, directly or indirectly, or exercise control or direction over, more than 10% of the outstanding voting common securities of Empire. Management of Empire will own or control an aggregate of 9,111,267 shares (45.2%) of Empire after the merger. No individual shareholder will own 10% or more of Empire after the merger except Norm Peterson.

Auditors, Transfer Agent, Dividends

     The auditors of Empire are Sartain Fishbein & Co., Tulsa, Oklahoma. The Transfer Agent of Empire is Interwest Transfer Company, Salt Talk City, Utah.

Neither Empire nor Commonwealth have declared or paid any dividends to date and Empire will not pay dividends in the foreseeable future.

Other Material Facts

     There are no other material facts known to the directors of Empire respecting the Merger or either company as of the date hereof. Incorporated by reference are the public filings of Empire available through the Internet site of the US SEC (www.sec.gov). Also incorporated by reference are the public filings of Commonwealth Energy Corporation available through the website www.sedar.com.

H) Fairness Opinion

     The directors of Commonwealth retained Ross Glanville, P.Eng., M.B.A. through Ross Glanville & Associates Ltd. of Burnaby, B.C., a recognized financial consultant and evaluator to provide an opinion on the fairness of the Plan and the Encompass Financing for Commonwealth Securityholders. In the opinion of Mr. Glanville, the terms of the merger are fair from a financial point of view to the Commonwealth Securityholders.

SHAREHOLDER VOTE ITEM NUMBER 2 - INCREASE NUMBER OF BOARD OF DIRECTORS FROM FIVE TO SEVEN

     The second item subject to shareholder vote is the amendment and restatement of Empire's Articles of Incorporation in order to expand the number of directors sitting on its board from five (5) to seven (7). No shareholder action is being taken with respect to electing directors in connection with the expansion of Empire's board. However, Mssrs. Lorne Torheljm and Sieg Deckert will be appointed to Empire's Board of Directors in connection with the merger transaction for the interim period until Empire's next annual shareholder meeting.

SHAREHOLDER VOTE ITEM NUMBER 3 - AUTHORIZATION AND ISSURANCE OF CLASS B REDEEMABLE COMMON VOTING SHARES

     The third item subject to shareholder vote is the amendment and restatement of Empire's Articles of Incorporation to provide for the authorization and issuance of 6,000,000 shares of Class B Redeemable Voting Common Shares with a par value of $.0001.

     The Class B Redeemable Voting Common Stock shall not be entitled to dividend rights. The shares are exchangeable on a one-for-one basis for Empire Class A Common Stock. However, because each share of Class B Redeemable Voting Common Stock is paired to a share of Exchangeable Stock the holder must also tender one Exchangeable Share in order to be able to exchange a share of Class B Redeemable Voting Common Stock for a share Class A Common Stock. A sinking fund has not been established in connection with the Class B Redeemable Voting Common Stock. The Class B shares are entitled to one vote per share for each share held at all meetings of stockholders. The Class B shares shall vote together with the Class A shares as a single class. There is no cumulative voting. The Class B shares are not entitled to receive any assets of the corporation upon the dissolution or liquidation except for their par value. The Class B shares do not possess pre-emption rights. The Class B shares are subject to transfer restrictions. The shares may not be transferred to a third party. A Class B share can only be "put" to Empire in exchange for one share in Empire. However, as noted above, the holder must also "put" an equal number of Exchangeable Shares to Empire. The Class B shares do not contain any limiting provisions with respect to significant shareholders.

The rights of the holders can only be modified by a vote of a majority of the shares outstanding. No preferred shares are being issued. The rights of holders of the Class B shares are "paired" to a class of Exchangeable Shares in Empire Exchangeco. It is anticipated that Empire Exchangeco will be a wholly-owned Canadian subsidiary that will serve as a holding company for the Commonwealth operations. The Exchangeable Shares are entitled to dividends. A dividend must be declared on the Exchangeable Shares to the extent that a dividend is declared on the Class A Common Shares. A sinking fund has not been established in connection with the Exchangeable Shares. The Exchangeable Shares are not entitled to vote. The Exchangeable Shares provide rights for the holder to participate equally with the Class A Common Shareholders in the event of dissolution or liquidation. In order to protect this right, the Exchangeable Shares contain provisions requiring the creation of a Trust in the event of Empire's dissolution or liquidation. The Exchangeable Shares do not possess pre-emption rights. The Exchangeable Shares are "paired" to the Class B Redeemable Voting Common Shares and are subject to identical transfer restrictions. A holder may only "put" an Exchangeable Share (along with a Class B Redeemable Voting Common Share) to Empire in exchange for one share of Class A Common Stock. The Exchangeable Shares do not contain any limiting provisions with respect to significant shareholders.

ACQUISITION OR DISPOSITION OF PROPERTY

     Not applicable.

RESTATEMENT OF ACCOUNTS

     Not applicable.

ACTION WITH RESPECT TO REPORTS

     Not applicable.

MATTERS NOT REQUIRED TO BE SUBMITTED

     Not applicable.

AMENDMENT OF CHARTER, BYLAWS OR OTHER DOCUMENTS

     Empire's Articles of Incorporation are being amended and restated for the purpose of 1) increasing the number of its board of directors from five to seven; and 2) provide for the authorization and issuance of 6,000,000 shares of Class B Redeemable Common Voting Stock. These matters are discussed in greater detail above.

OTHER PROPOSED ACTION

     Not applicable.

VOTING PROCEDURES

     The Company's transfer agent compiles a list of the shareholders as of the record date and each shareholder's number of shares (including the shareholder's ownership percentage in the Company). All returned proxies are mailed to the transfer agent who tabulates them. The Company nominates persons to administer the process by which votes are cast at the meeting. A shareholder who is present at the meeting must declare his intention to vote his shares at the meeting. He is then allowed to cast his vote and his vote is combined with the transfer agent's records. If the shareholder has previously submitted his proxy to the transfer agent, the transfer agent will update its records accordingly.

INFORMATION REQUIRED IN INVESTMENT COMPANY PROXY STATEMENT

     Not applicable.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

     A copy of the proxy statement will be sent to each Empire shareholder regardless of whether multiple Empire shareholders share the same mailing address.


OTHER MEETING MATTERS

     The Management of Empire knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting. Should any other matters properly come before the Meeting, the shares represented by the Proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting the proxy.

                                  CERTIFICATES

The foregoing constitutes full, true and plain disclosure of all material facts relating to the securities of Empire assuming completion of the transactions described herein.


--------------------------------------           ------------------------------
Norman Peterson                                  Bryan Ferguson
Chief Executive Officer                          President

--------------------------------------           ------------------------------
John Garrison                                    John Hersma
Chief Financial Officer and Director             Director

Dated ___________________, 2001.

                                MERGER AGREEMENT

MEMORANDUM OF AGREEMENT made as of the 12th day of December, 2000.

AMONG:

          EMPIRE ENERGY CORPORATION, a corporation existing under the laws of the State of Utah, U.S.A.

          ("Empire")

AND:

          3828395 CANADA LTD., a company existing under the federal laws of Canada

          ("Empire Exchangeco")

AND:

          COMMONWEALTH ENERGY CORP., a corporation existing under the laws of the Province of Alberta, Canada

          ("Commonwealth")

THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                     Part 1

                                 INTERPRETATION

Definitions

1.1 In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings respectively:

     "1933 Act" means the United States Securities Act of 1933, as amended;

     "ABCA" means the Alberta Business Corporations Act;

     "Acquisition Proposal" means any bona fide proposal with respect to any merger, amalgamation, arrangement, take-over bid, sale of assets (excluding inventory sold in the ordinary course of business) representing more than 25% of the book value (on a consolidated basis) of Commonwealth's total assets (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale), any sale of more than 75% of the Commonwealth Common Shares then outstanding or similar transactions involving Commonwealth or any Material Subsidiary, or a proposal to do so, excluding the Arrangement;

     "Affected Employees" has the meaning ascribed thereto in ss.4.10;

     "affiliate" has the meaning ascribed thereto in the Securities Act, unless otherwise expressly stated herein;

     "Affiliate's Letter" means a letter, to be substantially in the form and content of Schedule A hereto;

     "Appropriate Regulatory Approvals" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, regulatory agencies or self-regulatory organizations, as set out in Schedule B hereto;

     "Arrangement" means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with section 6.1 or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

     "Arrangement Resolutions" means the special resolution of the Commonwealth Securityholders, to be substantially in the form and content of Schedule C annexed hereto;

     "Articles of Arrangement" means the articles of arrangement of Commonwealth in respect of the Arrangement that are required by the CBCA to be sent to the Director after the Final Order is made;

     "Business Day" means any day on which commercial banks are generally open for business in Seattle, Washington and Vancouver, British Columbia other than a Saturday, a Sunday or a day observed as a holiday in Overland Park, Kansas under the laws of the State of Kansas or the federal laws of the United States of America or in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada;

     "CBCA" means the Canada Business Corporations Act as now in effect and as it may be amended from time to time prior to the Effective Date;

     "CDNSC" means the British Columbia and Alberta Securities Commissions;

     "CDNX" means the Canadian Venture Exchange Inc., being the stock exchange where the shares of Commonwealth are listed as of the date hereof;

     "Circular" means the notice of the Commonwealth Meeting and accompanying management information circular, including all appendices thereto, to be sent to holders of Commonwealth Common Shares in connection with the Commonwealth Meeting;

     "Code" has the meaning ascribed thereto in ss.3.1(k)(ii);

     "Commonwealth Common Shares" means the outstanding common shares in the capital of Commonwealth;

     "Commonwealth Documents" has the meaning ascribed thereto in ss.3.1(m);

     "Commonwealth Meeting" means the special meeting of Commonwealth Securityholders, including any adjournment thereof, to be called and held in accordance with the Interim Order to consider the Arrangement;

     "Commonwealth Options" means the Commonwealth Common Share purchase options being outstanding and unexercised on the Effective Date;

     "Commonwealth Securityholders" means the holders of Commonwealth Common Shares, Commonwealth Warrants and Commonwealth Options, collectively;

     "Commonwealth Stock Options" means those options to purchase Commonwealth shares described on Schedule G hereto;

     "Commonwealth Warrants" means the outstanding non-transferable warrants of Commonwealth exercisable for Commonwealth Common Shares as described in Schedule G hereto;

     "Confidentiality Agreement" means the confidentiality provisions of the letter of intent dated October 23, 2000 between Empire and Commonwealth;

     "Continuance" means the change of legal domicile of Commonwealth from the ABCA to the CBCA;

     "Court" means the Court of Queen's Bench of Alberta;

     "Depositary" means CIBC Mellon Trust Company at its offices set out in the letter of transmittal and election form for use by holders of Commonwealth Common Shares, in the form accompanying the Circular;

     "Director" means the Director appointed pursuant to section 260 of the CBCA;

     "Dissent Rights" means the rights of dissent in respect of the Continuance described in section 3.1 of the Plan of Arrangement;

     "Dissenting Shareholder" has the meaning ascribed thereto in the Plan of Arrangement;

     "Effective Date" means the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement provided that such date occurs on or prior to the Termination Date;

     "Effective Time" has the meaning ascribed thereto in the Plan of Arrangement;

     "Empire Common Shares" means the shares of common stock in the capital of Empire;

     "Empire Holdings" means Empire Holdings Limited, a company existing under the federal laws of Canada which, at the time of the consummation of the Arrangement, will be an indirect wholly-owned subsidiary of Empire;

     "Empire Options and Warrants" means those options and warrants to purchase Empire shares set forth on Schedule H hereto;

     "Empire Parties" means Empire, Empire Holdings and Empire Exchangeco;

     "Environmental Laws" means all applicable Laws, including applicable common law, relating to the protection of the environment and public health and safety;

     "Environmental Permits" has the meaning ascribed thereto in ss.3.1(j)(ii);

     "ERISA" has the meaning ascribed thereto in ss.3.1(l)(i);

     "Exchange Act" has the meaning ascribed thereto in ss.2.6(d);

     "Exchange Ratio" has the meaning ascribed thereto in the Plan of Arrangement;

     "Exchangeable Shares" means the non-voting exchangeable shares in the capital of Empire Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in Appendix 1 to the Plan of Arrangement;

     "Exchange Trust Agreement" means an agreement to be made between Empire, Empire Exchangeco and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Schedule F annexed hereto, with such changes thereto as the parties hereto, acting reasonably, may agree;

     "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

     "Form SB2" has the meaning ascribed thereto in ss.2.6(b);

     "Form S-8" has the meaning ascribed thereto in ss.2.6(c);

     "Governmental Entity" means any

          (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign,

          (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or

          (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

     "Hazardous Substance" means any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, toxic substance, dangerous substance or dangerous good as defined or identified in or regulated by any Environmental Law;

     "holders" means, when used with reference to the Commonwealth Securityholders, the holders of Commonwealth Common Shares, Commonwealth Options and Commonwealth Warrants shown from time to time in the register or other record maintained by or on behalf of Commonwealth in respect of such Commonwealth securities and, when used with reference to the Exchangeable Shares, means the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of Empire Exchangeco in respect of the Exchangeable Shares;

     "including" means including without limitation;

     "Information" has the meaning ascribed thereto in ss.4.7(b);

     "Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by ss.2.3;

     "Information" has the meaning ascribed thereto in ss.4.7(b);

     "Laws" means all statutes, regulations, statutory rules, orders, and terms and conditions of any grant of approval, permission, authority or license of any court, Governmental Entity, statutory body (including the CDNX and OTC Bulletin Board and the NASDAQ-AMEX Market) or self-regulatory authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

     "Material Adverse Change", when used in connection with Empire or Commonwealth, means any change, effect, event or occurrence with respect to its condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued conditional or otherwise), businesses, operations or results of operations or those of its subsidiaries that is, or would reasonably be expected to be, material and adverse to the business, operations or financial condition of such party and its subsidiaries taken as a whole other than any change, effect, event or occurrence

          (a) relating to the Canadian or United States' economy or securities markets in general, or

          (b) affecting the Canadian or United States oil and gas industry in general;

     "Material Adverse Effect" when used in connection with Empire or Commonwealth, means any effect that is, or would reasonably be expected to be, material and adverse to the business, operations or financial condition of such party and its subsidiaries taken as a whole;

     "Material Subsidiary" means each subsidiary of Commonwealth or Empire, the total assets of which constituted more than ten percent of the consolidated assets of Commonwealth or Empire or the total revenues of which constituted more than ten percent of the consolidated revenues of Commonwealth or Empire, in each case as set out in the financial statements of Commonwealth or Empire for the period ended September 30, 2000 and including each affiliate of Commonwealth or Empire that directly or indirectly holds an equity interest in each such subsidiary;

     "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

     "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Schedule D annexed hereto and any amendments or variations thereto made in accordance with section 6.1 or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

     "Pre-Effective Date Period" shall mean the period from and including the date hereof to and including the Effective Time on the Effective Date;

     "Publicly Disclosed" means disclosed by Commonwealth or Empire in any news release or in a public filing or news release from January 1, 1999 to and including the date of this Agreement;

     "Redeemable Voting Shares" means the $0.0001 par value redeemable voting shares to be created in the capital of Empire and having substantially the rights, privileges, restrictions and conditions described in the Support Agreement and which will be issued in pairs on a one-for-one basis with the Exchangeable Shares;

     "Replacement Option" has the meaning ascribed thereto in ss.2.4(d);

     "Replacement Warrant" has the meaning ascribed thereto in ss.2.4(c);

     "Representatives" has the meaning ascribed thereto in ss.4.7(a);

     "SEC" means the United States Securities and Exchange Commission;

     "Securities Acts" means the Securities Act (British Columbia) and the Securities Act (Alberta) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

     "Specified Empire Event" means the occurrence of a Material Adverse Change with respect to Empire, or a breach by a Empire Party of its obligations hereunder, if by reason thereof, and taking into account ss.5.4, Commonwealth would be entitled to rely on the failure of a condition set forth in sections 5.3(a), 5.3(b) or 5.3(c) as a reason not to complete the Arrangement;

     "subsidiary" means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control or which is in a like relation to a subsidiary;

     "Superior Proposal" means any bona fide proposal by a third party directly or indirectly, to acquire assets representing more than 25% of the book value (on a consolidated basis) of Commonwealth's total assets or more than 25% of the outstanding Commonwealth Common Shares, whether by way of merger, amalgamation, arrangement, take-over bid, sale of assets or otherwise, and that in the good faith determination of the Board of Directors of Commonwealth after consultation with financial advisors and outside counsel

          (a) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of such proposal and the party making such proposal, and

          (b) would, if consummated in accordance with its terms, result in a transaction

               (i) more favourable to the Commonwealth Securityholders than the transaction contemplated by this Agreement, and

               (ii) having a blended value per Commonwealth Common Share greater than the per share value attributable thereto under the transaction contemplated by this Agreement;

     "Support Agreement" means an agreement to be made between Empire, Empire Holdings and Empire Exchangeco substantially in the form and content of Schedule E annexed hereto, with such changes thereto as the parties hereto, acting reasonably, may agree;

     "Termination Date" means February 28, 2001, or such later date as may be mutually agreed by the parties to this Agreement;

     "Trustee" means the trustee to be chosen by Empire and Commonwealth, acting reasonably, to act as trustee under the Exchange Trust Agreement;

     "Urax" and "Uraxes" have the respective meanings ascribed thereto in ss.3.1(k)(iii);

     "Urax Returns" means all returns, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes;

Interpretation Not Affected by Headings, etc.

1.2 The division of this Agreement into Parts, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Part" or "section" followed by a number and/or a letter refer to the specified Part or section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular Part, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

Currency

1.3 Unless otherwise specifically indicated, all sums of money referred to in this Agreement are expressed in lawful money of the United States of America.

Number, etc.

1.4 Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

Date For Any Action

1.5 In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

Entire Agreement

1.6 This Agreement and the agreements and other documents herein referred to constitute the entire agreement between the parties hereto pertaining to the terms of the Arrangement and supersede all other prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto with respect to the terms of the Arrangement.

Schedules

1.7 The following Schedules are annexed to this Agreement and are hereby incorporated by reference into this Agreement and form part hereof:

        Schedule A        -       Affiliate's Letter
        Schedule B        -       Appropriate Regulatory Approvals
        Schedule C        -       Arrangement Resolutions
        Schedule D        -       Plan of Arrangement
        Schedule E        -       Support Agreement
        Schedule F        -       Exchange Trust Agreement
        Schedule G        -       Commonwealth Capitalization Table
        Schedule H        -       Empire Capitalization Table

Accounting Matters

1.8 Unless otherwise stated, all accounting terms used in this Agreement in respect of Commonwealth shall have the meanings attributable thereto under Canadian generally accepted accounting principles and all determinations of an accounting nature in respect of Commonwealth required to be made shall be made in a manner consistent with Canadian generally accepted accounting principles and past practice. Unless otherwise stated, all accounting terms used in this Agreement in respect of Empire shall have the meanings attributable thereto under United States generally accepted accounting principles and all determinations of an accounting nature required to be made in respect of Empire shall be made in a manner consistent with United States generally accepted accounting principles and past practice.

Knowledge

1.9 Each reference herein to the knowledge of a party means, unless otherwise specified, the existing knowledge of such party without specific or special inquiry.

                                     Part 2

                                 THE ARRANGEMENT

Implementation Steps by Commonwealth

2.1 Commonwealth covenants in favour of the Empire Parties that Commonwealth shall:

     (a) apply to the Registrar of Corporations (Alberta) for permission to continue Commonwealth from the jurisdiction of the ABCA to the CBCA;

     (b) subject to ss.2.5, as soon as reasonably practicable, apply in a manner acceptable to the Empire Parties, acting reasonably, under section 186 of the ABCA for the Interim Order, and thereafter proceed with and diligently seek the Interim Order;

     (c) subject to ss.2.5 convene and hold the Commonwealth Meeting for the purpose of considering the Continuance and the Arrangement Resolutions (and for any other proper purpose as may be set out in the notice for such meeting);

     (d) subject to obtaining the approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order; and

     (e) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement.

Implementation Steps by Empire Parties

2.2 The Empire Parties covenant in favour of Commonwealth that, on or prior to the Effective Date and subject to the satisfaction or waiver of the other conditions herein contained in favour of each such party:

     (a) Empire, Empire Holdings and Empire Exchangeco shall execute and deliver the Support Agreement;

     (b) Empire and Empire Exchangeco shall execute and deliver the Exchange Trust Agreement; and

     (c) Empire shall issue the Redeemable Voting Shares in accordance with the Support Agreement at the Effective Time.

Interim Order

2.3 The notice of motion for the application referred to in ss.2.1(b) shall request that the Interim Order provide:

     (a) for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Commonwealth Meeting and for the manner in which such notice is to be provided;

     (b) that the requisite approval for the Arrangement Resolutions shall be 66 2/3% of the votes cast on the Arrangement Resolutions (i) by holders present in person or by proxy of Commonwealth Common Shares and also (ii) by 66?% of Commonwealth Securityholders present in person or by proxy at the Commonwealth Meeting (such that for such additional vote, each holder of Commonwealth Common Shares is entitled to one vote for each Commonwealth Common Share held, each holder of Commonwealth Options is entitled to one vote for each Commonwealth Common Share such holder would have received on a valid exercise of Commonwealth Options and each holder of Commonwealth Warrants is entitled to one vote for each Commonwealth Common Share such holder would have received on a valid exercise of Commonwealth Warrants);

     (c) that, in all other respects, the terms, restrictions and conditions of the by-laws and articles of Commonwealth, including quorum requirements and all other matters, shall apply in respect of the Commonwealth Meeting; and

     (d) for confirmation of the Dissent Rights.

Articles of Arrangement

2.4 The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, and all as subject to the provisions of the Plan of Arrangement, provide substantially as follows:

     (a) each outstanding Commonwealth Common Share that is not held by a holder who has exercised its Dissent Rights and is ultimately entitled to be paid the fair value of the Commonwealth Common Shares (other than Commonwealth Common Shares held by Empire or any affiliate thereof), will be transferred by the holder thereof to Empire Exchangeco in exchange for that number of fully paid and non-assessable Exchangeable Shares and Redeemable Voting Shares, as the case may be, equal to the Exchange Ratio, and the name of each such holder of Commonwealth Common Shares will be removed from the register of holders of Commonwealth Common Shares and added to the register of holders of Exchangeable Shares and Redeemable Voting Shares, as the case may be, and Empire Exchangeco will be recorded as the registered holder of such Commonwealth Common Shares so exchanged and will be deemed to be the legal and beneficial owner thereof;

     (b) Commonwealth Common Shares held by Dissenting Shareholders who are ultimately entitled to be paid the fair value of the Commonwealth Common Shares held by them shall also be so transferred to Empire Exchangeco and Commonwealth Common Shares held by Empire or any affiliate thereof will be transferred by the holder thereof, without any act or formality on its part, to Empire Exchangeco in exchange for that number of fully paid and non-assessable Exchangeable Shares and Redeemable Voting Shares equal to the Exchange Ratio, and the name of each such holder of Commonwealth Common Shares will be removed from the register of holders of Commonwealth Common Shares and added to the register of holders of Exchangeable Shares and Redeemable Voting Shares and Empire Exchangeco will be recorded as the registered holder of such Commonwealth Common Shares so exchanged and will be deemed to be the legal and beneficial owner of such Commonwealth Common Shares;

     (c) each Commonwealth Warrant shall be transferred by the holder thereof, without any act or formality on its part, to Empire in exchange for that number of fully paid and non-assessable warrants ("Replacement Warrants") proportionate to the Exchange Ratio with the exercise price appropriately adjusted by the Exchange Ratio; and

     (d) each Commonwealth Option shall be exchanged for an option (a "Replacement Option") to purchase that number of Exchangeable Shares proportionate to the Exchange Ratio with the exercise price appropriately adjusted by the Exchange Ratio.

Circular

2.5 As promptly as practicable after the execution and delivery of this Agreement, Empire and Commonwealth shall prepare the Circular together with any other documents required by the Securities Acts or other applicable Laws in connection with the Arrangement, and as promptly as practicable after the execution and delivery of this Agreement, with a target date of January 8, 2001, Commonwealth shall cause the Circular and other documentation required in connection with the Commonwealth Meeting to be sent to each holder of Commonwealth Common Shares, Commonwealth Warrants and Commonwealth Options and filed as required by the Interim Order and applicable Laws.

Securities Compliance

2.6 (a) Empire shall use all reasonable efforts to obtain any necessary orders required from the CDNSC and other applicable Canadian securities authorities to permit the first resale of

          (i) the Exchangeable Shares and Redeemable Voting Shares issued pursuant to the Arrangement,

          (ii) the Empire Common Shares issued upon exchange of the Exchangeable Shares (and concurrent redemption of the Redeemable Voting Shares) from time to time, and

          (iii) the Empire Common Shares issued from time to time upon the exercise of the Replacement Options and Replacement Warrants,

     in each case without qualification with or approval of or the filing of any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Governmental Entity or regulatory authority under any Canadian federal, provincial or territorial securities or other Laws or pursuant to the rules and regulations of any regulatory authority administering such Laws, or the fulfilment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" of Empire or Commonwealth for purposes of Canadian federal, provincial or territorial securities Laws).

     (b) As promptly as practicable after the date hereof, Empire shall file, if determined to be necessary, a registration statement on Form SB2 (or other applicable form) (the "Form SB2") in order to register under the 1933 Act the Empire Common Shares to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares (and redemption of the Redeemable Voting Shares) and shall use its reasonable efforts to cause the Form SB2 to become effective and to maintain the effectiveness of such registration for the period that such Exchangeable Shares remain outstanding.

     (c) As promptly as practicable after the Effective Date, Empire shall file a registration statement on Form S-8 (or other applicable form) (the "Form S-8") in order to register under the 1933 Act those Empire Common Shares to be issued from time to time after the Effective Time upon the exercise of the Replacement Options and Replacement Warrants.

     (d) Commonwealth and Empire shall take all such steps as may be required to cause the transactions contemplated by Part 2 hereof and any other dispositions of Commonwealth equity securities and/or acquisitions of Empire equity securities (including, in each case derivative securities) in connection with this Agreement or the transactions contemplated hereby by any individual who is a director or officer of Commonwealth, to be exempt under Rule 16b-3 promulgated under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act").

Preparation of Filings

2.7 Empire and Commonwealth shall cooperate in:

     (a) the preparation of any application for the orders and the preparation of any required registration statements and any other documents reasonably deemed by Empire or Commonwealth to be necessary to discharge their respective obligations under United States and Canadian federal, provincial, territorial or state securities Laws in connection with the Arrangement and the other transactions contemplated hereby;

     (b) the taking of all such action as may be required under any applicable United States and Canadian federal, provincial, territorial or state securities Laws (including "blue sky laws") in connection with the issuance of the Exchangeable Shares and the Empire Common Shares in connection with the Arrangement or the exercise of the Replacement Options and Replacement Warrants; provided, however, that with respect to the United States "blue sky" and Canadian provincial qualifications neither Empire nor Commonwealth shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where such entity is not now so subject, except as to matters and transactions arising solely from the offer and sale of the Exchangeable Shares and the Redeemable Voting Shares and, if applicable, the listing of Empire Common Shares on the CDNX; and

     (c) the taking of all such action as may be required under the ABCA and CBCA in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

2.8 Each of Empire and Commonwealth shall furnish to the other all such information concerning it and its securityholders as may be required (and, in the case of its securityholders, available to it) for the effectuation of the actions described in sections 2.5 and 2.6 and the foregoing provisions of this ss.2.8, and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the Arrangement and the other transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished.

2.9 Empire and Commonwealth shall each promptly notify the other if at any time before or after the Effective Time it becomes aware that the Circular or an application for an order or a registration statement described in ss.2.6 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Circular or such application or registration statement. In any such event, Empire and Commonwealth shall cooperate in the preparation of a supplement or amendment to the Circular or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to shareholders of Empire or Commonwealth and/or filed with the relevant securities regulatory authorities.

2.10 Commonwealth shall ensure that the Circular complies with all applicable Laws and, without limiting the generality of the foregoing, that the Circular does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by the Empire Parties or any third party that is not an affiliate of Commonwealth). Without limiting the generality of the foregoing, Commonwealth shall ensure that the Circular provides Commonwealth Securityholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Commonwealth Meeting and Empire shall provide all information regarding it necessary to do so.

2.11 Empire shall ensure that the Form SB2 and Form S-8 comply with all applicable Laws and, without limiting the generality of the foregoing, that such documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by Commonwealth or any third party that is not an affiliate of Empire) and Commonwealth shall provide all information regarding it necessary to do so.

                                     Part 3

                         REPRESENTATIONS AND WARRANTIES

Representations and Warranties of Commonwealth

3.1 Commonwealth represents and warrants to and in favour of the Empire Parties as follows and acknowledges that the Empire Parties are relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

     (a) Organization.

          (i) Each of Commonwealth and the Material Subsidiaries has been duly incorporated or formed under all applicable Laws, is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as currently owned and conducted. All of the outstanding shares and other ownership interests of the Material Subsidiaries which are held directly or indirectly by Commonwealth are validly issued, fully paid and non-assessable and all such shares and other ownership interests are owned directly or indirectly by Commonwealth, free and clear of all material liens, claims or encumbrances, except as set forth in the Commonwealth Disclosure Letter or pursuant to restrictions on transfers contained in constating documents, and except as aforesaid there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares or other ownership interests in any of the Material Subsidiaries. Commonwealth has disclosed in the Commonwealth Disclosure Letter the names and jurisdictions of incorporation of each of the Material Subsidiaries.

          (ii) Neither Commonwealth nor any Material Subsidiary has any minority interest in any other corporation or entity, which minority interest is material in relation to the consolidated financial position of Commonwealth.

     (b) Capitalization. The authorized capital of Commonwealth consists of an unlimited number of Commonwealth Common Shares and an unlimited number of preferred shares, issuable in series. As of the date of this Agreement there are 34,578,544 Common Shares issued and outstanding, nil preferred shares issued and the number of Common Shares issuable on the exercise of Commonwealth Options and Warrants is 5,903,116 as more particularly described in Schedule G and including a 2 million unit private placement which is intended to close before the Effective Date although the failure to so close this private placement will not affect the other terms and conditions hereof. Except as described in the preceding sentences of this ss.3.1(b), there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating Commonwealth or any Material Subsidiary to issue or sell any shares of Commonwealth or any of the Material Subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of Commonwealth, any Material Subsidiary or any other Person, nor is there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Commonwealth or any subsidiary. There have been no Commonwealth Common Shares issued or purchased for cancellation since December 31, 1998. All outstanding Commonwealth Common Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights (except the 2 million units for which all funds have not yet been received). There are no outstanding bonds, debentures or other evidences of indebtedness of Commonwealth or any subsidiary having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of the Commonwealth Common Shares on any matter. Except as set forth in the Commonwealth Disclosure Letter, there are no outstanding contractual obligations of Commonwealth or any of the Material Subsidiaries to repurchase, redeem or otherwise acquire any of its outstanding securities or with respect to the voting or disposition of any outstanding securities of any of the Material Subsidiaries.

     (c) Authority and No Violation.

          (i) Commonwealth has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Commonwealth and the consummation by Commonwealth of the transactions contemplated by this Agreement have been duly authorized by its Board of Directors and no other corporate proceedings on its part are necessary to authorize this Agreement, or the transactions contemplated hereby other than:

               (A) with respect to the Circular and other matters relating solely thereto, including the implementation of the Arrangement, the approval of the Board of Directors of Commonwealth; and

               (B) with respect to the completion of the Arrangement, the approval of the Commonwealth Securityholders.

          (ii) This Agreement has been duly executed and delivered by Commonwealth and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity and to the fact that the Currency Act (Canada) precludes a court in Canada from giving judgment in' any currency other than Canadian currency.

          (iii) The Board of Directors of Commonwealth has

               (A) determined unanimously that the Arrangement is fair to the holders of the Commonwealth Common Shares and is in the best interests of Commonwealth,

               (B) has requested an opinion from Ross Glanville & Associates Ltd. to the effect that, as of the date of this Agreement, the Exchange Ratio or the Arrangement is fair from a financial point of view to the holders of the Commonwealth Common Shares, and

               (C) determined unanimously to recommend that the holders of the Commonwealth Common Shares vote in favour of the Arrangement. Commonwealth is not subject to a shareholder rights plan or "poison pill" or similar plan.

          (iv) The approval of this Agreement, the execution and delivery by Commonwealth of this Agreement and the performance by it of its obligations hereunder and the completion of the Arrangement and the transactions contemplated thereby, will not, except as disclosed in the Commonwealth Disclosure Letter:

               (A) result in a violation or breach of, require any consent to be obtained under or give rise to any termination, purchase or sale rights or payment obligation under any provision of:

                    (I) its or any Material Subsidiary's certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding relating to ownership of shares or other interests or to corporate governance with any party holding an ownership interest in any Material Subsidiary;

                    (II) subject to obtaining the Appropriate Regulatory Approvals relating to Commonwealth, any Laws, judgment or decree except to the extent that the violation or breach of, or failure to obtain any consent under, any Laws, judgment or decree would not, individually or in the aggregate, have a Material Adverse Effect on Commonwealth; or

                    (III) subject to obtaining the Appropriate Regulatory Approvals relating to Commonwealth and except as would not, individually or in the aggregate, have a Material Adverse Effect on Commonwealth, any material contract, agreement, license, franchise or permit to which Commonwealth or any Material Subsidiary is party or by which it is bound or subject or is the beneficiary;

               (B) give rise to any right of termination or acceleration of indebtedness of Commonwealth or any subsidiary, or cause any such indebtedness to come due before its stated maturity or cause any available credit of Commonwealth or any subsidiary to cease to be available other than as would not, individually or in the aggregate, have a Material Adverse Effect on Commonwealth;

               (C) except as would not, individually or in the aggregate, have a Material Adverse Effect on Commonwealth, result in the imposition of any encumbrance, charge or lien upon any of its assets or the assets of any Material Subsidiary, or restrict, hinder, impair or limit the ability of Commonwealth or any Material Subsidiary to carry on the business of Commonwealth or any Material Subsidiary as and where it is now being carried on; or

               (D) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Commonwealth or any subsidiary or increase any benefits otherwise payable under any Commonwealth Plan or result in the acceleration of time of payment or vesting of any such benefits, including the time of exercise of stock options.

     No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by Commonwealth and its subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Commonwealth of the transactions contemplated hereby other than (A) any approvals required by the Interim Order, (B) the Final Order, (C) filings with the Director under the CBCA,
     (D) the Appropriate Regulatory Approvals relating to Commonwealth and (E) any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on Commonwealth.

     (d) No Defaults. Subject to obtaining the Appropriate Regulatory Approvals relating to Commonwealth and except as disclosed in the Commonwealth Disclosure Letter, neither Commonwealth nor any of its subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under, any contract, agreement, license or franchise to which it is a party which would, if terminated due to such default, cause a Material Adverse Effect.

     (e) Absence of Certain Changes or Events. Except as disclosed in the Commonwealth Disclosure Letter or Publicly Disclosed by Commonwealth, from December 31, 1998 through to the date hereof each of Commonwealth and the Material Subsidiaries has conducted its business only in the ordinary and regular course of business consistent with past practice and there has not occurred:

          (i) a Material Adverse Change with respect to Commonwealth;

          (ii) any damage, destruction or loss, whether covered by insurance or not, that could reasonably be expected to have a Material Adverse Effect on Commonwealth;

          (iii) any redemption, repurchase or other acquisition of Commonwealth Common Shares or Commonwealth Preferred Shares by Commonwealth or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to Commonwealth Common Shares;

          (iv) any material increase in or modification of the compensation payable or to become payable by it to any of its directors or officers, or any grant to any such director or officer of any increase in severance or termination pay;

          (v) any increase in or modification of any bonus, pension, insurance or benefit arrangement (including the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its directors or officers;

          (vi) any acquisition or sale of its property or assets to a Person not dealing at arm's length;

          (vii) any entering into, amendment of, relinquishment, termination or non-renewal by it of any material contract, agreement, license, franchise, lease transaction, commitment or other right or obligation, other than in the ordinary and regular course of business consistent with past practice;

          (viii) any resolution to approve a split, combination or reclassification of any of its outstanding shares;

          (ix) any change in its accounting methods, principles or practices; or

          (x) any agreement or arrangement to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made.

     (f) Employment.

          (i) Except as set forth in the management information circular prepared in connection with the Commonwealth Meeting or the Commonwealth Disclosure Letter, neither Commonwealth nor any Material Subsidiary is a party to any written or oral policy, agreement, obligation or understanding providing for severance or termination payments to, or any employment agreement with, any director or officer.

          (ii) Except as set forth in the Commonwealth Disclosure Letter, neither Commonwealth nor any Material Subsidiary is a party to any collective bargaining agreement nor subject to any application for certification or, to the knowledge of Commonwealth, threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement nor are there any current, pending or, to the knowledge of Commonwealth, threatened strikes or lockouts at Commonwealth or any Material Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect on Commonwealth.

          (iii) Neither Commonwealth nor any Material Subsidiary is subject to any claim for wrongful dismissal, constructive dismissal or any other tort claim, actual or, to the knowledge of Commonwealth, threatened, or any litigation, actual or, to the knowledge of Commonwealth, threatened, relating to employment or termination of employment of employees or independent contractors, other than those claims or such litigation as would, individually or in the aggregate, not have a Material Adverse Effect on Commonwealth.

          (iv) Commonwealth and all Material Subsidiaries have operated in accordance with all applicable Laws with respect to employment and labour, including, but not limited to, employment and labour standards, occupational health and safety, employment equity, pay equity, workers' compensation, human rights and labour relations and there are no current, pending or, to the knowledge of Commonwealth, threatened proceedings before any board or tribunal with respect to any of the above areas, other than where the failure to so operate or such proceedings which, individually or in the aggregate, would not have a Material Adverse Effect on Commonwealth.

     (g) Financial Statements. The audited consolidated financial statements for Commonwealth as at and for each of the 12-month periods ended December 31, 1999 and 1998 and the unaudited consolidated financial statements for the 9-month period ended September 30, 2000 have been prepared in accordance with Canadian generally accepted accounting principles (subject, in the case of such unaudited financial statements, to the absence of notes and to year-end adjustments), the requirements of applicable Governmental Entities and applicable securities Laws; such financial statements present fairly, in all material respects, the consolidated financial position and results of operations of Commonwealth and its subsidiaries as of the respective dates thereof and for the respective periods covered thereby, subject, in the case of such unaudited financial statements, to year-end adjustments.

     (h) Books and Records. The books, records and accounts of Commonwealth and its subsidiaries, in all material respects,

          (i) have been maintained in accordance with good business practices on a basis consistent with prior years,

          (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Commonwealth and its subsidiaries and

          (iii) accurately and fairly reflect the basis for the Commonwealth consolidated financial statements. Commonwealth has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that

               (A) transactions are executed in accordance with management's general or specific authorization; and

               (B) transactions are recorded as necessary

                    (I) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles or any other criteria applicable to such statements and

                    (II) to maintain accountability for assets.

     (i) Litigation, Etc. Except as set forth in the Commonwealth Disclosure Letter or Publicly Disclosed by Commonwealth, there is no claim, action, proceeding or investigation (including any native land claims) pending or, to the knowledge of Commonwealth, threatened against Commonwealth or any Material Subsidiary before any court or Governmental Entity that, if adversely determined, would reasonably be expected to have a Material Adverse Effect on Commonwealth, or prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement. Neither Commonwealth nor any Material Subsidiary, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect on Commonwealth or that would prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement.

     (j) Environmental. Except for any matters that, individually or in the aggregate, would not have a Material Adverse Effect on Commonwealth:

          (i) all operations of Commonwealth and its Material Subsidiaries have been conducted, and are now, in compliance with all Environmental Laws;

          (ii) Commonwealth and its Material Subsidiaries are in possession of, and in compliance with, all permits, authorizations, certificates, registrations, approvals and consents necessary under Environmental Laws to own, lease and operate their properties and to conduct their respective businesses as they are now being conducted or as proposed to be conducted (collectively the "Environmental Permits"); and

          (iii) except as set forth in the Commonwealth Disclosure Letter, neither Commonwealth nor any Material Subsidiary is aware of, or is subject to:

               (A) any Environmental Laws which requires or may require any work, repairs, construction, change in business practices or operations, or expenditures, including capital expenditures for facility upgrades, environmental investigation and remediation expenditures, or any other such expenditures;

               (B) any written demand or written notice with respect to the breach of or liability under any Environmental Laws applicable to Commonwealth or any subsidiary, including any regulations respecting the use, storage, treatment, transportation or disposition (including disposal or arranging for disposal) of Hazardous Substances;

               (C) any written demand or written notice with respect to liability, by contract or operation of applicable Laws, under Environmental Laws applicable to Commonwealth or any current or former subsidiary or any of their respective predecessor entities, divisions or any formerly owned, leased or operated properties or assets of the foregoing, including liability with respect to the presence, release or discharge of Hazardous Substances; or

               (D) any changes in the terms or conditions of any Environmental Permits or any renewal, modification, revocation, re-issuance, alteration, transfer or amendment of such Environmental Permits, or any review by, or approval of, any Governmental Entity of such Environmental Permits that are required in connection with the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby or the continuation of business of Commonwealth or any subsidiaries following such consummation.

     (k) Tax Matters. Except as set forth in the Commonwealth Disclosure Letter:

          (i) Commonwealth and each of its subsidiaries have filed, or caused to be filed, all material Tax Returns required to be filed by them (all of which returns were correct and complete in all material respects) and have paid, or caused to be paid, all material amounts of Taxes shown to be due and payable thereon, and Commonwealth's most recently published financial statements contain an adequate provision in accordance with generally accepted accounting principles for all material amounts of Taxes payable in respect of each period covered by such financial statements and all prior periods to the extent such Taxes have not been paid, whether or not due and whether or not shown as being due on any Tax Returns. Commonwealth and each of its subsidiaries have made adequate provision in accordance with generally accepted accounting principles in their books and records for any material amounts of Taxes accruing in respect of any accounting period which has ended subsequent to the period covered by such financial statements.

          (ii) Neither Commonwealth nor any subsidiary has received any written notification that any issues involving a material amount of Taxes have been raised (and are currently pending) by Revenue Canada, the United States Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns referred to above and no waivers of statutes of limitations have been given or requested with respect to Commonwealth or any Material Subsidiary. To the best of the knowledge of Commonwealth, there are no proposed in writing (but unassessed) additional Taxes involving a material amount of Taxes and none has been asserted in writing. No Tax liens have been filed for material amounts of Taxes other than for Taxes not yet due and payable. Neither Commonwealth nor any of its subsidiaries (i) has made an election to be treated as a "consenting corporation" under Section 341(f) of the United States Internal Revenue Code (the "Code") or (ii) is a party to any Tax sharing or other similar agreement or arrangement of any nature with any other person (other than Commonwealth or any of its subsidiaries) pursuant to which Commonwealth or any of its subsidiaries has or could have any material liabilities in respect of Taxes, other than any liability arising under an agreement providing for the sale or other disposition of property by Commonwealth or any of its subsidiaries. Commonwealth has not made an election under
          Section 897(i) of the Code to be treated as a domestic corporation for purposes of Sections 897, 1445 and 6039C of the Code.

          (iii) "Urax" and "Taxes" means, with respect to any entity, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, Canada Pension Plan premiums, excise, severance, social security premiums, workers' compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing. For purposes of this ss.3.1(k), the term "material amount of Taxes" shall mean an amount of Taxes that is material to Commonwealth and its subsidiaries taken as a whole.

     (l) Pension and Employee Benefits. Commonwealth has confirmed in the Disclosure Letter that it has no employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices, whether written or oral, which are maintained by Commonwealth and/or a Material Subsidiary (collectively referred to as the "Commonwealth Plans").

     (m) Reports. Commonwealth has filed with the CDNSC true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1998 (such forms, reports, schedules, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "Commonwealth Documents"). The Commonwealth Documents at the time filed (i) did not contain any misrepresentation (as defined in the Securities Acts) and (ii) complied in all material respects with the requirements of applicable securities Laws. Commonwealth has not filed any confidential material change report with the CDNSC or any other securities authority or regulator or any stock exchange or other self-regulatory authority which at the date hereof remains confidential.

     (n) Compliance with Laws. Except as disclosed in the Commonwealth Disclosure Letter or Publicly Disclosed by Commonwealth, Commonwealth and the Material Subsidiaries have complied with and are not in violation of any applicable Laws, orders, judgments and decrees other than non-compliance or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Commonwealth. Without limiting the generality of the foregoing, all securities of Commonwealth (including, all options, rights or other convertible or exchangeable securities) have been issued in compliance, in all material respects, with all applicable securities Laws and all securities to be issued upon exercise of any such options, rights and other convertible or exchangeable securities will be issued in compliance with all applicable securities Laws.

     (o) Restrictions on Business Activities. Except as set forth in the Commonwealth Disclosure Letter or Publicly Disclosed by Commonwealth, there is no agreement, judgment, injunction, order or decree binding upon Commonwealth or any Material Subsidiary that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of Commonwealth or any Material Subsidiary, any acquisition of property by Commonwealth or any Material Subsidiary or the conduct of business by Commonwealth or any Material Subsidiary as currently conducted other than such agreements, judgments, injunctions, orders or decrees which would not, individually or in the aggregate, have a Material Adverse Effect on Commonwealth.

     (p) Material Customers. There is no single customer of Commonwealth or its subsidiaries, the loss of which would have a Material Adverse Effect on Commonwealth.

     (q) Intellectual Property. Except as set forth in the Commonwealth Disclosure Letter, Commonwealth and its subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trade-marks, trade names, service marks, copyrights, know how and other proprietary intellectual property rights that are material to the conduct of the business, as presently conducted, of Commonwealth and its subsidiaries taken as a whole.

     (r) Insurance. Commonwealth has policies of insurance in force as of the date hereof naming Commonwealth as an insured which, having regard to the nature of such risk and the relative cost of obtaining insurance, Commonwealth believes are reasonable.

     (s) Property. Except as disclosed in the Commonwealth Disclosure Letter, Commonwealth and each Material Subsidiary have good and sufficient title to the real property interests including leases, easements, rights of way, permits or licences from land owners or authorities permitting the use of land by Commonwealth or such Material Subsidiary, necessary to permit the operation of its businesses as presently owned and conducted except for such failure of title that would individually or in the aggregate not have a Material Adverse Effect on Commonwealth.

     (t) Licences, Etc. Except as disclosed in the Commonwealth Disclosure Letter, Commonwealth and each Material Subsidiary owns, possesses, or has obtained and is in compliance with, all licences, permits, certificates, orders, grants and other authorizations of or from any Governmental Entity necessary to conduct its businesses as now conducted or as proposed to be conducted except for such failure that would individually or in the aggregate not have a Material Adverse Effect on Commonwealth.

     (u) Registration Rights. No holder of securities issued by Commonwealth has any right to compel Commonwealth to register or otherwise qualify such securities for public sale in Canada or the United States.

Representations and Warranties of the Empire Parties

3.2 The Empire Parties jointly and severally represent and warrant to and in favour of Commonwealth as follows and acknowledge that Commonwealth is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

     (a) Organization. Each of the Empire Parties and the Empire Material Subsidiaries has been duly incorporated or formed under all applicable Laws, is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as currently owned and conducted. All of the outstanding shares of capital stock and other ownership interests of Empire's subsidiaries which are held directly or indirectly by Empire are validly issued, fully paid and non-assessable and all such shares and other ownership interests are owned directly or indirectly by Empire, free and clear of all material liens, claims or encumbrances except as disclosed by Empire to Commonwealth or pursuant to restrictions on transfer contained in constating documents, and there are no outstanding options, rights, entitlements, understandings or commitments (pre-emptive, contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any of its subsidiaries.

     (b) Capitalization. The authorized capital of Empire consists of 50 million shares of common stock, $001 par value. As of the date hereof, there are 13,712,062 Empire Common Shares issued and outstanding and 12,761,000 Empire Common Shares reserved for issuance for 1,588,500 stock options and 11,000,000 warrants. There are no other options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (contingent or otherwise) obligating Empire to issue or sell any shares or securities or obligations of any kind convertible into or exchangeable for any shares. All outstanding Empire Common Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of Empire having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of the Empire Common Shares on any matter. Other than under employee stock option plans, there are no outstanding contractual obligations of Empire to repurchase, redeem or otherwise acquire any of its outstanding securities or with respect to the voting or disposition of any outstanding securities of any of its subsidiaries.

     (c) Authority and No violation.

          (i) Each of the Empire Parties has the requisite corporate power and authority to enter into Agreement, the Support Agreement and the Exchange Trust Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Support Agreement and the Exchange Trust Agreement by each of the Empire Parties and the consummation by each of the Empire Parties of the transactions contemplated by this Agreement, the Support Agreement and the Exchange Trust Agreement have been duly authorized by its respective Board of Directors and no other corporate proceedings on its part are necessary to authorize this Agreement, the Support Agreement and the Exchange Trust Agreement or the transactions contemplated hereby or thereby.

          (ii) This Agreement has been duly executed and delivered by each of the Empire Parties and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity. Each of the Support Agreement and the Exchange Trust Agreement will be duly executed and delivered by each of the Empire Parties party thereto and, when so executed and delivered, will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity.

          (iii) The approval of this Agreement, the Support Agreement and the Exchange Trust Agreement, the execution and delivery by each of the Empire Parties of this Agreement, the Support Agreement and the Exchange Trust Agreement and the performance by it of its obligations hereunder and thereunder and the completion of the Arrangement and the transactions contemplated thereby, will not:

               (A) result in a violation or breach of, require any consent to be obtained under or give rise to any termination, purchase or sale rights or payment obligation under any provision of:

                    (I) its or any Empire Material Subsidiary's certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding relating to ownership of shares or other interests or to corporate governance with any party holding an ownership interest in any Empire Material Subsidiary;

                    (II) subject to obtaining the Appropriate Regulatory Approvals relating to the Empire Parties, any Laws, judgment or decree except to the extent that the violation or breach of, or failure to obtain any consent under, any Laws, judgment or decree would not, individually or in the aggregate, have a Material Adverse Effect on Empire; or

                    (III) subject to obtaining the Appropriate Regulatory Approvals relating to the Empire Parties and except as would not, individually or in the aggregate, have a Material Adverse Effect on Empire, any material contract, agreement, license, franchise or permit to which it is party or by which it is bound or is subject or is the beneficiary;

               (B) give rise to any right of termination or acceleration of indebtedness of any Empire Party or any Empire Material Subsidiary, or cause such indebtedness to come due before its stated maturity or cause any available credit of any Empire Party or any Empire Material Subsidiary to cease to be available; or

               (C) except as would not, individually or in the aggregate, have a Material Adverse Effect on Empire, result in the imposition of any encumbrance, charge or lien upon any of its assets, or restrict, hinder, impair or limit its ability to carry on its business as and where it is now being carried on.

     No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by any of the Empire Parties or the Empire Material Subsidiaries in connection with the execution and delivery of this Agreement, the Support Agreement and the Exchange Trust Agreement or the consummation by any of the Empire Parties of the transactions contemplated hereby or thereby other than (A) the Appropriate Regulatory Approvals relating to the Empire Parties, (B) any filings required in connection with the creation and issue of the Redeemable Voting Share, (C) any approval required in connection with the amendment of the articles of Empire Exchangeco to create the Exchangeable Shares and (D) any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on Empire.

     (d) Absence of Certain Changes or Events. Except as Publicly Disclosed by Empire, since December 31, 1998 through to the date hereof each of the Empire Parties and each Empire Material Subsidiary has conducted its business only in the ordinary and regular course of business consistent with past practice and there has not occurred:

          (i) a Material Adverse Change with respect to Empire;

          (ii) any agreement or arrangement to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made;

          (iii) any resolution to approve a split, combination or reclassification of the Empire Common Shares; or

          (iv) any material change in its accounting methods, principles or practices.

     (e) Financial Statements. The audited consolidated financial statements for Empire as at and for each of the 12-month periods ended on December 31, 1999 and 1998 and the unaudited consolidated financial statements for the nine-months ended September 30, 2000 have been prepared in accordance with United States generally accepted accounting principles, the requirements of applicable Governmental Entities and applicable securities Laws; such financial statements present fairly, in all material respects, the consolidated financial position and results of operations of Empire and its subsidiaries as of the respective dates thereof and for the respective periods covered thereby.

     (f) Reports. Empire and/or its predecessor, Medivest, Inc. has filed with the SEC true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1997, and such documents, at the time filed; (i) did not contain any misrepresentation (as defined in the 1933 Act) and (ii) complied in all material respects with the requirements of applicable securities Laws. Empire has not filed any confidential material change report with the SEC or any other securities authority or regulator or any stock exchange or other self-regulatory authority which at the date hereof remains confidential.

     (g) Exchangeable Shares and Redeemable Voting Shares. The Exchangeable Shares and Redeemable Voting Shares to be issued in connection with the Arrangement will be duly and validly issued by Empire Exchangeco and Empire, respectively, on the Effective Date as fully paid and non-assessable shares.

     (h) Empire Common Shares. The Empire Common Shares to be issued pursuant to the Arrangement or upon the exchange from time to time of the Exchangeable Shares or upon the exercise from time to time of the Replacement Options will, in all cases, be duly and validly issued by Empire on their respective dates of issue as fully paid and non-assessable shares.

     (i) Compliance with Laws. Except as disclosed in writing by Empire to Commonwealth or Publicly Disclosed by Empire, Empire and the Empire Material Subsidiaries have complied with and are not in violation of any applicable Laws, orders, judgments and decrees other than non-compliance or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Empire. Without limiting the generality of the foregoing, all securities of Empire (including all options, rights or other convertible or exchangeable securities) have been issued in compliance in all material respects with all applicable securities Laws and all securities to be issued upon exercise of any such options, rights and other convertible or exchangeable securities will be issued in compliance with all applicable securities Laws.

     (j) Litigation, Etc. Except as disclosed in writing by Empire to Commonwealth or Publicly Disclosed by Empire, there is no claim, action, proceeding or investigation (including any native land claims) pending or, to the knowledge of Empire, threatened against Empire or any Empire Material Subsidiary before any court or Governmental Entity that, if adversely determined, would reasonably be expected to have a Material Adverse Effect on Empire, or prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement. Neither Empire nor any Empire Material Subsidiary, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect on Empire or that would prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement.

     (k) Tax Matters. Except as disclosed in writing by Empire to Commonwealth or Publicly Disclosed by Empire:

          (i) Empire and each of its subsidiaries have timely filed, or caused to be filed, all material Tax Returns required to be filed by them (all of which returns were correct and complete in all material respects) and have paid, or caused to be paid, all material amounts of Taxes shown to be due and payable thereon, and Empire's most recently published financial statements contain an adequate provision in accordance with generally accepted accounting principles for all material amounts of Taxes payable in respect of each period covered by such financial statements and all prior periods to the extent such Taxes have not been paid, whether or not due and whether or not shown as being due on any Tax Returns. Empire and each of its subsidiaries have made adequate provision in accordance with generally accepted accounting principles in their respective books and records for any Taxes accruing in respect of any accounting period which has ended subsequent to the period covered by such financial statements; and

          (ii) neither Empire nor any subsidiary has received any written notification that any issues involving a material amount of Taxes have been raised (and are currently pending) by Revenue Canada, the United States Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns referred to above and no waivers of statutes of limitations have been given or requested with respect to Empire or any subsidiary. To the best of the knowledge of Empire, there are no proposed (but unassessed) additional Taxes involving a material amount of Taxes and none has been asserted in writing. No Tax liens have been filed other than for Taxes not yet due and payable. Neither Empire nor any of its subsidiaries (i) has made an election to be treated as a "consenting corporation" under Section 341(f) of the Code or (ii) is a party to any Tax sharing or other similar agreement or arrangement of any nature with any other person (other than Commonwealth or any of its subsidiaries) pursuant to which Empire or any of its subsidiaries has or could have any material liabilities in respect of Taxes. Empire has not made an election under Section 897(i) of the Code to be treated as a domestic corporation for purposes of Sections 897, 1445 and 6039C of the Code.

     (l) Environmental. Except for matters that, individually or in the aggregate, would not have a Material Adverse Effect on Empire:

          (i) all operations of Empire and the Empire Material Subsidiary have been conducted, and are now, in compliance with all Environmental Laws; and

          (ii) Empire and the Empire Material Subsidiaries are in possession of, and in compliance with, all permits, authorizations, certificates, registrations, approvals and consents necessary under Environmental Laws to own, lease and operate their properties and conduct their respective businesses as they are now being conducted or as proposed to be conducted.

Survival

3.3 For greater certainty, the representations and warranties of Commonwealth and each Empire Party contained herein shall survive the execution and delivery of this Agreement and shall terminate on the earlier of the termination of this Agreement in accordance with its terms and the Effective Time. Any investigation by a party hereto and its advisors shall not mitigate, diminish or affect the representations and warranties of another party to this Agreement.

                                     Part 4

                                    COVENANTS

Retention of Goodwill

4.1 During the Pre-Effective Date Period, Commonwealth will, subject to the fact that a transaction involving its businesses is contemplated hereby, continue to carry on the business of Commonwealth and its subsidiaries in a manner consistent with prior practice, working to preserve the attendant goodwill of such entities and to contribute to retention of that goodwill to and after the Effective Date, but subject to the following provisions of this Part 4. The following provisions of this Part 4 are intended to be in furtherance of this general commitment.

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


Material Commitments

4.2 Subject to applicable Law and the other provisions of this Agreement, during the Pre-Effective Date Period, Commonwealth and its subsidiaries will consult on an ongoing basis with senior officers of Empire in order to provide for an orderly integration of operations.

Covenants of Commonwealth

4.3 (a) Commonwealth covenants and agrees that, until the Effective Date or the earlier termination of this Agreement in. accordance with Part 6, except
     (i) with the consent of Empire on behalf of the Empire Parties to any deviation therefrom, which shall not be unreasonably withheld; (ii) with respect to any matters which were disclosed in the Commonwealth Disclosure Letter; or (iii) with respect to any matter contemplated by this Agreement or the Plan of Arrangement, including the transactions involving the businesses of Commonwealth and Empire contemplated hereby, Commonwealth will, and will cause its subsidiaries to:

          (i) carry on its business in, and only in, the ordinary and regular course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization and keep available the services of its present officers and employees and others having business dealings with it to the end that its goodwill and business shall be maintained;

          (ii) not commence to undertake a substantial expansion of its business facilities or an expansion that is out of the ordinary and regular course of business consistent with prior practice in light of current market and economic conditions;

          (iii) not split, combine or reclassify any of the outstanding shares of Commonwealth nor declare, set aside or pay any dividends on or make any other distributions on or in respect of the outstanding shares of Commonwealth;

          (iv) not amend the articles or by-laws of Commonwealth or materially amend the articles or by-laws of any subsidiary;

          (v) not sell, pledge, encumber, allot, reserve, set aside or issue, authorize or propose the sale, pledge, encumbrance, allotment, reservation, setting aside or issuance of, or purchase or redeem or propose the purchase or redemption of, any shares in its capital stock or of any subsidiary thereof or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities, except for (a) transactions between two or more wholly-owned Commonwealth subsidiaries or between a wholly-owned subsidiary of Commonwealth and Commonwealth, (b) the issuance of Commonwealth Common Shares pursuant to fully vested Commonwealth Options granted prior to the date hereof,
          (c) the issuance of Commonwealth Common Shares pursuant to the exercise of Commonwealth Warrants;

          (vi) not, whether through its Board of Directors or otherwise, accelerate the vesting of any unvested Commonwealth Options or accelerate the release of, or the expiry date of any hold period relating to, any Commonwealth Common Shares held in the Commonwealth Stock Option Plan;

          (vii) not reorganize, amalgamate or merge Commonwealth or any of its subsidiaries with any other Person, nor acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business of any corporation, partnership, association or other business organization or division thereof, which acquisition would be material to its business or financial condition on a consolidated basis (other than relating to transactions between two or more wholly-owned Commonwealth subsidiaries or between a wholly-owned subsidiary of Commonwealth and Commonwealth);

          (viii) except with respect to the sale of assets of Commonwealth or any subsidiary in the ordinary and regular course of business consistent with past practice, not sell, pledge, encumber, lease or otherwise dispose of any material assets (other than relating to transactions between two or more wholly-owned Commonwealth subsidiaries or between a wholly-owned subsidiary of Commonwealth and Commonwealth);

          (ix) not guarantee the payment of material indebtedness or incur material indebtedness for money borrowed or issue or sell any debt securities except in the ordinary and regular course of business consistent with past practice;

          (x) carry out the terms of the Interim Order and the Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on Commonwealth or its subsidiaries with respect to the transactions contemplated hereby and by the Arrangement;

          (xi) not, and cause each of its subsidiaries not:

               (A) other than in the usual, ordinary and regular course of business and consistent with past practice or pursuant to existing employment, pension, supplemental pension, termination, compensation arrangements or policies, enter into or materially modify any employment, severance, collective bargaining or similar agreements, policies or arrangements with, or grant any material bonuses, salary increases, stock options, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay to, or make any loan to, any officers or directors of it; or

               (B) other than in the usual, ordinary and regular course of business and consistent with past practice or pursuant to existing employment, pension, supplemental pension, termination, compensation arrangements or policies, in the case of employees who are not officers or directors, take any action with respect to the entering into or modifying of any material employment, severance, collective bargaining or similar agreements, policies or arrangements or with respect to the grant of any material bonuses, salary increases, stock options, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay or any other form of compensation or profit sharing or with respect to any increase of benefits payable;

          (xii) not, except in the usual, ordinary and regular course of business and consistent with past practice: (A) satisfy or settle any claims or liabilities prior to the same being due, except such as have been reserved against in the financial statements of Commonwealth and its subsidiaries or disclosed in the Commonwealth Disclosure Letter, which are, individually or in the aggregate, material; (B) grant any waiver, exercise any option or relinquish any contractual rights which are, individually or in the aggregate, material; or (C) enter into any interest rate, currency or commodity swaps, hedges or other similar financial instruments;

          (xiii) use its reasonable commercial efforts (or cause each of its subsidiaries to use reasonable commercial efforts) to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

          (xiv) not, and will cause its subsidiaries not to, settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement or the Arrangement prior to the Effective Date;

          (xv) except in the usual, ordinary and regular course of business and consistent with past practice or as required by applicable Laws, not, and will cause its subsidiaries not to, enter into or modify in any material respect any contract, agreement, commitment or arrangement which new contract or series of related new contracts or modification to an existing contract or series of related existing contracts would have a Material Adverse Effect on Commonwealth;

          (xvi) incur or commit to capital expenditures prior to the Effective Date only in the ordinary course consistent with past practice and not, in any event, exceeding $500,000, individually or in the aggregate;

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


          (xvii) not make any changes to existing accounting practices relating to Commonwealth or any subsidiary except as required by Law or required by generally accepted accounting principles or make any material tax election inconsistent with past practice; and

          (xviii) promptly advise Empire orally and, if then requested, in writing:

               (A) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Commonwealth contained in this Agreement (except any such representation or warranty which speaks as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect;

               (B) of any Material Adverse Change in respect of Commonwealth;
               and

               (C) of any material breach by Commonwealth of any covenant or agreement contained in this Agreement; and

     (b) Commonwealth shall and shall cause its subsidiaries to perform all obligations required or desirable to be performed by Commonwealth or any of its subsidiaries under this Agreement, co-operate with Empire in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, Commonwealth shall and where appropriate shall cause its subsidiaries to:

          (i) use all reasonable efforts to obtain the approvals of holders of Commonwealth Common Shares to the Arrangement, subject, however, to the exercise by the Board of Directors of Commonwealth of its fiduciary duties as provided herein;

          (ii) apply for and use all reasonable efforts to obtain all Appropriate Regulatory Approvals relating to Commonwealth or any of its subsidiaries and, in doing so, to keep Empire reasonably informed as to the status of the proceedings related to obtaining the Appropriate Regulatory Approvals, including, but not limited to, providing Empire with copies of all related applications and notifications, in draft form, in order for Empire to provide its reasonable comments;

          (iii) apply for and use all reasonable efforts to obtain the Interim Order and the Final Order;

          (iv) defend all lawsuits or other legal, regulatory or other proceedings challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

          (v) use its reasonable efforts to have lifted or rescinded any injunction or restraining order or other order which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

          (vi) effect all necessary registrations, filings and submissions of information required by Governmental Entities from Commonwealth or any of its subsidiaries;

          (vii) use its reasonable efforts to obtain all necessary waivers, consents and approvals required to be obtained by Commonwealth or a subsidiary from other parties to loan agreements, leases or other contracts; and

          (viii) use its reasonable efforts to ensure that Commonwealth's affiliates (for the purposes of Rule 145 under the 1933 Act) execute and deliver to Empire, on or prior to the Effective Date, an Affiliate's Letter.

Covenants of the Empire Parties

4.4 Each of the Empire Parties hereby jointly and severally covenants and agrees (and, if applicable, will cause its subsidiaries):

     (a) to perform all obligations required or desirable to be performed by it under this Agreement, to co-operate with Commonwealth in connection therewith, and to do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, to:

          (i) apply for and use all reasonable efforts to obtain all Appropriate Regulatory Approvals relating to the Empire Parties, and, in doing so, to keep Commonwealth reasonably informed as to the status of the proceedings related to obtaining the Appropriate Regulatory Approvals, including; but not limited to, providing Commonwealth with copies of all related applications and notifications, in draft form, in order for Commonwealth to provide its reasonable comments;

          (ii) defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

          (iii) use all reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to the Empire Parties which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

          (iv) effect all necessary registrations, filings and submissions of information required by Governmental Entities from the Empire Parties or their subsidiaries;

          (v) cause the articles of Empire Exchangeco and Empire to be amended to, among other things, create the Exchangeable Shares and Redeemable Voting Shares respectively; and

          (vi) cause Empire to reserve a sufficient number of Empire Common Shares for issuance upon the completion of the Arrangement and the exchange from time to time of Exchangeable Shares (including Replacement Warrants) and the exercise from time to time of Replacement Options and Replacement Warrants;

     (b) carry out the terms of the Interim Order and Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on Empire or its subsidiaries with respect to the transactions contemplated hereby and by the Arrangement;

     (c) in connection with the consummation of the transactions contemplated hereby and by the Arrangement, use its reasonable efforts to obtain all necessary waivers, consents and approvals required to be obtained by Empire or a subsidiary of Empire from other parties to leases or other contracts;

     (d) at or prior to the Effective Time, Empire shall appoint two of the current directors of Commonwealth to become directors of Empire;

     (e) until the Effective Date or the earlier termination of this Agreement in accordance with Part 6, except (i) with the consent of Commonwealth to any deviation therefrom, which shall not be unreasonably withheld; (ii) with respect to any matters which were disclosed by Empire to Commonwealth in writing; or (iii) with respect to any matter contemplated by this Agreement or the Plan of Arrangement, including the transactions involving the businesses of Commonwealth and Empire contemplated hereby, Empire will:

          (i) not split, combine or reclassify any of the outstanding shares of Empire nor declare, set aside or pay any dividends on or make any other distributions on or in respect of the outstanding shares of Empire;

          (ii) not make any changes to existing accounting practices related to Empire except as required by a change in United States generally accepted accounting practice or by applicable Law;

          (iii) not reorganize, amalgamate or merge Empire with any other Person, nor acquire by amalgamating, merging or consolidating with, purchasing a majority of the voting securities or substantially all of the assets of or otherwise, any business or Person which acquisition would reasonably be expected to materially delay the transactions contemplated hereby;

          (iv) promptly advise Commonwealth orally and, if then requested, in writing:

               (A) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Empire contained in this Agreement (except any such representation or warranty which speaks as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect;

               (B) of any Material Adverse Change in respect of Empire; and

               (C) of any material breach by Empire of any covenant or agreement contained in this Agreement;

     (f) the Empire Parties shall not take any action which may jeopardise the exchange of the Commonwealth Common Shares by holders of the Commonwealth Common Shares resident in Canada for the purposes of the Income Tax Act (Canada) from being treated on a tax deferred basis under the Income Tax Act (Canada) for holders who are otherwise eligible for such treatment; and

     (g) from and after the Effective Time will use their best efforts to cause to be released from any escrow restrictions, any shares of Empire Exchangeco which are issued in exchange for shares of Commonwealth which are currently held in escrow by the CIBC Mellon Trust Company under an agreement dated December 18, 1997 respecting 9,865,390 Commonwealth shares. Notwithstanding the generality of the foregoing commitment, the Empire Parties agree they will not oppose any application for release from escrow made to the CDNX or any CDNSC of Commonwealth shares or Empire Exchangeco shares or of Empire shares in the event of exchange for such escrowed Commonwealth shares and will assist the registered holders of such escrowed shares to make such escrow release applications and will also consent to the escrow agreement being amended or terminated and all escrowed shares being released to the holders thereof if acceptable to the shareholders of Commonwealth. In the event the escrowed Commonwealth shares or Empire Exchangeco shares issued in substitution therefor are for any reason cancelled, Empire agrees to forthwith issue to the former holders thereof on a one for six basis for escrowed Commonwealth shares, common shares of Empire (as currently constituted) free of any lien, encumbrance or restriction (except for hold periods of general application) providing the Arrangement contemplated hereby does complete.

Covenants Regarding Non-Solicitation

4.5 (a) Subject to ss.4.6, Commonwealth shall not, directly or indirectly, through any officer, director, employee, representative or agent of Commonwealth or any of its subsidiaries, (i) solicit, initiate or knowingly encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any Acquisition Proposal,
     (iii) withdraw or modify in a manner adverse to Empire the approval of the Board of Directors of Commonwealth of the transactions contemplated hereby,
     (iv) approve or recommend any Acquisition Proposal or (v) enter into any agreement, arrangement or understanding related to any Acquisition Proposal. Notwithstanding the preceding part of this ss.4.5(a) and any other provision of this Agreement, nothing shall prevent the Board of Directors of Commonwealth prior to the issuance of the Final Order from considering, participating in any discussions or negotiations, or entering into a confidentiality agreement and providing information pursuant to ss.4.5(c), regarding an unsolicited bona fide written Acquisition Proposal that did not otherwise result from a breach of this ss.4.5 and that the

     Board of Directors of Commonwealth determines in good faith, after consultation with financial advisors and outside counsel, is reasonably likely to result in a Superior Proposal; provided, however, that prior to taking such action, the Board of Directors must receive advice of outside counsel that it is appropriate that the Board of Directors of Commonwealth take such action in order to discharge properly its fiduciary duties. Commonwealth shall not consider, negotiate, accept, approve or recommend an Acquisition Proposal after the date of the issuance of the Final Order. Commonwealth shall, and shall cause the officers, directors, employees, representatives and agents of Commonwealth and its subsidiaries to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal.

     (b) Commonwealth shall promptly notify Empire, at first orally and then in writing, of any Acquisition Proposal and any inquiry that could lead to an Acquisition Proposal, or any amendments to the foregoing, or any request for non-public information relating to Commonwealth or any Material Subsidiary in connection with an Acquisition Proposal or for access to the properties, books or records of Commonwealth or any Material Subsidiary by any Person that informs Commonwealth or such Material Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice shall include a description of the material terms and conditions of any proposal, the identity of the Person making such proposal, inquiry or contact and provide such other details of the proposal, inquiry or contact as Empire may reasonably request. Commonwealth shall (i) keep Empire fully informed of the status including any change to the material terms of any such Acquisition Proposal or inquiry and (ii) provide to Empire as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Commonwealth or any Material Subsidiary from any Person in connection with any Acquisition Proposal sent or provided by Commonwealth to any Person in connection with any Acquisition Proposal.

     (c) If Commonwealth receives a request for material non-public information from a Person who has made an unsolicited bona fide written Acquisition Proposal and Commonwealth is permitted, as contemplated under the second sentence of ss.4.5(a), to negotiate the terms of such Acquisition Proposal, then, and only in such case, the Board of Directors of Commonwealth may, subject to the execution by such Person of a confidentiality agreement containing a standstill provision substantially similar to that contained in the confidentiality agreement then in effect between Commonwealth and Empire, provide such Person with access to information regarding Commonwealth; provided, however, that the Person making the Acquisition Proposal shall not be precluded under such confidentiality agreement from making the Acquisition Proposal (but not any material amendment thereto) and provided further that Commonwealth sends a copy of any such confidentiality agreement to Empire promptly upon its execution and Empire is provided with a list of or copies of the information provided to such Person and immediately provided with access to similar information to which such Person was provided.

     (d) Commonwealth shall ensure that its officers, directors and employees and its subsidiaries and their officers, directors and employees and any financial advisors or other advisors or representatives retained by it are aware of the provisions of this ss.4.5, and it shall be responsible for any breach of this ss.4.5 by its officers, directors, employees, financial advisors or other advisors or representatives.

     (e) Notwithstanding ss.4.5(a)(iii), the Board of Directors of Commonwealth may withdraw or modify in a manner adverse to Empire the approval of the Board of Directors of Commonwealth of the transactions contemplated hereby if a Specified Empire Event has occurred and is continuing.

Notice by Commonwealth of Superior Proposal Determination

4.6 Notwithstanding sections 4.5(a), (b), (d) and (e), Commonwealth may accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of a Superior Proposal if, and only if, (i) it has provided Empire with a copy of the Superior Proposal document, (ii) five Business Days shall have elapsed from the later of the date Empire received written notice advising Empire that Commonwealth's Board of Directors has resolved, subject only to compliance with this ss.4.6 and termination of this Agreement, to accept, approve, recommend or enter into an agreement in respect of such Superior Proposal, specifying the terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal, and the date Empire received a copy of such Superior Proposal and (iii) it has previously or concurrently will have (A) paid to Empire the break fee, if any, payable under ss.6.4 and (B) terminated this Agreement pursuant to ss.6.3. Any information provided by Commonwealth to Empire pursuant to this ss.4.6 or pursuant to ss.4.5 shall constitute "Information" under ss.4.7(b).

During such five Business Day period, Commonwealth agrees that Empire shall have the right, but not the obligation, to offer to amend the terms of this Agreement. The Board of Directors of Commonwealth will review any offer by Empire to amend the terms of this Agreement in good faith in order to determine, in its discretion in the exercise of its fiduciary duties, whether Empire's offer upon acceptance by Commonwealth would result in such Superior Proposal ceasing to be a Superior Proposal. If the Board of Directors of Commonwealth so determines, it will enter into an amended agreement with Empire reflecting Empire's amended proposal. If the Board of Directors of Commonwealth continues to believe, in good faith and after consultation with financial advisors and outside counsel, that such Superior Proposal remains a Superior Proposal and therefore rejects Empire's amended proposal, Commonwealth may terminate this Agreement pursuant to ss.6.3(c)(iv); provided, however, that Commonwealth must concurrently pay to Empire the break fee, if any, payable to Empire under ss.6.4 and must concurrently with termination enter into a definitive agreement with respect to such Acquisition Proposal. Commonwealth acknowledges and agrees that payment of the break fee, if any, payable under ss.6.4 is a condition to valid termination of this Agreement under ss.6.3(c)(iv) and this ss.4.6.

Commonwealth also acknowledges and agrees that each successive modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of the requirement under clause (ii) of this ss.4.6 to initiate an additional five Business Day notice period.

Access to Information

4.7 (a) Subject to sections 4.7(b) and (c) and applicable Laws, upon reasonable notice, each of Commonwealth and Empire shall (and shall cause each of their subsidiaries to) afford the other's officers, employees, counsel, accountants and other authorized representatives and advisors ("Representatives") access, during normal business hours from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to their properties, books, contracts and records as well as to its management personnel, and, during such period, Commonwealth and Empire shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning that party's business, properties and personnel as the other may reasonably request. Nothing in the foregoing shall require a party to disclose information subject to a written confidentiality agreement with third parties or customer-specific or competitively sensitive information relating to areas or projects where a party is in direct competition with the other.

     (b) In accordance with the Confidentiality Agreement, each of Empire and Commonwealth acknowledges that certain information provided to it under ss.4.7(a) above will be non-public and/or proprietary in nature (the "Information"). Except as permitted below, each of Empire and Commonwealth will keep Information confidential and will not, without the prior written consent of the other, disclose it, in any manner whatsoever, in whole or in part, to any other Person, and will not use it for any purpose other than to evaluate the transactions contemplated by this Agreement. Each of Empire and Commonwealth will make all reasonable, necessary and appropriate efforts to safeguard the Information from disclosure to anyone other than as permitted hereby and to control the copies, extracts or reproductions made of the Information. The Information may be provided to the Representatives of each of Empire and Commonwealth who require access to the same to assist it in proceeding in good faith with the transactions contemplated by this Agreement and whose assistance is required for such purposes, provided that it has first informed such Representatives to whom Information is provided that the Representative has the same obligations, including as to confidentiality, restricted use and otherwise, that it has with respect to such Information. This provision shall not apply to such portions of the Information that: (i) are or become generally available to the public otherwise than as a result of disclosure by a party or its Representatives; or (ii) become available to a party on a non-confidential basis from a source other than, directly or indirectly, the other party or its Representatives, provided that such source is not to the knowledge of the first party, upon reasonable inquiry, prohibited from transmitting the Information by a contractual, legal or fiduciary obligation; (iii) were known to a party or were in its possession on a non-confidential basis prior to being disclosed to it by the other party or by someone on its behalf; or (iv) are required by applicable Laws or court order to be disclosed. The provisions of this ss.4.7(b) shall survive the termination of this Agreement.

     (c) The parties acknowledge that certain Information may be competitively sensitive and that disclosure thereof shall be limited to that which is reasonably necessary for the purpose of (i) preparing submissions or applications in order to obtain the Appropriate Regulatory Approvals, (ii) preparing the Circular, (iii) avoiding conflicts and (iv) integrating the operations of Empire and Commonwealth.

Closing Matters

4.8 Each of the Empire Parties and Commonwealth shall deliver, at the closing of the transactions contemplated hereby, such customary certificates, resolutions and other closing documents as may be required by the other parties hereto, acting reasonably. Two directors of Commonwealth will be appointed to the Empire board at Closing and Empire shall take all reasonable actions to keep them elected to the board of Empire for a five-year period.

Indemnification

4.9 (a) Empire agrees that all rights to indemnification or exculpation now existing in favour of the directors or officers of Commonwealth or any subsidiary as provided in its articles of incorporation or by-laws in effect on the date hereof shall survive the Arrangement and shall continue in full force and effect for a period of not less than three years from the Effective Time and Empire hereby assumes, effective upon consummation of the Arrangement, all such liability with respect to any matters arising prior to the Effective Time.

     (b) There shall be maintained in effect, for not less than three years from the Effective Time, coverage equivalent to that in effect under the current policies of the directors' and officers' liability insurance maintained by Commonwealth or any of its subsidiaries, as the case may be, which is no less advantageous, and with no gaps or lapses in coverages with respect to matters occurring prior to the Effective Time.

Employment Agreements and Related Matters

4.10 Empire covenants and agrees, and after the Effective Time will cause Commonwealth or any of its subsidiaries, as the case may be, and any successor to Commonwealth to agree, to honour and comply with the terms of those existing employment and severance agreements of Commonwealth or any of its subsidiaries, as the case may be, which Commonwealth has disclosed to Empire. In particular, Empire acknowledges Commonwealth has committed to retain the three existing Commonwealth executives for a minimum of five years for aggregate compensation of not less than $10,000 per month and to locate them in the White Rock office to be maintained for an additional $2,000 per month. In addition to the Replacement Options provided for herein, such executives shall receive directly a number of Empire stock options equal to 10% of the number of Exchangeable Shares issued at Closing exercisable at a price of US$3.00 per share for a five-year period.

Prohibition on Voluntary Liquidation

4.11 The Empire Parties shall not, and agree to cause Empire Holdings to not, take any action relating to a voluntary liquidation, dissolution or winding-up of Empire Exchangeco or its successors or Empire Holdings or its successors, as the case may be, prior to the Redemption Date (as defined in the Plan of Arrangement).

                                     Part 5

                                   CONDITIONS

Mutual Conditions Precedent

5.1 The respective obligations of the parties hereto to complete the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Effective Date, of the following conditions precedent, each of which may only be waived by the mutual consent of Empire, on behalf of the Empire Parties, and Commonwealth:

     (a) the Arrangement shall have been approved at the Commonwealth Meeting by not less than two-thirds (66-2/3%) of the votes cast by the holders of Commonwealth Common Shares who are represented at the Commonwealth Meeting as well as two-thirds (66-2/3%) of all Commonwealth Securityholders;

     (b) the Arrangement shall have been approved at the Commonwealth Meeting in accordance with any conditions in addition to those set out in ss.5.1(a) which may be imposed by the Interim Order;

     (c) the Interim Order and the Final Order shall each have been obtained in form and terms satisfactory to each of Commonwealth and Empire, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise;

     (d) there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and there shall be no proceeding (other than an appeal made in connection with the Arrangement), of a judicial or administrative nature or otherwise, brought by a Governmental Entity in progress or threatened that relates to or results from the transactions contemplated by this Agreement that would, if successful, result in an order or ruling that would preclude completion of the transactions contemplated by this Agreement in accordance with the terms hereof or would otherwise be inconsistent with the Appropriate Regulatory Approvals which have been obtained;

     (e) Empire will have received conditional approval for the Empire Shares to be listed on either the AMEX market or the CDNX;

     (f) this Agreement shall not have been terminated pursuant to Part 6; and

     (g) all consents, waivers, permits, orders and approvals of any Governmental Entity (including the Appropriate Regulatory Approvals), and the expiry of any waiting periods, in connection with, or required to permit, the consummation of the Arrangement, the failure of which to obtain or the non-expiry of which would constitute a criminal offence, or would have a Material Adverse Effect on Empire or Commonwealth, as the case may be, shall have been obtained or received on terms that will not have a Material Adverse Effect on Empire and/or Commonwealth; there shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, in each case that has a reasonable likelihood of success, (i) seeking to prohibit or restrict the acquisition by Empire or any of its subsidiaries of any Commonwealth Common Shares, seeking to restrain or prohibit the consummation of the Plan of Arrangement or seeking to obtain from Commonwealth or Empire any damages that are material in relation to

     Commonwealth and its subsidiaries taken as a whole, (ii) seeking to prohibit or materially limit the ownership or operation by Empire or any of its subsidiaries of any material portion of the business or assets of Commonwealth or any of its subsidiaries or to compel Empire or any of its subsidiaries to dispose of or hold separate any material portion of the business or assets of Commonwealth or any of its subsidiaries, as a result of the Plan of Arrangement, (iii) seeking to impose limitations on the ability of Empire or any of its subsidiaries to acquire or hold, or exercise full rights of ownership of, any Commonwealth Common Shares, including the right to vote the Commonwealth Common Shares purchased by it on all matters properly presented to the shareholders of Commonwealth, (iv) seeking to prohibit Empire or any of its subsidiaries from effectively controlling in any material respect the business or operations of Commonwealth and its Material Subsidiaries or (v) which otherwise is reasonably likely to have a Material Adverse Effect on Commonwealth or Empire.

Additional Conditions Precedent to the Obligations of the Empire Parties

5.2 The obligations of the Empire Parties to complete the transactions contemplated by this Agreement shall also be subject to the fulfilment of each of the following conditions precedent (each of which is for the Empire Parties' exclusive benefit and may be waived by Empire on behalf of the Empire Parties):

     (a) all covenants of Commonwealth under this Agreement to be performed on or before the Effective Date shall have been duly performed by Commonwealth in all material respects;

     (b) the representations and warranties of Commonwealth shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct in all material respects as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement) and the Empire Parties shall have received a certificate of Commonwealth addressed to the Empire Parties and dated the Effective Date, signed on behalf of Commonwealth by two senior executive officers of Commonwealth, confirming the same as at the Effective Date;

     (c) between the date hereof and the Effective Date, there shall not have occurred a Material Adverse Change to Commonwealth; and

     (d) the Board of Directors of Commonwealth shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Commonwealth and the subsidiaries to permit the consummation of the Arrangement.

The Empire Parties may not rely on the failure to satisfy any of the above conditions precedent as a basis for non-compliance by the Empire Parties with their obligations under this Agreement if the condition precedent would have been satisfied but for a material default by the Empire Parties in complying with their obligations hereunder.

Additional Conditions Precedent to the Obligations of Commonwealth

5.3 The obligations of Commonwealth to complete the transactions contemplated by this Agreement shall also be subject to the following conditions precedent (each of which is for the exclusive benefit of Commonwealth and may be waived by Commonwealth):

     (a) all covenants of the Empire Parties under this Agreement to be performed on or before the Effective Date shall have been duly performed by the Empire Parties in all material respects;

     (b) all representations and warranties of the Empire Parties under this Agreement shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct in all material respects as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement) and Commonwealth shall have received a certificate of each of the Empire Parties addressed to Commonwealth and dated the Effective Date, signed on behalf of each of the Empire Parties by two senior executive officers of the relevant Empire Party, confirming the same as at the Effective Date;

     (c) between the date hereof and the Effective Date, there shall not have occurred a Material Adverse Change to Empire;

     (d) the Boards of Directors of the Empire Parties shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by the Empire Parties to permit the consummation of the Arrangement and the issue of the Exchangeable Shares and Redeemable Voting Shares contemplated thereby and the issue of Empire Common Shares pursuant to the Arrangement and upon the exchange from time to time of the Exchangeable Shares and the exercise from time to time of the Replacement Options;

     (e) the Common Shares of Empire must trade at a weighted average price of not less than $1.20 during the five business days prior to Closing;

     (f) Empire's share of hydrocarbon production from its properties during the 30 days prior to Closing must average 150 barrels of oil (or BTU equivalent) per day; and

     (g) Empire will have at Closing, working capital calculated in accordance with generally accepted accounting principles of $100,000.

Commonwealth may not rely on the failure to satisfy any of the above conditions precedent as a basis for non-compliance by Commonwealth with its obligations under this Agreement if the condition precedent would have been satisfied but for a material default by Commonwealth in complying with its obligations hereunder.

Notice and Cure Provisions

5.4 The Empire Parties and Commonwealth will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would, or would be likely to:

     (a) cause any of the representations or warranties of the other party contained herein to be untrue or inaccurate in any material respect on the date hereof or on the Effective Date; or

     (b) result in the failure in any material respect to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the other hereunder prior to the Effective Date.

Neither the Empire Parties nor Commonwealth may elect not to complete the transactions contemplated hereby pursuant to the conditions precedent contained in sections 5.1, 5.2 and 5.3, or exercise any termination right arising therefrom, unless forthwith and in any event prior to the filing of the Final Order for acceptance by the Director, the Empire Parties or Commonwealth, as the case may be, have delivered a written notice to the other specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Empire Parties or Commonwealth, as the case may be, are asserting as the basis for the non-fulfilment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is delivered, provided that the Empire Parties or Commonwealth, as the case may be, are proceeding diligently to cure such matter, if such matter is susceptible to being cured, the other may not terminate this Agreement as a result thereof until the later of January 31, 2001 and the expiration of a period of 30 days from such notice. If such notice has been delivered prior to the date of the Commonwealth Meeting, such meeting shall be postponed until the expiry of such period. If such notice has been delivered prior to the making of the application for the Final Order or the filing of the Articles of Arrangement with the Director, such application and such filing shall be postponed until the expiry of such period. For greater certainty, in the event that such matter is cured within the time period referred to herein, this Agreement may not be terminated.

Satisfaction of Conditions

5.5 The conditions precedent set out in ss.5.1, ss.5.2 and ss.5.3 shall be conclusively deemed to have been satisfied, waived or released when, with the agreement of Empire and Commonwealth, a certificate of arrangement in respect of the Arrangement is issued by the Director.

                                     Part 6

                            AMENDMENT AND TERMINATION

Amendment

6.1 This Agreement may, at any time and from time to time before or after the holding of the Commonwealth Meeting but not later than the Effective Date, be amended by mutual written agreement of the parties hereto, and any such amendment may, without limitation:

     (a) change the time for performance of any of the obligations or acts of the parties;

     (b) waive any inaccuracies or modify any representation contained herein or in any document delivered pursuant hereto;

     (c) waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties; and

     (d) waive compliance with or modify any conditions precedent herein contained;

provided, however, that any such change, waiver or modification does not invalidate any required security holder approval of the Arrangement.

Mutual Understanding Regarding Amendments

6.2 (a) The parties will continue, from and after the date hereof and through and including the Effective Date, to use their respective reasonable efforts to maximize present and future financial and tax planning opportunities for the shareholders of Commonwealth, and for Empire and for Commonwealth as and to the extent that the same shall not prejudice any party or its security holders. The parties will ensure that such planning activities do not impede the progress of the Arrangement in any material way.

     (b) The parties agree that if the Empire Parties or Commonwealth, as the case may be, propose any amendment or amendments to this Agreement or to the Plan of Arrangement, the other will act reasonably in considering such amendment and if the other and its shareholders are not prejudiced by reason of any such amendment the other will co-operate in a reasonable fashion with the Empire Parties or Commonwealth, as the case may be, so that such amendment can be effected subject to applicable Laws and the rights of the security holders.

Termination

6.3 (a) If any condition contained in ss.5.1 or ss.5.2 is not satisfied at or before the Effective Date to the satisfaction of the Empire Parties, then Empire on behalf of the Empire Parties may by notice to Commonwealth terminate this Agreement and the obligations of the parties hereunder except as otherwise herein provided, but without detracting from the rights of the Empire Parties arising from any breach by Commonwealth but for which the condition would have been satisfied.

     (b) If any condition contained in ss.5.1 or ss.5.3 is not satisfied at or before the Effective Date to the satisfaction of Commonwealth, then Commonwealth may by notice to Empire on behalf of the Empire Parties terminate this Agreement and the obligations of the parties hereunder except as otherwise herein provided, but without detracting from the rights of Commonwealth arising from any breach by the Empire Parties but for which the condition would have been satisfied.

     (c) This Agreement may:

          (i) be terminated by the mutual agreement of Commonwealth and the Empire Parties (without further action on the part of the Commonwealth Securityholders if terminated after the holding of the Commonwealth Meeting);

          (ii) be terminated by either Commonwealth or Empire, if there shall be passed any law or regulation that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or if any injunction, order or decree enjoining Empire or Commonwealth from consummating the transactions contemplated by this Agreement is entered and such injunction, order or decree shall become final and non-appealable;

          (iii) be terminated by Empire if (A) the Board of Directors of Commonwealth shall have failed to recommend or withdrawn or modified or changed in a manner adverse to Empire its approval or recommendation of this Agreement or the Arrangement or shall have recommended an Acquisition Proposal or (B) through the fault of Commonwealth (whether by commission or omission), this Arrangement is not, prior to 14 days prior to the Termination Date, submitted for the approval of the holders of Commonwealth Common Shares and the Commonwealth Securityholders at the Commonwealth Meeting;

          (iv) be terminated by Commonwealth in order to enter into a definitive written agreement with respect to a Superior Proposal, subject to compliance with ss.4.6 and the payment of any fee required to be paid pursuant to ss.6.4(a); or

          (v) be terminated by Commonwealth or Empire if Commonwealth Common Share holder and Commonwealth Securityholder approval shall not have been obtained by reason of the failure to obtain the required vote at the Commonwealth Meeting;

     in each case, prior to the Effective Date.

     (d) If the Effective Date does not occur on or prior to the Termination Date, then this Agreement shall terminate.

     (e) If this Agreement is terminated in accordance with the foregoing provisions of this ss.6.3, no party shall have any further liability to perform its obligations hereunder except as provided in ss.6.3(f) and ss.6.4 and as otherwise contemplated hereby, and provided that, subject to ss.6.5, neither the termination of this Agreement nor anything contained in this ss.6.3(e) shall relieve any party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants made herein.

     (f) If this Agreement is terminated by Empire for any reason, Empire shall pay Commonwealth a contribution equal to 50% of the costs of Commonwealth for legal fees and disbursements and the costs of convening the Commonwealth Securityholders' Meeting.

Break Fee

6.4  (a) If:

          (i) Commonwealth shall terminate this Agreement pursuant to ss.6.3(c)(iv), unless at the time of such termination, a Specified Empire Event has occurred and is continuing;

          (ii) Empire shall terminate this Agreement pursuant to ss.6.3(c)(iii), unless at the time of such failure to recommend, withdrawal or adverse modification or change, or recommendation of an Acquisition Proposal, a Specified Empire Event has occurred and is continuing; or

          (iii) either Commonwealth or Empire shall terminate this Agreement pursuant to ss.6.3(c)(v) in circumstances where Commonwealth Securityholder approval has not been obtained at the Commonwealth Meeting, and (x) a bona fide Acquisition Proposal has been made by any person other than a Empire Party prior to the Commonwealth Meeting and not withdrawn more than five days prior to the vote of the Commonwealth Securityholders and (y) Commonwealth enters into an agreement with respect to an Acquisition Proposal, or an Acquisition Proposal is consummated, after the date hereof and prior to the expiration of 18 months following termination of this Agreement, unless at the time of the Commonwealth Meeting a Specified Empire Event has occurred and is continuing;

     then in any such case Commonwealth shall pay to Empire US$10,000 in immediately available funds to an account designated by Empire. Such payment shall be due (A) in the case of a termination specified in clause
     (i), prior to the termination of this Agreement, (B) in the case of a termination specified in clause (ii), within five Business Days after written notice of termination by Empire or (C) in the case of a termination specified in clause (iii), at or prior to the earlier of the entering into of the agreement and the consummation of the transaction referred to therein. Commonwealth shall not be obligated to make more than one payment pursuant to this ss.6.4(a).

     (b) If the holders of the Commonwealth Common Shares shall fail to approve the Arrangement (unless a Specified Empire Event has occurred and is continuing) at the Commonwealth Meeting, then at 11:00 a.m., Vancouver time, on the first Business Day following the Commonwealth Meeting, Commonwealth shall pay to Empire US$10,000 as payment in full of the Empire Parties' out-of-pocket costs and expenses in connection with the transaction contemplated by this Agreement in immediately available funds to an account designated by Empire. Any payment due under ss.6.4(a) shall be reduced dollar-for-dollar by any payment previously made under this ss.6.4(b).

Effect of Break Fee Payment

6.5 For greater certainty, the parties hereto agree that if Commonwealth pays to Empire amounts required by ss.6.4(a) as a result of the occurrence of any of the events referenced in ss.6.4(a), the Empire Parties shall have no other remedy for any breach of this Agreement by Commonwealth.

Remedies

6.6 Subject to ss.6.5, the parties hereto acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party or its representatives and any such breach would cause the non-breaching party irreparable harm. Accordingly, the parties hereto agree that, in the event of any breach or threatened breach of this Agreement by one of the parties, the non-breaching party will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the parties.

                                     Part 7

                                     GENERAL

Notices

7.1 All notices and other communications which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by telecopy, in each case addressed to the particular party at:

     (a) If to Commonwealth, at:

         Commonwealth Energy Corp.
         Suite 211
         2383 King George Hwy
         White Rock, BC V4A 5A4

         Attention: Mr. Lorne Torhjelm, President and CEO
         Telecopier No.: (604) 536-2369

         with a copy to:

         Lang Michener Lawrence & Shaw
         1500 - 1055 West Georgia Street
         Vancouver, BC  V6E 4N7

         Attention: Mr. Bernie Zinkhofer
         Telecopier No.: (604) 685-7084

     (b) If to an Empire Party, at:

         Empire Energy Corporation
         Suite 1215, 7500 College Blvd.
         Overland Park, Kansas  66210 USA

         Attention: Mr. Norm Peterson, President
         Telecopier No.: (913) 469-1544

         with a copy to:

         Mr. Troy Renkemeyer
         Attorney
         900 Lighton Plaza Tower
         7500 College Blvd.
         Overland Park, Kansas  66210 USA

         Telecopier No.: (913) 906-9840

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or telecopying thereof.

Assignment

7.2 No party hereto may assign its rights or obligations under this Agreement or the Arrangement.

Binding Effect

7.3 This Agreement and the Arrangement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and no third party shall have any rights hereunder.

Waiver and Modification

7.4 Commonwealth and the Empire Parties may waive or consent to the modification of, in whole or in part, any inaccuracy of any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants herein contained for their respective benefit or waive or consent to the modification of any of the obligations of the other parties hereto. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

No Personal Liability

7.5 (a) No director or officer of any Empire Party shall have any personal liability whatsoever to Commonwealth under this Agreement, or any other document delivered in connection with the Arrangement on behalf of a Empire Party.

     (b) No director or officer of Commonwealth shall have any personal liability whatsoever to any Empire Party under this Agreement, or any other document delivered in connection with the Arrangement on behalf of Commonwealth.

Further Assurances

7.6 Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

Expenses

7.7 (a) Subject to ss.6.4, the parties agree that all out-of-pocket expenses of the parties relating to the Arrangement and the transactions contemplated hereby, including legal fees, accounting fees, financial advisory fees, regulatory filing fees, all disbursements of advisors and printing and mailing costs, shall be paid by the party incurring such expenses.

     (b) Commonwealth represents and warrants to the Empire Parties that no broker, finder or investment banker is or will be entitled to any brokerage, finder's or other fee or commission from Commonwealth or any subsidiary of Commonwealth in connection with the transactions contemplated hereby or by the Arrangement.

Consultation

7.8 Empire and Commonwealth agree to consult with each other as to the general nature of any news releases or public statements with respect to this Agreement or the Arrangement, and to use their respective reasonable efforts not to issue any news releases or public statements inconsistent with the results of such consultations. Subject to applicable Laws, each party shall use its reasonable efforts to enable the other parties to review and comment on all such news releases prior to the release thereof. The parties agree to issue jointly a news release with respect to this Arrangement as soon as practicable following the execution of this Agreement. Empire and Commonwealth also agree to consult with each other in preparing and making any filings and communications in connection with any Appropriate Regulatory Approvals.

Governing Laws

7.9 This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as a Alberta contract. Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of Alberta in respect of all matters arising under or in relation to this Agreement.

Time of Essence

7.10 Time shall be of the essence in this Agreement.

Counterparts

7.11 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.


EMPIRE ENERGY CORPORATION


Per:
--------------------------------------------
Authorized Signatory


EMPIRE EXCHANGECO LIMITED
being 3828395 Canada Ltd.


Per:
--------------------------------------------
Authorized Signatory


COMMONWEALTH ENERGY CORP.


Per:
--------------------------------------------
Authorized Signatory

                                   SCHEDULE A

                           Form of Affiliate's Letter

Dear Sirs:

The undersigned, a holder of common shares ("Commonwealth Common Shares") of Commonwealth Energy Corp. ("Commonwealth"), a corporation existing under the laws of Canada is entitled to receive in connection with the arrangement pursuant to Section 192 of the Canada Business Corporations Act, R.S.C. 1995, c. C-44 (the "Arrangement") to be entered into pursuant to the Merger Agreement dated as of December 12, 2000 among Commonwealth, Empire Energy Corporation, a corporation existing under the laws of the State of Utah ("Empire"), and Empire Exchangeco Ltd., a company existing under the laws of Canada ("Empire Exchangeco"), exchangeable shares (the "Exchangeable Shares") of Empire Exchangeco. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of Empire within the meaning of Rule 145 ("Rule 145") promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act"), by the U.S. Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact or a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate.

If in fact the undersigned were such an affiliate, the undersigned's ability to sell, assign or transfer:

     (a) the Exchangeable Shares received by the undersigned in exchange for any Commonwealth Common Shares in connection with the Arrangement; and

     (b) any shares of common stock of Empire (collectively, with the Exchangeable Shares, the "Securities") for which the Exchangeable Shares may be exchanged;

may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of the Securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Empire will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purpose of resale of Securities by the undersigned.

The undersigned hereby represents and covenants with Empire that the undersigned will not sell, assign or transfer any of the Securities received by the undersigned in exchange for Commonwealth Common Shares in connection with the Arrangement except:

     (a) pursuant to an effective registration statement under the Securities
     Act;

     (b) in conformity with Rule 145; or

     (c) in a transaction which, in the opinion of the general counsel of Empire or other counsel reasonably satisfactory to Empire or as described in a "no-action" or interpretative letter from the staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

In the event of a sale or other disposition by the undersigned of Securities pursuant to Rule 145, the undersigned will supply Empire with evidence of compliance with such Rule, in the form of a letter substantially in the form of Annex I hereto.

Empire covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of Securities by the undersigned under Rule 145 in accordance with the terms thereof.

The undersigned also understands that there will be placed on any certificates for the Securities issued to the undersigned a legend stating in substance:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND EMPIRE ENERGY CORP., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF EMPIRE ENERGY CORPORATION."

The undersigned also understands that unless a sale or transfer by the undersigned of the undersigned's Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 under the Act, Empire reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

It is understood and agreed that the legends set forth above shall be removed by delivery of substitute certificates without such legend if (i) the securities represented thereby have been registered for sale by the undersigned under the Securities Act or (ii) Empire has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Empire, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

The undersigned acknowledges that:

     (a) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of the Securities, and

     (b) the receipt by Empire and Empire Exchangeco of this letter is an inducement to Empire and Empire Exchangeco to consummate the Agreement.

Very truly yours,




DATED:
--------------------------------------------

Accepted and agreed to this _____ day of __, 2001.


EMPIRE ENERGY CORPORATION


Per:
--------------------------------------------
Authorized Signatory

                                     ANNEX I

[Name]

On __, the undersigned sold the securities below (the "Securities"). The Securities were received by file undersigned in connection with the arrangement pursuant to section 192 of the Canada Business Corporations Act, R.S.C. 1995, c. C-44 entered into pursuant to the Merger Agreement dated as of November __, 2000 among Commonwealth Energy Corp., a corporation existing under the laws of Canada, Empire Energy Corporation, a corporation existing under the laws of the State of Utah ("Empire"), and Empire Exchangeco Ltd., a company existing under the laws of Canada.

The undersigned hereby represents to Empire that the sale of the Securities was made in compliance with Rule 145 promulgated under the U.S. Securities Act of 1933, as amended.

Very truly yours,



[Space to be provided for description of the Securities sold]

                                   SCHEDULE B

                        APPROPRIATE REGULATORY APPROVALS

Canada

o exemption orders (or legal opinions that such orders are not necessary) from the provincial securities regulators from the registration and prospectus requirements with respect to the Exchangeable Share structure

o    approval to delist of the Canadian Venture Exchange Inc.

United States and Other

o conditional approval of AMEX or the CDNX regarding the listing of the Empire Common Shares on AMEX or CDNX subject to official notice of issuance

                                   SCHEDULE C


                             ARRANGEMENT RESOLUTIONS


RESOLVED, as special resolutions, that:

1. The arrangement (the "Arrangement") under Section 192 of the Canada Business Corporations Act (the "CBCA") involving Commonwealth Energy Corp. ("Commonwealth"), as more particularly described and set forth in the Management Information Circular (the "Circular") of Commonwealth dated January 8, 2001 accompanying the notice of this meeting (as the Arrangement may be modified or amended) is hereby authorized, approved and adopted.

2. The plan of arrangement (the "Plan of Arrangement") involving Commonwealth, the full text of which is set out as Schedule A to the Circular (as the Plan of Arrangement may be or may have been amended) is hereby approved and adopted.

3. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the Commonwealth Securityholders or that the Arrangement has been approved by the Court of Queen's Bench Alberta, the directors of Commonwealth are hereby authorized and empowered (i) to amend the Arrangement Agreement, or the Plan of Arrangement to the extent permitted by the Arrangement Agreement, and (ii) not to proceed with the arrangement without further approval of the Commonwealth Securityholders, but only if the Arrangement Agreement is terminated in accordance with Article 6 thereof.

4. Any officer or director of Commonwealth is hereby authorized and directed for and on behalf of Commonwealth to execute, under the seal of Commonwealth or otherwise, and to deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the CBCA in accordance with the Arrangement Agreement for filing.

5. Any officer or director of Commonwealth is hereby authorized and directed for and on behalf of Commonwealth to execute or cause to be executed, under the seal of Commonwealth or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

Please note: Schedules D, E, F and H are incorporated in separate documents, requiring separate e-mail transmission.

                                   SCHEDULE G

                        COMMONWEALTH CAPITALIZATION TABLE



                            COMMONWEALTH ENERGY CORP.

                                 SHARE STRUCTURE


------------------------------------------------------------------------------
ISSUED & OUTSTANDING                                               32,578,544
------------------------------------------------------------------------------
STOCK OPTIONS GRANTED AT                                              600,000
$0.20 / SHARE
------------------------------------------------------------------------------
STOCK OPTIONS GRANTED AT                                              600,000
$0.25 / SHARE
------------------------------------------------------------------------------
STOCK OPTIONS GRANTED AT                                            1,678,504
$0.30 / SHARE
------------------------------------------------------------------------------
STOCK OPTIONS GRANTED AT                                               50,000
$0.45 / SHARE
------------------------------------------------------------------------------
WARRANTS ISSUED AT                                                    974,612
$0.30 / SHARE
------------------------------------------------------------------------------
CURRENT FULLY DILUTED OUTSTANDING SHARES                           36,481,660
------------------------------------------------------------------------------



*NOTE: The current Private Placement being conducted at $0.25 / Share which has not yet closed will add an additional 2,000,000 Shares and 2,000,000 Warrants (exercisable at $0.30 / Share) to the above totals.



                                        COMMONWEALTH ENERGY CORP.
                                          STOCK OPTIONS SUMMARY


----------------------- --------------------- ----------------- ---------------------- ------------------
Name & Position         Number of Common      Exercise Price    Date of Grant          Expiry Date
                        Shares under Option   / Common Share
----------------------- --------------------- ----------------- ---------------------- ------------------
Lorne Torhjelm,         500,000               0.20 / Share      November 30, 1999      November 30, 2004
(President, CEO &       563,436               0.30 / Share      January 18, 2000       January 18, 2005
Director)
----------------------- --------------------- ----------------- ---------------------- ------------------
Robert C. Stewart       50,663                0.30 / Share      December 21, 1998      December 21, 2003
(Secretary & Director)  600,000               0.25 / Share      October 23, 2000       October 23, 2005
----------------------- --------------------- ----------------- ---------------------- ------------------
Sieg Deckert            514,405               0.30 / Share      January 18, 2000       January 18, 2005
(Director)
----------------------- --------------------- ----------------- ---------------------- ------------------
Doug Wolters            100,000               0.30 / Share      December 21, 1998      December 21, 2003
(Office Manager)        100,000               0.20 / Share      November 30, 1999      November 30, 2004
                        50,000                0.45 / Share      April 17, 2000         April 17, 2005
----------------------- --------------------- ----------------- ---------------------- ------------------
Gordon Bradford         250,000               0.30 / Share      January 18, 2000       January 18, 2005
(Director)
----------------------- --------------------- ----------------- ---------------------- ------------------
Fred Chelstad           200,000               0.30 / Share      January 18, 2000       January 18, 2005
(Director)
----------------------- --------------------- ----------------- ---------------------- ------------------

Total:                  2,928,504
----------------------- --------------------- ----------------- ---------------------- ------------------




                            COMMONWEALTH ENERGY CORP.
                              WARRANTS OUTSTANDING

--------------------------------------------------------------------------------



Sieg Deckert:        300,000 @ $0.30 from January, 2000 Private Placement.
                     369,612 @ $0.30 from July, 1999 Private Placement.

Doug Wolters:        37,500 @ $0.30 from January, 2000 Private Placement.
                     5,000 @ $0.30 from July, 1999 Private Placement.

Abe Reimer:          250,000 @ $0.30 from July, 1999 Private Placement.

Gil Tritten:         10,000 @ $0.30 from July, 1999 Private Placement.

Oscar Amyotte:       2,500 @ $0.30 from July, 1999 Private Placement.



*The July, 1999 Private Placement Warrants expire on July 29, 2001.

*The January, 2000 Private Placement Warrants expire on March 13, 2001.

*Figures do not include Warrants from the current Private Placement being conducted at $0.25 / share with warrants attached at $0.30 / share. This Private Placement has not closed as of November 23, 2000.


                                                            SCHEDULE H

                                                    EMPIRE CAPITALIZATION TABLE



Empire Energy Corporation
Warrants, Option Awards and Balances      Total Shares Issued and Outstanding (Thru 11/27/00): 13,712,062 NOTE: Empire owns 750,000 of these shares.
Activity ending October 31, 2000          Float = 1,498,629 shares

-------------------                                                                Later or            Post split
Year 1999 activity                          Option   Market     Immediate  Annual   Other
-------------------                  Shares  Price   Price       Vesting   Vesting  Vesting             Shares     Price   Extended
-----------------------------------------------------------------------------------------------------------------------------------
 24-Mar-99
Norman Peterson Director President   25,000  $1.50 Not trading    5,000    5,000    15,000              62,500    $0.60     $37,500
John Dixon      Director             25,000  $1.50 Not trading    5,000    5,000    15,000              62,500    $0.60     $37,500
John Hersma     Director             25,000  $1.50 Not trading    5,000    5,000    15,000              62,500    $0.60     $37,500
Elliot Kaplan   Director             25,000  $1.50 Not trading    5,000    5,000    15,000              62,500    $0.60     $37,500
John Garrison   Director Secretary   25,000  $1.50 Not trading    5,000    5,000    15,000              62,500    $0.60     $37,500

Owen Enterprises LLC Consultant     240,000  $1.50 Not trading  240,000                                600,000    $0.60    $360,000

 11-May-99
Bryan Ferguson  Employee VP          60,000  $2.50 Not trading   20,000   20,000    20,000             150,000    $1.00    $150,000

 11-Aug-99
John Garrison   Director             30,000  $2.50    $2.50      10,000   10,000    10,000              75,000    $1.00     $75,000
Allen Reeves    Attorney             50,000  $2.50    $2.50      50,000                                125,000    $1.00    $125,000

Karen Taylor    Employee of
                     contractor      20,000  $2.50    $2.50      10,000    5,000     5,000              50,000    $1.00     $50,000
Phil Snowden             Contractor  59,800  $2.50    $2.50       9,800             25,000 Concession  149,500    $1.00    $149,500
                                                                                    25,000 Revenue
Clark Burns              Contractor  60,400  $2.50    $2.50      10,400             25,000 Concession  151,000    $1.00    $151,000
                                                                                    25,000 Revenue
Ted Abele                Contractor   7,600  $2.50    $2.50       7,600                                 19,000    $1.00     $19,000
John Dixon      Director Contractor  10,000  $2.50    $2.50      10,000                                 25,000    $1.00     $25,000
Robert Kane              Contractor   1,600  $2.50    $2.50       1,600                                  4,000    $1.00      $4,000

Options Exercised
           John Dixon                                                                                  -12,500    $0.60     ($7,500)

           Total options awarded    664,400                     394,400   60,000   210,000           1,648,500           $1,288,500
             split
             adjustment 2.5       1,661,000                     986,000  150,000   525,000

-------------------
Year 2000 activity
-----------------------------------------------------------------------------------------------------------------------------------
Options Exercised
           Owen Enterprises LLC                                                                       -150,000    $0.60    ($90,000)
           Bryan Ferguson                                                                              -10,000    $1.00    ($10,000)
Options Awarded
           Bryan Ferguson           100,000  $2.50    $2.50      50,000             50,000             100,000    $2.50    $250,000

           Total options
                outstanding       1,761,000                   1,036,000  150,000   575,000           1,588,500           $1,438,500

-----------------------------------------------------------------------------------------------------------------------------------
Warrants                    # Issued   Exercise   Expiration    Comments
-----------                             Price        Date

Torreon Holdings, Inc.    11,000,000    $3.00     June, 2001    The warrants are non-cancelable but callable at .001 cents per warrant if not exercised within 60 days after Empire
                                                                stock trades at 185% of the exercise price on a public
                                                                market for 30 consecutive calendar days. NOTE: It is
                                                                anticipated that these warrants will not be exercised by
                                                                Torreon as they do not have the capital necessary to
                                                                transact, as such, it is fully expected that they will
                                                                expire without effect.



                            EMPIRE ENERGY CORPORATION
              UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL
                                   STATEMENTS


Attached are the historical audited financial statements of Commonwealth Energy Corporation ("Commonwealth") for the acquisition of Commonwealth by Empire Energy Corporation ("Empire") (a development stage company). The historical statements of Natural Gas Revenues and Direct Operating Expenses of certain gas producing properties located in the state of Texas (the "Acquisition Properties") are not included as the Acquisition Properties had no operations during the period from January 1, 1999 to September 30, 2000. The unaudited pro forma consolidated condensed financial statements have been prepared utilizing the historical financial statements of Empire. The unaudited pro forma consolidated condensed financial statements should be read in conjunction with the historical financial statements of Empire and the attached historical financial statements of Commonwealth.

The following unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 1999, for the nine months ended September 30, 2000 and for the period from March 21, 1995 (inception) to September 30, 2000 and the unaudited pro forma consolidated condensed balance sheet as of September 30, 2000 give effect to the acquisition of Commonwealth and the Acquisition Properties including the related pro forma adjustments described in the notes thereto. The unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 1999, the nine months ended September 30, 2000 and for the period from March 21, 1995 (inception) to September 30, 2000 give effect to the acquisitions by Empire as if the acquisitions, accounted for as purchases, had occurred on January 1, 1999 for the year ended December 31, 1999 and January 1, 2000 for the nine months ended September 30, 2000 and the cumulative since inception. The unaudited pro forma consolidated condensed balance sheet as of September 30, 2000 gives effect to the acquisitions as if they had occurred on September 30, 2000. The pro forma financial statements reflect the preliminary allocation of the purchase prices. The purchase price for the Commonwealth and Acquisition Properties will be finalized upon the completion of management's review and resolution of the purchase contingencies.

The unaudited pro forma consolidated condensed financial statements may not be indicative of the results that actually would have occurred if the acquisitions had been effective on the dates indicated or which may be obtained in the future.


EMPIRE ENERGY CORPORATION
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
=====================================================================================================


                   ASSETS
                   ------
                                                                                      Unaudited
                                    Historical September 30, 2000                     Pro Forma
                                     ---------------------------       Pro Forma     September 30,
                                        Empire      Commonwealth       Adjustments        2000
                                     ------------   -----------        -----------    -----------

CURRENT ASSETS
   Cash                              $    46,368    $    59,458    (a) $   345,000    $   450,826
   Bond                                     --           45,000               --           45,000
   Accounts receivable, net               40,500         45,891               --           86,391
   Inventories                           179,158           --                 --          179,158
   Prepaids                                 --            2,469               --            2,469
                                     -----------    -----------        -----------    -----------

TOTAL CURRENT ASSETS                     266,026        152,818            345,000        763,844

PROPERTY AND EQUIPMENT, NET               65,443           --                 --           65,443

OIL AND GAS PROPERTIES, NET                 --        4,175,606    (b)    (546,088)     4,610,718
                                            --             --      (c)     981,200           --

OTHER ASSETS:
  Marketable securities                   59,291           --                 --           59,291
  Receivables  related party             109,595          5,215               --          114,810
                                     -----------    -----------         ----------    -----------

TOTAL ASSETS                         $   500,355    $ 4,333,639        $   780,112    $ 5,614,106
                                     ===========    ===========        ===========    ===========


                LIABILITIES
                -----------

CURRENT LIABILITIES
   Accounts payable and accrued
      expenses                       $       885    $   286,685    (b) $   250,000    $   537,570
   Advances from directors                  --          120,714               --          120,714
   Notes payable  related parties         20,000           --                 --           20,000
   Convertible debentures                 22,500           --                 --           22,500
                                     -----------    -----------        -----------    -----------
TOTAL CURRENT LIABILITIES                 43,385        407,399            250,000        700,784
                                     -----------    -----------        -----------    -----------

            STOCKHOLDERS' EQUITY
            --------------------

STOCKHOLDERS' EQUITY
   Common stock                           13,712      4,469,415    (a)     345,000         21,259
                                            --             --      (b)       5,763           --
                                            --             --      (b)  (4,814,415)          --
                                            --             --      (c)       1,784           --
   Stock subscriptions                      --            3,700    (b)      (3,700)          --
   Additional paidincapital            3,923,776           --      (b)   3,469,389      8,372,581
                                                           --      (c)     979,416           --
   Treasury stock                       (562,500)          --                 --         (562,500)
   Foreign currency translation             --          346,088    (b)    (346,088)          --
   Accumulated other comprehensive
    loss                                 (21,906)          --                 --          (21,906)
   Previous accumulated deficit       (1,867,999)          --                 --       (1,867,999)
   Accumulated deficit                (1,028,113)      (892,963)   (b)     892,963     (1,028,113)
                                     -----------    -----------        -----------    -----------
TOTAL STOCKHOLDERS' EQUITY               456,970      3,926,240            530,112      4,913,322
                                     ===========    ===========        ===========    ===========
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY              $   500,355    $ 4,333,639        $   780,112    $ 5,614,106
                                     ===========    ===========        ===========    ===========



=================================================================================================

             See notes to unaudited pro forma consolidated condensed financial statements

                                                 F-2



EMPIRE ENERGY CORPORATION
 (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
========================================================================================================


                                                         For the Year Ended December 31, 1999
                                            ----------------------------------------------------------
                                                                            Pro Forma       Unaudited
                                               Empire      Commonwealth    Adjustments      Pro Forma
                                           ------------    ------------    -----------     ------------
OIL AND GAS SALES                          $     69,401    $    100,591    $       --      $    169,992

EXPENSES
   Lease operating                                1,100         105,336            --           106,436
   Depreciation, depletion, amortization
      and impairment                             72,345         163,320            --           235,665
   Interest                                      24,250          36,367            --            60,617
   Foreign exchange gain                           --           (15,285)(d)      15,285            --
   General and administrative                   559,588         214,880            --           774,468
                                           ------------    ------------    ------------    ------------
TOTAL EXPENSES                                  657,283         504,618          15,285       1,177,186
                                           ------------    ------------    ------------    ------------

OPERATING LOSS                                 (587,882)       (404,027)        (15,285)     (1,007,194)


Provision for income taxes                         --              --              --              --
                                           ------------    ------------    ------------    ------------

   Net Loss                                $   (587,882)   $   (404,027)   $    (15,285)   $ (1,007,194)
                                           ============    ============    ============    ============

Net loss per common share                                                                  $      (0.05)
                                                                                           ============

Weighted Average Shares Outstanding                                                          18,429,876
                                                                                           ============



=======================================================================================================

              See notes to unaudited pro forma consolidated condensed financial statements

                                                  F-3


EMPIRE ENERGY CORPORATION
 (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
===============================================================================================================


                                                          For the Nine Months Ended September 30, 2000
                                                   ------------------------------------------------------------
                                                                                    Pro Forma       Unaudited
                                                       Empire      Commonwealth    Adjustments      Pro Forma
                                                   ------------    ------------    -----------     ------------
OIL AND GAS SALES                                  $    414,826    $    154,316    $       --      $    569,142

EXPENSES
   Lease operating                                        8,401          76,218            --            84,619
   Depreciation, depletion, amortization
      and impairment                                    262,993          52,171            --           315,164
   Interest, net                                         (3,885)         17,418            --            13,533
   Foreign exchange gain                                   --            10,852(d)      (10,852)           --


   Loss from equity investment                            4,375            --              --             4,375
   General and administrative                           451,960         228,046            --           680,006
                                                   ------------    ------------    ------------    ------------

TOTAL EXPENSES                                          723,844         384,705         (10,852)      1,097,697
                                                   ------------    ------------    ------------    ------------
OPERATING LOSS                                         (309,018)       (230,389)         10,852        (528,555)


Provision for income taxes                                 --              --              --              --
                                                   ------------    ------------    ------------    ------------

Loss from continuing operations                        (309,018)       (230,389)         10,852        (528,555)


Discontinued Operations:
  Loss from operations of high
   level marketing segment to be
   disposed of and internet segment
   disposed of in September 2000                       (392,579)           --              --          (392,579)

  Gain on disposal of internet segment                  274,075            --              --           274,075
                                                   ------------    ------------    ------------    ------------
   Net Loss                                        $   (427,522)   $   (230,389)   $     10,852    $   (647,059)
                                                   ============    ============    ============    ============

Loss Per Share:
  Loss from continuing operations                                                                  $      (0.03)
  Loss from discontinued operations                                                                       (0.02)

  Estimated gain on disposal of Internet segment                                                           0.01
                                                                                                   ------------
Net loss per common share                                                                          $      (0.04)
                                                                                                   ============
Weighted Average Shares Outstanding                                                                  19,986,595
                                                                                                   ============



===============================================================================================================

                  See notes to unaudited pro forma consolidated condensed financial statements

                                                      F-4



EMPIRE ENERGY CORPORATION
 (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
==============================================================================================================


                                                 Period from March 21, 1995 (Inception) to September 30, 2000
                                                   --------------------------------------------------------
                                                                                 Pro Forma       Unaudited
                                                      Empire     Commonwealth    Adjustments     Pro Forma
                                                   -----------    -----------    -----------    -----------




OIL AND GAS SALES                                  $   484,227    $   154,316    $      --      $   638,543

EXPENSES
   Lease operating                                       9,501         76,218           --           85,719
   Depreciation, depletion, amortization
      and impairment                                   335,338         52,171           --          387,509
   Foreign exchange gain                                  --           10,852 (d)    (10,852)          --
   Interest, net                                        20,365         17,418           --           37,783


   General and administrative                        1,074,743        228,046      1,302,789
                                                   -----------    -----------    -----------    -----------
TOTAL EXPENSES                                       1,439,947        384,705        (10,852)     1,813,800
                                                   -----------    -----------    -----------    -----------
OPERATING LOSS                                        (955,720)      (230,389)        10,852     (1,175,257)

Provision for income taxes                                (300)          --             --             (300)
                                                   -----------    -----------    -----------    -----------
Loss from continuing operations                       (956,020)      (230,389)        10,852     (1,175,557)

Discontinued Operations:
  Loss from operations of high
   level marketing segment to be
   disposed of and internet segment
   disposed of in September 2000                      (392,579)          --             --         (392,579)

  Gain on disposal of internet segment                 274,075           --             --          274,075
                                                   -----------    -----------    -----------    -----------

Loss before extraordinary item                      (1,074,524)      (230,389)        10,852     (1,294,061)

Extraordinary item                                     255,528           --             --          255,528
                                                   -----------    -----------    -----------    -----------

   Net Loss                                        $  (818,996)   $  (230,389)   $    10,852    $(1,038,533)
                                                   ===========    ===========    ===========    ===========

Loss Per Share:
  Loss from continuing operations                                                               $     (0.19)
  Loss from discontinued operations                                                                   (0.06)
  Estimated gain on disposal of Internet segment                                                       0.04
                                                                                                -----------
  Loss per share before extraordinary item                                                            (0.21)
  Extraordinary item                                                                                   0.04
                                                                                                -----------
Net loss per common share                                                                             (0.17)
                                                                                                ===========
Weighted Average Shares Outstanding                                                               6,287,347
                                                                                                ===========



===========================================================================================================

                See notes to unaudited pro forma consolidated condensed financial statements

                                                    F-5

                            EMPIRE ENERGY CORPORATION
               NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL
                                   STATEMENTS


Acquisition of Certain Gas Properties
-------------------------------------

In November and December 2000, Empire Energy Corporation ("Empire") acquired approximately 44.6% working interest in approximately 704 acres of gas reserve properties in Leon County, Texas primarily from Trend Capital Corporation. The total consideration paid was 1,784,000 shares of common stock with a fair value of approximately $981,200. In addition, Commonwealth Energy Corporation ("Commonwealth") owns an additional 50% working interest in the same property (see acquisition of Commonwealth below).

The acquired properties are estimated to contain approximately 30 billion cubic feet (Bcf) of proved gas reserves. As of November 2000, the acquired properties were not generating revenues.

Acquisition of Commonwealth
---------------------------

On December 12, 2000, Empire entered into an agreement to acquire 100% of Commonwealth in a stock exchange on the basis of 6 shares of Commonwealth for 1 share of Empire. As a result, Empire will exchange approximately 5,763,091 shares of its stock for all the issued and outstanding common stock of Commonwealth. Additionally, Empire granted 488,084 options and 495,768 warrants to replace Commonwealth options and warrants currently outstanding on a 1 for 6 basis. The replacement options and warrants have exercise prices ranging from $1.20 to $2.70 and expire within approximately 6 months to 5 years.

Included in these pro forma consolidated condensed financial statements are the proceeds and issuance of shares related to a Commonwealth private placement expected to be closed subsequent to September 30, 2000. The private placement consists of 2,000,000 units, each unit consisting of 1 share of Commonwealth stock and 1 two year warrant to purchase Commonwealth stock at $.30 Canadian per share for total proceeds of approximately $345,000. Included in the 5,763,091 shares to be issued to Commonwealth are 333,333 related to the exchange for the 2,000,000 shares in the uncompleted private placement. Additionally, 333,333 of the replacement warrants to be granted are for the 2,000,000 warrants in the uncompleted private placement.

The acquisition of Commonwealth is subject to, amongst other things, regulatory and shareholder approvals. The fair value of the common stock to be issued by Empire and the fair values of the net assets of Commonwealth to be acquired will

                            EMPIRE ENERGY CORPORATION
               NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL
                             STATEMENTS (CONTINUED)


Acquisition of Commonwealth (Continued)
--------------------------------------

ultimately be determined at the date of closing of the transaction. Therefore, it is likely that the fair values will vary from those shown in the pro forma consolidated condensed financial statements and the differences may be material.

The unaudited pro forma adjustments are as follows:

     a. To record the effect of closing the private placement of 333,000 shares of common stock and 333,333 of warrants for $345,000.

     b.   To record the acquisition of Commonwealth under the purchase method:

              Net assets acquired at fair value:
                Current assets                                    $   497,818
                Property and equipment                              3,629,518
                Other assets                                            5,215
                Current liabilities                                  (407,399)
                                                                 ------------
                                                                   $3,725,152
                                                                 ============

              Consideration comprised of 5,763,091 common shares
                of Empire                                          $3,141,152
              Estimated transaction costs                             250,000
              Estimated consideration for replacement
                options and warrants                                  334,000
                                                                 ------------
                                                                   $3,725,152
                                                                 ============

     c. To record the issuance of 1,784,000 shares of common stock with a fair value of $981,200 for the acquisition of gas properties in Texas.

                             ACQUISITION PROPERTIES


              SUPPLEMENTAL INFORMATION ON GAS RESERVES (UNAUDITED)

There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and timing of development expenditures. All reserves are located in the United States. The following reserve data represent estimates only and should not be constructed as the current market value of the Acquisition Properties of the cost that would be incurred to obtain equivalent reserves.

An analysis of the estimated changes in quantities of proved natural gas reserves for the nine months ended September 30, 2000 is shown below:

             Proved Developed Reserves:        September 30,
                                                   2000
                                               -------------
Beginning of period                                 --

Production                                          --
Revisions of previous estimates                     --
Extensions and discoveries                         3,117
                                                   -----

End of year Proved Developed
Reserves                                           3,117
                                                   =====

The estimated standardized measure of discounted future net cash flows relating to proved reserves at September 30, 2000 is shown below, in thousands. No deductions were made for general overhead, depletion, depreciation, and amortization, debt service and income taxes or any indirect costs.

                                               September 30,
                                                   2000
                                               -------------

Future cash inflows                             $ 16,356
Future production costs                             (693)
Future development costs                            (386)
                                                --------

Future net cash flows                             15,277
10% annual discount for estimated
   timing of cash flows                          (10,310)
                                                --------

Standardized measure of discounted
   future  net cash flows relating to
   proved reserves                              $  4,967
                                                ========

                             ACQUISITION PROPERTIES


              SUPPLEMENTAL INFORMATION ON GAS RESERVES (UNAUDITED)
                                  (CONTINUED)

An analysis of the sources of changes in the standardized measure of discounted future net cash flows relating to proved reserves on the pricing basis described above for the Acquisition Properties for the nine months ended September 30, 2000 is shown below:

                                        September 30,
                                            2000
                                        -------------

Balance, beginning of period              $ --

Increase  (decrease) in discounted
 future net cash
 Extension and discoveries                  4,967
                                          -------

Balance, end of period                    $ 4,967
                                          =======

[GRAPHIC OMITTED]
Grant Thornton LLP
Chartered Accountants
Management Consultants
Canadian Member Firm of
Grant Thornton International













































                                       Commonwealth Energy Corp.
                                       Consolidated
                                       Financial  Statements
                                       (Expressed in Canadian Dollars)
                                       September 30, 2000
                                       Unaudited - Prepared by Management)
                                       December 31, 1999 and 1998

[GRAPHIC OMITTED]

Contents






                                                                           Page
                                                                           ----
Auditors' Report                                                              1

Consolidated Balance Sheets                                                   2

Consolidated Statements of Operations and Deficit                             3

Consolidated Statements of Cash Flows                                         4

Notes to the Consolidated Financial Statements                             5-12

[GRAPHIC OMITTED]


Grant Thornton LLP
Chartered Accountants
Management Consultants
Canadian Member Firm of
Grant Thornton International




          Auditors' Report


          To the Directors of
          Commonwealth Energy Corp.


          We have audited the consolidated balance sheets of Commonwealth Energy Corp. as at December 31, 1999 and 1998 and the consolidated statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audits in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

          In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in Canada.

          The consolidated financial statements as at and for the nine months ended September 30, 1999 and 2000 have been prepared by management and have not been audited.




                                                        GRANT THORNTON LLP
          Vancouver, Canada
          April 14, 2000                                Chartered Accountants




P.O. Box 11177, Royal Centre
Suite 2800
1055 West Georgia Street
Vancouver, British Columbia
V6E 4N3
Tel:   (604) 687-2711
Fax:  (604) 685-6569




[GRAPHIC OMITTED]
---------------------------------------------------------------------------------
Commonwealth Energy Corp.
Consolidated Balance Sheets
(expressed in Canadian Dollars)
                                        September 30   December 31   December 31
                                           2000           1999           1998
---------------------------------------------------------------------------------
                                       (Unaudited -
                                        Prepared by
                                        Management)
Assets
Current
   Cash and cash equivalents           $    89,395    $    54,147    $    33,686
   Short term investments                   67,658         14,433           --
   Receivables
     Receivable from related parties         8,967          7,967         32,810
     Other                                  68,997         51,828         32,352
   Prepaids                                  3,713          2,427         91,932
                                       -----------    -----------    -----------

                                           238,730        130,802        190,780
Property and equipment (Note 4)          5,618,309      4,670,911      4,486,380
Reorganization costs                          --             --           17,363
                                       -----------    -----------    -----------

                                       $ 5,857,039    $ 4,801,713    $ 4,694,523
                                       ===========    ===========    ===========
---------------------------------------------------------------------------------

Liabilities
Current
   Payables                            $   431,001    $   322,785    $   235,869
   Advances from directors (Note 5)        186,995        168,653        171,615
                                       -----------    -----------    -----------

                                           617,996        491,438        407,484
                                       -----------    -----------    -----------

Shareholders' Equity
Capital stock (Note 6)                   6,994,764      5,723,950      5,063,684
Capital stock subscribed                      --             --           44,516
Share subscriptions receivable              (5,501)        (5,501)          --
Deficit                                 (1,750,220)    (1,408,174)      (821,161)
                                       -----------    -----------    -----------

                                         5,239,043      4,310,275      4,287,039
                                       -----------    -----------    -----------

                                       $ 5,857,039    $ 4,801,713    $ 4,694,523
                                       ===========    ===========    ===========

---------------------------------------------------------------------------------

Commitments (Note 9)


        See accompanying notes to the consolidated financial statements.

                                                                          2



---------------------------------------------------------------------------------------------------
Commonwealth Energy Corp.
Consolidated Statements of Operations and Deficit
(expressed in Canadian Dollars)
                                          Nine Months    Nine Months          Year            Year
                                                Ended          Ended         Ended           Ended
                                         September 30   September 30   December 31     December 31
                                                 2000           1999          1999            1998
---------------------------------------------------------------------------------------------------
                                         (Unaudited -   (Unaudited -
                                          Prepared by    Prepared by
                                           Management)   Management)
Revenue
   Petroleum and natural gas sales        $   228,933    $    80,075    $   146,148    $    41,973
                                          -----------    -----------    -----------    -----------

Expenses
   Amortization of reorganization costs          --           13,022         17,363         17,363
   Depletion and depreciation (Note 4)         74,424         65,254        219,925        123,087
   Gain (loss) on foreign exchange             16,907        (12,433)       (22,207)       (10,906)
   Interest- advances from directors           16,500           --           27,184         22,717
           - other                              9,159         15,847         25,654          1,932
   General and administrative                 341,798        273,122        312,199        363,930
   Operating                                  112,191         90,739        153,043         15,388
                                          -----------    -----------    -----------    -----------

                                              570,979        445,551        733,161        533,511
                                          -----------    -----------    -----------    -----------

Net loss                                  $  (342,046)   $  (365,476)      (587,013)   $  (491,538)
                                          ===========    ===========    ===========    ===========

Loss per share                            $     (0.02)   $     (0.02)   $     (0.04)   $     (0.03)
                                          ===========    ===========    ===========    ===========

---------------------------------------------------------------------------------------------------

Deficit, beginning of period              $(1,408,174)   $  (821,161)   $  (821,161)   $  (329,623)

Net loss                                     (342,046)      (365,476)      (587,013)      (491,538)
                                          -----------    -----------    -----------    -----------

Deficit, end of period                    $(1,750,220)   $(1,186,637)   $(1,408,174)   $  (821,161)
                                          -----------    -----------    -----------    -----------

 --------------------------------------------------------------------------------------------------


                  See accompanying notes to the consolidated financial statements.

                                                                                              3


----------------------------------------------------------------------------------------------------
Commonwealth Energy Corp.
Consolidated Statement of Cash Flows
(expressed in Canadian Dollars)
                                            Nine Months    Nine Months           Year           Year
                                                  Ended          Ended          Ended          Ended
                                           September 30   September 30    December 31    December 31
                                                   2000           1999           1999           1998
----------------------------------------------------------------------------------------------------
                                            (Unaudited -  (Unaudited -
                                             Prepared by   Prepared by
                                             Management)   Management)
Cash derived from (applied to)

   Operating
     Net loss                               $  (342,046)  $   (365,476)   $  (587,013)   $  (491,538)
     Depletion and depreciation                  74,424         65,254        219,925        123,087
     Amortization of reorganization costs          --           13,022         17,363         17,363
     Change in non-cash operating
       working capital
       Receivables                              (17,169)       (47,734)       (19,476)        12,379
       Prepaids                                  (1,286)        67,621           (655)        (1,772)
       Payables                                 108,215        272,506        (24,834)       172,138
                                            -----------    -----------    -----------    -----------
                                               (177,862)         5,193       (394,690)      (168,343)
                                            -----------    -----------    -----------    -----------
   Financing
     Issue of capital stock, net of issue
     Capital stock subscribed                      --             --             --           44,516
     Advances from (repayments to)
       directors and related parties             17,342         (5,120)        21,881         85,869
                                            -----------    -----------    -----------    -----------
                                              1,013,156        313,379        496,380        897,096
                                            -----------    -----------    -----------    -----------
   Investing
     Property and equipment                    (746,822)      (111,209)      (291,956)      (833,430)
     Prepaids and deferred charges                 --             --           90,160         90,159
     Short term investments                     (53,225)       (29,348)       (14,433)          --
     Payables and accruals                         --             --          135,000           --
                                            -----------    -----------    -----------    -----------
                                               (800,047)      (140,557)       (81,229)      (743,271)
                                            -----------    -----------    -----------    -----------

Net increase (decrease) in cash                  35,248        178,015         20,461        (14,518)

Cash and cash equivalents

   Beginning of period                           54,147         33,686         33,686         48,204
                                            -----------    -----------    -----------    -----------
   End of period                            $    89,395    $   211,701    $    54,147    $    33,686
                                            ===========    ===========    ===========    ===========

----------------------------------------------------------------------------------------------------

Supplementary cash flow information
   Interest paid                            $     9,159    $    15,847    $    25,654    $     1,932
Non-cash  investing and financing
   transactions not included in cash
   flows
Capital stock issued for  settlement
   of payables                              $      --      $      --      $    23,250    $      --
Capital stock issued to acquire
   resource property                        $      --      $      --      $   112,500    $      --
Capital stock issued for share
   subscriptions                            $      --      $      --      $    39,015    $      --
Capital stock issued to acquire
   638260 Alberta Inc.                      $   275,000    $      --      $      --      $      --

----------------------------------------------------------------------------------------------------

                  See accompanying notes to the consolidated financial statements.

                                                                                               4

--------------------------------------------------------------------------------
Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
September 30, 2000 and 1999  (Unaudited - Prepared by  Management)
December 31, 1999 and 1998
--------------------------------------------------------------------------------
1.   Nature of operations

The company is primarily engaged in the acquisition and exploration of petroleum and natural gas properties in the United States.

--------------------------------------------------------------------------------

2.   Interim financial statements (unaudited - prepared by management)

In the company's opinion the unaudited financial statements prepared by management as at and for the nine months ended September 30, 2000 and 1999 contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the company at September 30, 2000 and the results of its operations and changes in cash flows for the nine months ended September 30, 2000 and 1999. The results of operations for the nine months ended September 30, 2000 and 1999 are not necessarily indicative of the results to be expected for the full year.

--------------------------------------------------------------------------------

3.   Summary of significant accounting policies

Principles of consolidation

The consolidated financial statements include the accounts of the company and its wholly-owned subsidiaries, Blue Mountain Resources Inc. and Commonwealth Energy (U.S.A.) Inc.

General policies

These consolidated financial statements are presented in Canadian dollars and are prepared in accordance with accounting principles generally accepted in Canada. The accounting principles used conform in all material respects to accounting principles generally accepted in the United States except as disclosed in Note 10.

Use of estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

Joint operations

Substantially all petroleum and natural gas activities are conducted jointly with others. These financial statements reflect only the company's proportionate interest in such activities.

--------------------------------------------------------------------------------
Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
September 30, 2000 and 1999  (Unaudited - Prepared by  Management)
December 31, 1999 and 1998
--------------------------------------------------------------------------------

3.   Summary of significant accounting policies (Continued)

Resource properties and equipment

Capitalized costs

The company follows the full cost method of accounting for its petroleum and natural gas operations. All costs related to the acquisition, exploration and development of petroleum and natural gas properties are capitalized. Such costs include land acquisition, geological and geophysical services, holding costs on properties, costs of drilling both productive and non-productive wells and overhead charges directly related to acquisition, exploration and development activities. Proceeds from the disposal of properties are applied against capitalized costs, except for significant disposals for which a gain or loss is included in earnings.

Depletion and depreciation

Depletion and depreciation of petroleum and natural gas properties and of well equipment is provided using the unit-of-production method based upon estimated proven reserves. The costs of unevaluated properties are excluded from costs subject to depletion but are evaluated regularly by management to ascertain whether a write-down in carried cost is required. For depletion and depreciation purposes, relative volumes of petroleum and natural gas production and reserves are converted at the energy equivalent conversion rate to equivalent barrels of crude oil.

Future site restoration costs

Estimated future site restoration costs are provided for using the unit-of-production method. Costs are estimated by the company based on current regulations, costs, technology and industry standards. The annual charge is included in the provision for depletion and amortization. Estimated expected recoveries exceed estimated costs and no provision has been recorded.

Ceiling test

In applying the full cost method, the company calculates a ceiling test whereby the carrying value of petroleum and natural gas properties is compared annually to estimated future net cash flows from the production of proven reserves. Net cash flow is estimated using year end prices, less estimated royalties and operating expenses, estimated future general and administrative expenses, financing costs and income taxes. Should this comparison indicate that the carrying value exceeds future net cash flows, the excess is charged against earnings as additional depletion and depreciation.

Reorganization costs

Reorganization costs are being amortized on the straight line method over three years.

Foreign currency translation

Monetary assets and liabilities of the company's wholly-owned U.S.A. subsidiaries are translated into Canadian dollars at the year end rate of exchange, and non-monetary assets and liabilities at the exchange rates in effect at the time of acquisition or issue. Revenue and expenses are translated at the average rate of exchange for the year. Exchange gains or losses arising on translation are included in net income or loss for the period.



------------------------------------------------------------------------------------
Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
September 30, 2000 and 1999  (Unaudited - Prepared by  Management)
December 31, 1999 and 1998
------------------------------------------------------------------------------------

3.   Summary of significant accounting policies (Continued)

Loss per share

Per share data is computed by dividing net loss by the weighted average number of common shares outstanding during each period. A total of 9,865,370 shares issued in escrow (see Note 6(c)), which are subject to return to treasury if specific cash flow targets are not met, are excluded from outstanding shares for this purpose until release conditions are met. Also, shares issuable upon the exercise of share purchase warrants and stock options are excluded from the computation because their effect would be anti-dilutive.

Weighted average shares outstanding were:

   For the nine months ended September 30, 2000            20,655,038
   For the nine months ended September 30, 1999            15,604,417
   For the year ended December 31, 1999                    16,137,348
   For the year ended December 31, 1998                    14,290,180

Financial instruments

The company has various financial instruments including cash, short term investments, receivables, payables and accruals, and advances from directors.
The carrying values of these financial instruments approximate their fair values.

------------------------------------------------------------------------------------

4.   Property and equipment                    September 30  December 31 December 31
                                                      2000         1999         1998
                                                      ----         ----         ----
                                               (Unaudited -
                                                Prepared by
                                                Management)

Petroleum and natural gas properties            $6,007,641   $5,259,990   $4,855,534
Less:  accumulated depletion and depreciation      668,416      594,252      376,401
                                                ----------   ----------   ----------

                                                 5,339,225    4,665,738    4,479,133
                                                ----------   ----------   ----------

Office equipment                                    11,954       11,954       11,954
Less:  accumulated depreciation                      7,870        6,781        4,707
                                                ----------   ----------   ----------

                                                     4,084        5,173        7,247
                                                ----------   ----------   ----------

                                                $5,343,309   $4,670,911   $4,486,380
                                                ==========   ==========   ==========

------------------------------------------------------------------------------------

5.   Advances from directors

Certain directors of the company have made cash advances for working capital.
These advances are unsecured, bear interest at 18% per annum, and are due on demand.

                                                                               7

--------------------------------------------------------------------------------
Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
September 30, 2000 and 1999  (Unaudited - Prepared by  Management)
December 31, 1999 and 1998
--------------------------------------------------------------------------------

6.   Capital stock

Authorized:

The company is authorized to issue an unlimited number of voting common shares and an unlimited number of preferred shares, issuable in series, as may be determined by the directors of the company.

Issued:

   Common shares
                                                         Number of
                                                           Shares       Amount
                                                         ----------   ----------

Balance, December 31, 1997                               23,419,709   $4,296,973

Private placement at $0.70 per share                        760,459      532,321
Exercise of stock options at $0.50 per share                468,780      234,390
                                                         ----------   ----------

Balance, December 31, 1998                               24,648,948    5,063,684

Issued for settlement of payables at $0.38 per share         61,184       23,250
Exercise of stock options at $0.50 per share                 49,031       24,516
Issued to SHA Stephens for the acquisition of
Private placement at $0.20 per share                      2,500,000      500,000
                                                         ----------   ----------

Balance, September 30, 1999 and December 31, 1999        27,634,163    5,723,950

Issued for the acquisition of 638260 Alberta Inc.         1,375,000      275,000
Private placement at $0.20                                  750,000      150,000
Exercise of stock options at $0.30                          543,993      163,198
Exercise of warrants at $0.30                             2,275,388      682,616
                                                         ----------   ----------

Balance, September 30, 2000                              32,578,544   $6,994,764
                                                         ==========   ==========

   Preferred shares

   No preferred shares have been issued.

--------------------------------------------------------------------------------
Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
September 30, 2000 and 1999  (Unaudited - Prepared by  Management)
December 31, 1999 and 1998
--------------------------------------------------------------------------------

6.   Capital stock (Continued)

(a)  Stock options

     The company has established a plan for granting stock options to officers, directors, employees and key consultants under a share option plan approved by the shareholders on September 25, 1997. At September 30, 2000, options covering 2,328,504 common shares were outstanding at varying exercise prices as follows:

     Exercise Price              Expiry Date                     Amount

     $0.20                       November 30, 2004            $   600,000
     $0.30                       January 18, 2005               1,527,841
     $0.30                       December 21, 2003                150,663
     $0.45                       April 17, 2005                    50,000
                                                              -----------

                                                              $ 2,328,504
                                                              ===========

     Changes in the number of options outstanding during each of the two years ended December 31, 1999 and 1998 and during the nine months ended September 30, 2000 are as follows:

                                     September 30    December 31    December 31
                                             2000           1999           1998
                                             ----           ----           ----
                                      (Unaudited -
                                       Prepared by
                                       Management)

       Balance, beginning of period     2,572,497      1,671,528      2,140,308
       Exercised                         (543,993)       (49,031)      (468,780)
       Granted                          1,672,497      1,200,000           --
       Cancelled                       (1,372,497)       (50,000)          --
       Expired                               --         (200,000)          --
                                       ----------     ----------     ----------

       Balance, end of period           2,328,504      2,572,497      1,671,528
                                       ==========     ==========     ==========

(b)  Warrants

     At September 30, 2000, warrants covering 974,612 common shares were outstanding as follows:

     Exercise Price              Expiry Date                     Amount

     $0.30                       July 29, 2001                $  224,612
     $0.30                       January 26, 2001                750,000
                                                              ----------
                                                              $  974,612
                                                              ==========

--------------------------------------------------------------------------------
Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
September 30, 2000 and 1999  (Unaudited - Prepared by  Management)
December 31, 1999 and 1998
--------------------------------------------------------------------------------

6.   Capital stock (Continued)

(b)  Warrants (Continued)

     Changes in the number of warrants outstanding during each of the two years ended December 31, 1999 and 1998 and during the nine months ended September 30, 2000 are as follows:

                                     September 30   December 31   December 31
                                             2000          1999          1998
                                      ----------    ----------    -----------
                                      (Unaudited -
                                       Prepared by
                                       Management)

     Balance, beginning of period       2,500,000          --            --
     Exercised                         (2,275,388)         --            --
     Issued                               750,000     2,500,000          --
     Cancelled                               --            --            --
     Expired                                 --            --            --
                                       ----------    ----------   -----------

     Balance, end of period               974,612     2,500,000           Nil
                                       ==========    ==========   ===========
(c)  Escrow shares

     As at December 31, 1999, a total of 9,865,370 common shares issued on the acquisition of Blue Mountain and Commonwealth U.S.A. to certain officers and directors are held in escrow. These common shares may be released from escrow on approval by the Canadian Venture Exchange, on the basis of one common share for every $0.50 of cash flow realized by the company from its oil and gas properties. If not released from escrow by December 18, 2002, any shares remaining in escrow shall be cancelled, unless otherwise exempted by the Canadian Venture Exchange.

--------------------------------------------------------------------------------

7.   Income taxes

Losses carry forward

The company has not recognized in its financial statements the potential income tax benefits of losses of $2,100,000 incurred by the company and its subsidiaries and available to reduce future income for income tax purposes. These losses, if not utilized, will expire from 2000 to 2019.

--------------------------------------------------------------------------------

8.   Related party transactions

During the nine months ended September 30, 2000, the company had the following transactions with related parties:

     (a) Incurred management fees of $Nil ($Nil: September 30, 1999: December 31, 1999: $Nil: December 31, 1998: $9,200) for services provided by the directors of the company.

--------------------------------------------------------------------------------
Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
September 30, 2000 and 1999  (Unaudited - Prepared by  Management)
December 31, 1999 and 1998
--------------------------------------------------------------------------------

8.   Related party transactions (Continued)

     (b) Incurred salaries and benefits at September 30, 2000: $72,000 (September 30, 1999: $80,000: December 31, 1999: $109,156: December
          31, 1998: $104,606) for services provided by the directors of the company.

     (c) In January, 2000, the company acquired from a director all issued and outstanding shares of 638260 Alberta Inc., which owns the interest in certain petroleum and natural gas leases and land in the Vermillion area of East Central Alberta.

          The purchase price for the acquisition of $275,000 was satisfied by the issuance of 1,375,000 common shares of the company at a price of $0.20 per share which was an estimate of the fair value of the shares issued on the date of acquisition.

--------------------------------------------------------------------------------

9.   Commitments

During 1999, the company entered into an agreement with respect to investor relations consulting services for the company. The term of this agreement shall be for a period of one year, effective January 1, 2000, and can be renewed at the option of the company for a further six months. The company is required to pay $5,000 per month for a total of $60,000.

--------------------------------------------------------------------------------

10.  Segmented information

Commencing in 2000, the company operates in two geographical segments: Canada and the United States. The income and expenses for all periods other than for the nine months ended September 30, 2000 were attributable to one geographical segment, the United States. For the nine months ended and as at September 30, 2000, income and expenses, and assets were attributable to the following segments:

                                    Canada        U.S.A.       Total

Revenue                           $   96,234    $  132,699   $  228,933
Operating expenses                    11,949       100,242      112,191
                                  ----------    ----------   ----------

                                  $   84,285    $   32,457      116,742
                                  ==========    ==========
Corporate expenses                                              458,788
                                                             ----------

Net loss                                                     $ (342,046)
                                                             ==========

Property and equipment            $  275,000    $5,343,309   $5,618,309
                                  ==========    ==========   ==========


--------------------------------------------------------------------------------
Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
September 30, 2000 and 1999  (Unaudited - Prepared by  Management)
December 31, 1999 and 1998
--------------------------------------------------------------------------------

11. Reconciliation between Canadian and United States generally accepted accounting principles

These consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles (GAAP), in Canada, which differ in some respects from GAAP in the United States. The material difference between the two is summarized below:

Under U.S. GAAP, the company would have calculated the gain or loss on foreign exchange in accordance with FAS 52 under which assets and liabilities are translated at the foreign exchange rate at the balance sheet date and the results of operations are translated at the average foreign exchange rate for the period. Under Canadian GAAP, the company converts the financial position and results of operations of its U.S. subsidiaries under the temporal method under which U.S. dollar property and equipment costs are translated to Canadian dollars at historical exchange rates. Also, under U.S. GAAP, the foreign exchange gain or loss recorded by the company from translation of foreign currency balances would have been presented as a component of shareholders equity instead of being included in net loss.

The effect of the above difference in the carrying value of petroleum and natural gas properties, shareholders' equity and results of operations are as follows:

                                              September 30   September 30   December 31   December 31
                                                      2000           1999          1999          1998
                                                      ----           ----          ----          ----
                                              (Unaudited -   (Unaudited -
                                              Prepared by    Prepared by
                                               Management)    Management)

   Carrying value of petroleum and natural gas properties
  Canadian basis                               $ 5,618,309    $ 4,532,335   $4,,670,911   $ 4,486,380
  Add: increase in net book value as a
       result of the application of FAS 52         507,748        282,151       369,959       293,057
                                               -----------    -----------   -----------   -----------
  U.S. basis                                   $ 6,126,057    $ 4,814,486   $ 5,040,870   $ 4,779,437
                                               ===========    ===========   ===========   ===========
Shareholders' equity
  Canadian basis                               $ 5,239,043    $ 4,240,061   $ 4,310,275   $ 4,287,039
  Add: increase in shareholders'  equity as
       a result of the application of FAS 52       507,748        282,151       369,959       293,057
                                               -----------    -----------   -----------   -----------
  U.S. basis                                   $ 5,746,791    $ 4,522,212   $ 4,680,234   $ 4,580,096
                                               ===========    ===========   ===========   ===========
Loss for the year
  Canadian basis                               $   342,046    $   365,046   $   587,013   $   491,538
  (Decrease)  increase  in loss as a result
   of  the application of FAS 52                   (16,908)        12,433        22,207        10,906
                                               -----------    -----------   -----------   -----------
  U.S. basis                                   $   325,138    $   377,479   $   609,220   $   502,444
                                               ===========    ===========   ===========   ===========
Loss per share
  Canadian basis                               $     (0.02)   $     (0.02)  $     (0.04)  $     (0.03)
                                               ===========    ===========   ===========   ===========

  U.S. basis                                   $     (0.02)   $     (0.02)  $      (0.04) $     (0.03)
                                               ===========    ===========   ============  ===========

There was no significant effect on depletion and depreciation as a result of the above differences.

                                                                                                12

                                   Schedule D



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                            EMPIRE ENERGY CORPORATION

                               A STOCK CORPORATION


Empire Energy Corporation (the "Corporation"), a corporation organized and existing under the Utah Revised Business Corporations Act (the "URBCA") hereby certifies as follows:

1. That the Corporation was incorporated on November 10, 1983 pursuant to the URBCA.

2. Pursuant to Section 16-10a-1007 of the URBCA, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

3. This Amended and Restated Certificate of Incorporation has been adopted in accordance with Section 16-10a-852 of the URBCA and Section 3 of the Corporation's By-laws.

4. The text of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

                                     Part 1

                                      NAME

The name of the corporation is Empire Energy Corporation (the "Corporation").

                                     Part 2

                     REGISTERED OFFICE AND REGISTERED AGENT

The address of the Corporation's registered office is 455 East 500 South #205, Salt Lake City, Utah 84111, and the name of its registered agent at that address is Branden T. Burningham.

                                     Part 3

                                     PURPOSE

The purpose of this Corporation is to engage in and carry on any lawful business or trade and exercise all powers granted to a corporation formed under the URBCA of the State of Utah, including any amendments thereto or successor statute that may hereinafter be enacted.


                                     Part 4

                                AUTHORIZED SHARES

The Corporation is authorized to issue two classes of stock to be designated, respectively, "Class A Common Stock", $0.001 par value and "Class B Redeemable Voting Common Stock", $0.0001 par value. The total number of shares of Class A Common Stock that the Corporation is authorized to issue is 50 million shares. The total number of shares of Class B Redeemable Common Stock that the Corporation is authorized to issue is 6,000,000 shares.

                                     Part 5

                                  COMMON STOCK

The special rights of Class A Common Stock and the Class B Redeemable Common Stock or the holders thereof are as follows:

General
5.1 Except as otherwise required by the URBCA or as otherwise provided in this Amended Certificate of Incorporation, each share of Class A Common Stock and Class B Redeemable Common Stock shall have identical rights, preferences, privileges and restrictions, including rights in liquidation. Each provision of this Part 5 shall be severable and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

Voting
5.2 The holders of the Class A Common Stock and Class B Redeemable Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meeting). With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Class A Common Stock and Class B Redeemable Common Stock shall have voted together without regard to class. There shall be no cumulative voting.

Changes in Authorized Number
5.3 The number of authorized shares of Class A Common Stock and Class B Redeemable Common Stock may be increased or decreased subject to the Corporation's legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

Dividends
5.4 No dividends shall be paid on the Class B Redeemable Common Stock.

Liquidation
5.5 The Class B Redeemable Common Stock shall not be entitled to receive any assets of the Corporation upon the dissolution or liquidation of the Corporation except their par value.

Mandatory Redemption of Class B Redeemable Common Stock
5.6 Upon the issuance of any shares of Class A Common Stock to a holder of Class B Redeemable Common Stock in connection with the conversion (a "Conversion Event") by such holder of any Series A Exchangeable Shares, no par value per share, of Empire Exchangeco Ltd., a corporation existing under the federal laws of Canada ("Empire Exchangeco") ("Empire Exchangeco Series A Exchangeable Shares"), such holder's shares of Class B Redeemable Common Stock shall be automatically redeemed, out of funds legally available therefore, by the Corporation for par value. The number of shares of Class B Redeemable Common Stock redeemed shall be equal to that number of shares of Class A Common Stock issued to the holder upon the Conversion Event. Upon a Conversion Event, the Class B Redeemable Common Stock held by the stockholder participating in the Conversion Event shall only represent the right to receive par value for each Class B Redeemable Common Stock share from the Corporation and all others rights of the Class B Redeemable Common Stock shall be automatically extinguished. Further, upon a Conversion Event, the Corporation shall have no obligation to issue shares of Class A Common Stock to any holder converting Empire Exchangeco Series A Exchangeable Shares until the holder surrenders (or constructively surrenders, as the case may be, if the certificate or certificates for such shares are being held for such holder by Empire Exchangeco, or if Empire Exchangeco has not yet issued and delivered such certificate or certificates to the holder) the certificates, duly endorsed, at the office of the Corporation or of any transfer agent for the equal number shares of Class B Redeemable Common Stock for redemption by the Corporation or such holder provides the Corporation with a lost certificate affidavit, in a form acceptable to the Corporation. Such redemption shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Redeemable Common Stock to be redeemed. Nothing in this Part 5 shall require the redemption of a holder's Class B Redeemable Common Stock upon the issuance of Class A Common Stock to such holder separate from a Conversion Event.

                                     Part 6

                           TRANSFER OF STOCK PAIRING.

Subject to the restrictions on transfer of stock described in the Corporation's Bylaws, as amended from time to time, upon surrender to any transfer agent of the Corporation of a certificate of shares of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Until the limitations on transfer set forth in the Support Agreement (the "Support Agreement"), dated as of the Effective Date of the Merger transaction (by and between the Corporation and Commonwealth Energy Corporation), by and between the Corporation and Empire Exchangeco, which may be amended from time to time in accordance with the provisions thereof, shall be terminated:

6.1 All shares of Class B Redeemable Common Stock that are paired pursuant to the Support Agreement with the Empire Exchangeco Series A Exchangeable Shares shall not be transferable, and shall not be transferred on the stock transfer books of the Corporation, unless (i) a simultaneous transfer of Empire Exchangeco Series A Exchangeable Shares is made by the same transferor to the same transferee for the same number of shares or (ii) arrangements have been made with Empire Exchangeco for the acquisition by the transferee of a like number of Empire Exchangeco Series A Exchangeable Shares and such shares are paired with the Class B Redeemable Common Stock. Any purported transfer of Class B Redeemable Common Stock in violation of this Section 6 shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Class B Redeemable Common Stock.

6.2 Each certificate evidencing ownership of shares of Class B Redeemable Common Stock of the Corporation that are paired pursuant to the Support Agreement and issued and not cancelled prior to the effectiveness of the Support Agreement shall be deemed to evidence a like number of Empire Exchangeco Series A Exchangeable Shares.

6.3 A legend shall be placed on the face of each certificate evidencing ownership of shares of Class B Redeemable Common Stock referring to the restrictions on transfer set forth herein. 6.4 A copy of the Support Agreement shall be made available to the stockholders upon request, without charge.

Nothing in this Part 6 shall prohibit the redemption of the Class B Redeemable Common Stock, as provided for by Part 5 hereof, upon the conversion of the Empire Exchangeco Series A Exchangeable Shares into Class A Common Stock.

                                     Part 7

                               PERPETUAL EXISTENCE

The Corporation shall have perpetual duration.

                                     Part 8

                                    DIRECTORS

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. Elections of Directors need not be by written ballot.

                                     Part 9

                              AMENDMENTS TO BYLAWS

In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized to make, amend, alter, change, add to or repeal Bylaws of the Corporation, without any action on the part of the stockholders. The Bylaws may be amended, altered, changed, added to or repealed by the stockholders. Any specific provision in the Bylaws regarding amendment thereof shall be controlling.

                                    Part 10

                      LIMITATION ON LIABILITY OF DIRECTORS

Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that this Part 10 shall not eliminate or limit the liability of a Director (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) for the unlawful payment of dividends or unlawful stock repurchases under Section 16-10a-631 of the Utah URBCA; or (d) for any transaction from which the Director derived an improper personal benefit. This article shall not eliminate or limit the liability of a Director for any act or omission occurring prior to the effective date of this Part.

If the URBCA is hereafter amended to authorize any further limitation of the liability of a Director, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Utah URBCA, as amended.

Any repeal or modification of the foregoing provisions of this Part 10 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                    Part 11

                          INDEMNIFICATION OF DIRECTORS

The Corporation shall indemnify, to the fullest extent authorized or permitted by law as now enacted or hereafter amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director or Officer of the Corporation or by reason of the fact that such person, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as a Director or Officer.

The Corporation shall, to the fullest extent authorized or permitted by law as now enacted or hereafter amended, pay the expenses (including attorneys' fees) incurred by persons identified in the preceding paragraph of this Part 11 in defending such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding.

The rights conferred on any person pursuant to this Part 11 shall not be exclusive of any other rights that such person may have or hereafter acquire under any statutes, bylaws, agreement, vote of stockholders or disinterested Directors, or otherwise.

The Board of Directors may authorize the purchase and maintenance of insurance for the purpose of such indemnification or other rights granted pursuant to this
Part 11, against expense, liability or loss, whether or not the Corporation would have the power to indemnify such persons against such expense, liability or loss under the URBCA, as now enacted or hereafter amended.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Part 11 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                     Part 12

                              STOCKHOLDER MEETINGS

Meetings of stockholders may be held within or without the State of Utah, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Utah at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

The foregoing amendment and restatement of the Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation in accordance with the provisions of Sections 16-10a-820 and 16-10a-824 of the URBCA.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by ________________, its _______________, and attested by ________________, its Secretary, this __ day of
_____, 2001.



EMPIRE ENERGY CORPORATION



-------------------------------
By:
Its: Chief Executive Officer

ATTEST:


-------------------------------
By:
President

           Dissent Rights Under Utah Revised Business Corporation Act


16-10a-1301.   Definitions. For purposes of Part 13:
     (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
     (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.
     (4) "Fair value" with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.
     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in Section 15-1-1, compounded annually.
     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in Section 16-10a-723.
     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

Enacted by Chapter 277, 1992 General Session

16-10a-1303. Dissent by nominees and beneficial owners. (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters' rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.
     (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:
     (a) the beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
     (b) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.

     (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters' rights as to all the shares unlimited on the ability to exercise dissenters' rights. The certification requirement must be stated in the dissenters' notice given pursuant to Section 16-10a-1322.

Enacted by Chapter 277, 1992 General Session

16-10a-1320. Notice of dissenters' rights. (1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this part. The notice must be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders' meeting for which the notice was to have been given.
     (2) If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to
Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.

Enacted by Chapter 277,  1992 General  Session

16-10a-1321. Demand for payment -- Eligibility and notice of intent. (1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:
     (a) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and
     (b) may not vote any of his shares in favor of the proposed action.
     (2) If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to
Section 16-10a-704, a shareholder who wishes to assert dissenters' rights may not execute a writing consenting to the proposed corporate action.
     (3) In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters' rights under Section 16-10a-1302 is approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.
     (4) A shareholder who does not satisfy the requirements of Subsections (1) through (3) is not entitled to payment for shares under this part.

Enacted by Chapter 277, 1992 General Session

16-10a-1322. Dissenters' notice. (1) If proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this part.
     (2) The dissenters' notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and shall:
     (a) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;
     (b) state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares must be deposited;
     (c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
     (d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;
     (e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters' notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters' notice required by Subsection
(1) is given;
     (f) state the requirement contemplated by Subsection 16-10a-1303(3), if the requirement is imposed; and (g) be accompanied by a copy of this part.

Enacted by Chapter 277, 1992 General Session

16-10a-1323. Procedure to demand payment. (1) A shareholder who is given a dissenters' notice described in Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice:
     (a) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322(2)(d), duly completed, or may be stated in another writing;
     (b) deposit certificates for his certificated shares in accordance with the terms of the dissenters' notice; and
     (c) if required by the corporation in the dissenters' notice described in
Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302.
     (2) A shareholder who demands payment in accordance with Subsection (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of the corporate action.
     (3) A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters' notice, is not entitled to payment for shares under this part.

Enacted by Chapter 277, 1992 General Session

                            Empire Energy Corporation
                       7500 College Boulevard, Suite 1215
                           Overland Park, Kansas 66210

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                          OF EMPIRE ENERGY CORPORATION

     The undersigned having received the Notice of Special Meeting of Stockholders and Proxy Statement dated ____________, 2001, hereby appoints Norman L. Peterson or his designee with full power of substitution and revocation to represent the undersigned and to vote all the shares of the common stock of Empire Energy Corporation (the "Company") which the undersigned is entitled to vote at the Special Meeting of the Shareholders of the Company to be held on February 16, 2001 and any postponement or adjournment thereof.

(1) Vote FOR [ ] AGAINST [ ] with or without variations, the special resolution, as outlined in the attached Proxy Statement, regarding the proposed acquisition by Empire Energy Corporation of all of the issued and outstanding shares of Commonwealth Energy Corp.in exchange for approximately 6,000,000 shares of Class B Redeemable Voting Common Stock.

(2) Vote FOR [ ] AGAINST [ ] with or without variations, the special resolution, as outlined in the attached Proxy Statement, regarding the increase of Empire's number of board of directors from five (5) to seven
     (7).

(3) Vote FOR [ ] AGAINST [ ]with our without variations, the special resolution, as outlined in the attached Proxy Statement, regarding the amendment and restatement of Empire's Articles of Incorporation to provide for the authorization and issuance of 6,000,000 shares of a second class of stock, Class B Redeemable Voting Common Stock having a par value of $.0001 per share.

Further, a vote in favor of the acquisition will also authorize the formation of Empire Exchangeco, a wholly-owned Canadian subsidiary of Empire.

In connection with expanding Empire's board of directors from five (5) to seven
(7), Messrs. Lorne Torhjelm and Sieg Deckert will be appointed to its board of directors during the interim period until the next annual shareholders meeting.

(4) IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

           FOR [ ]              AGAINST   [ ]                ABSTAIN  [ ]


     This Proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this Proxy will be voted FOR the proposed acquisition, the expansion of Empire's board, the authorization and issuance of the Class B shares, and for proposal 4.

     The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorneys and proxies may lawfully do by virtue hereof.


     THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement furnished therewith.


                                         Dated: ____________________




----------------                        ---------------------------------------
Number of Shares                        Signature(s) of Shareholder(s)

                                        Signature(s) should agree with
                                        the name(s) appearing hereon.
-------------------------               Executors, administrators,
Print Name od Shareholder               trustees, guardians and
                                        attorneys should indicate when
                                        signing.  Attorneys should
                                        submit powers of attorney.



     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EMPIRE ENERGY CORPORATION. PLEASE SIGN AND RETURN THIS PROXY TO EMPIRE ENERGY CORPORATION, 7500 COLLEGE BOULEVARD, SUITE 1215, OVERLAND PARK, KANSAS 66210. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THIS MEETING.